UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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MANPOWER INC

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MANPOWER INC.

100 MANPOWER PLACE

MILWAUKEE, WISCONSIN 53212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 3, 2011

To the Shareholders of Manpower Inc.:

The 2011 Annual Meeting of Shareholders of Manpower Inc. will be held at the International Headquarters of Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin, on May 3, 2011, at 10:00 a.m., local time, for the following purposes:

(1)	To elect four individuals nominated by the Board of Directors of Manpower Inc. to serve until 2014 as Class III directors;

(2)	To ratify the appointment of William Downe to serve until 2013 as a Class II director;

(3)	To ratify the appointment of Patricia A. Hemingway Hall to serve until 2013 as a Class II director;

(4)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2011;

(5)	To approve the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan;

(6)	To approve the 2011 Equity Incentive Plan of Manpower Inc.;

(7)	To consider an advisory vote on compensation of our named executive officers;

(8)	To consider an advisory vote on the frequency of the vote on compensation of our named executive officers; and

(9)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the annual meeting in person, you are urged to vote by a telephone vote, by voting electronically via the Internet or by completing and returning the accompanying proxy in the enclosed envelope. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of Manpower in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of Shareholders to be held on May 3, 2011: The annual report and proxy statement of Manpower Inc. are available at www.manpower.com/annualmeeting.

Kenneth C. Hunt, Secretary

March 23, 2011

MANPOWER INC.

100 Manpower Place

Milwaukee, Wisconsin 53212

March 23, 2011

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Manpower Inc. for use at the annual meeting of shareholders to be held at 10:00 a.m., local time, on May 3, 2011, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at Manpower’s International Headquarters, 100 Manpower Place, Milwaukee, Wisconsin.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $9,500 plus expenses.

Only shareholders of record at the close of business on February 22, 2011 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 81,885,463 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposals to elect the individuals nominated by our Board of Directors to serve as Class III directors, to ratify the appointment of William Downe to serve until 2013 as a Class II director, to ratify the appointment of Patricia A. Hemingway Hall to serve until 2013 as a Class II director, to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2011, to approve the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan, and to approve the 2011 Equity Incentive Plan of Manpower Inc., as well as the advisory vote on compensation of our named executive officers and the advisory vote on the frequency of an advisory vote on compensation of our named executive officers, abstentions and broker non-votes will not be counted as voting on the proposals.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for our fiscal year ended December 31, 2010, are being mailed to shareholders commencing on or about March 30, 2011.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of Manpower in writing (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve as Class III directors, will be voted for ratification of the appointment of William Downe to serve until 2013 as a Class II director, will be voted for the ratification of the appointment of Patricia A. Hemingway Hall to serve until 2013 as a Class II director, will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2011, will be voted for approval of the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan, will be voted for approval of the 2011 Equity Incentive Plan of Manpower Inc., will be voted for approval of the compensation of our named executive officers, and will be voted in favor of one year as the frequency of an advisory vote on the compensation of our named executive officers.

CORPORATE GOVERNANCE DOCUMENTS

Certain documents relating to corporate governance matters are available in print by writing to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on Manpower’s web site at www.investor.manpower.com. These documents include the following:

•	Amended and Restated Articles of Incorporation;

•	Amended and Restated By-Laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors;

•	Charter of the executive compensation and human resources committee;

•	Executive officer stock ownership guidelines;

•	Outside director stock ownership guidelines; and

•	Foreign Corrupt Practices Act Compliance Policy.

Information contained on Manpower’s web site is not deemed to be a part of this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	11,622,148	(2)	14.2%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	5,114,875	(3)	6.2%

(1)	Based on 81,885,463 shares of common stock outstanding as of the record date.

(2)	This information is based on a Schedule 13G filed on January 10, 2011, filed by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock Advisors LLC, BlackRock Advisors (UK) Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Japan Limited, BlackRock Capital Management, Inc. BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Ireland Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock International Ltd, BlackRock Investment Management UK Ltd and State Street Research & Management Co. According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 11,622,148 shares held and sole dispositive power with respect to 11,622,148 shares held.

(3)	This information is based on a Schedule 13G filed on February 11, 2011. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T.Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser. Price Associates has sole voting power with respect to 1,082,033 shares held and sole dispositive power with respect to 5,114,875 shares held.

1.  ELECTION OF DIRECTORS

Manpower’s directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class III expires at the annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class III directors, be elected as Class III directors for a new term of three years ending at the 2014 annual meeting of shareholders and until their successors are duly elected, except as otherwise provided in the Wisconsin Business Corporation Law. Ms. Dominguez and Mr. Zore are standing for re-election. Ms. Sartain was appointed to the board of directors in August 2010 after being recommended for appointment to the board of directors by an independent director search firm, and subsequently by the nominating and governance committee. Mr. Mendoza was appointed to the board of directors in April 2009 following the ratification of his appointment by Manpower’s shareholders at the 2009 annual meeting of shareholders, after being recommended for appointment to the board of directors by an independent director search firm and subsequently by the nominating and governance committee.

In accordance with our articles of incorporation and by-laws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of an incumbent director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the nominating and governance committee. Any such resignation will be effective only upon its acceptance by the board of directors. The nominating and governance committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. The board of directors will act on the recommendation of the nominating and governance committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

Name	Age	Principal Occupation and Directorships

NOMINEES FOR DIRECTORS — CLASS III

Cari M. Dominguez	61	Chair of the U.S. Equal Employment Opportunity Commission from 2001 to 2006. President, Dominguez & Associates, a consulting firm, from 1999 to 2001. Partner, Heidrick & Struggles, a consulting firm, from 1995 to 1998. Director, Spencer Stuart, a consulting firm, from 1993 to 1995. Assistant Secretary for Employment Standards Administration and Director of the Office of Federal Contract Compliance Programs, U.S. Department of Labor, from 1989 to 1993. Prior thereto, held senior management positions with Bank of America. A trustee of Calvert SAGE Funds since September 2008. A director of Manpower since May 2007. No other directorships in the past five years.

Roberto Mendoza	65	Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Partner of Deming Mendoza & Co. LLC, a corporate finance advisory firm, from January 2009 to March 2010. Non-executive Chairman of Trinsum Group, Inc., an international strategic and financial advisory firm, from February 2007 to November 2008. Chairman of Integrated Finance Limited, a financial advisory firm, from June 2001 to January 2007. Managing Director of Goldman Sachs & Co. from September 2000 to March 2001. Director and Vice Chairman of J.P. Morgan & Co. Inc., from January 1990 to June 2000. A

		director of Manpower since April 2009. A director of The Western Union Company and PartnerRe Limited, a reinsurance company. Also a member of the Council on Foreign Relations. Previously a director of Egg plc. from 2000 to 2006, Prudential plc. from 2000 to 2007 and Paris Re Holdings Limited from 2007 to 2009.

Elizabeth P. Sartain	56	Independent Human Resource Advisor and Consultant since April 2008. Executive Vice President and Chief People Yahoo at Yahoo! Inc. from August 2001 to April 2008. Prior thereto, an executive with Southwest Airlines serving in various positions from 1988 to 2001. Director of Peets Tea and Coffee, Inc. A director of Manpower since August 2010.

Edward J. Zore	65	Retired Chairman and Chief Executive Officer of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) from March 2009 to July 2010. President and Chief Executive Officer of Northwestern Mutual from June 2001 to March 2009. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a trustee of Northwestern Mutual. A director of Manpower for more than five years. A director of RenaissanceRe Holdings Ltd. since August 2010. Previously, a director of Mason Street Funds from 2000 to 2007 and a director of the Northwestern Mutual Series Fund, Inc. from 2000 to May 2010.

Class I Directors (term expiring in 2012)

Jeffrey A. Joerres	51	Chairman of Manpower since May 2001, and President and Chief Executive Officer of Manpower since April 1999. Senior Vice President European Operations and Marketing and Major Account Development of Manpower from July 1998 to April 1999. A director of Artisan Funds, Inc., Johnson Controls, Inc. and the Federal Reserve Bank of Chicago. A director of Manpower for more than five years. An employee of Manpower since July 1993.

John R. Walter	64	Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. Currently a director of InnerWorkings, Inc. Served as Non-Executive Chairman of the Board of InnerWorkings, Inc. from May 2004 to June 2010. Also a director of Vasco Data Securities, Inc. and Echo Global Logistics. A director of Manpower for more than five years. Previously, a director of Abbott Laboratories from 1990 to 2007, Deere & Company from 1991 to 2007 and SNP Corporation of Singapore from 2002 to 2009.

Marc J. Bolland	51	Chief Executive Officer of Marks and Spencer Group plc. since May 2010. Chief Executive Officer of Wm Morrisons Supermarket Plc from September 2006 to April 2010. Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, from 2001 to August 2006. Previously, a Managing Director of Heineken

		Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of Manpower for more than five years. No other directorships in the past five years.

Ulice Payne, Jr.	55	President of Addison-Clifton, LLC, a provider of global trade compliance advisory services, from May 2004 to present. President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003. Partner with Foley & Lardner LLP, a national law firm, from 1998 to 2002. A director of Northwestern Mutual and Wisconsin Energy Corporation. A director of Manpower since October 2007. Previously, a director of Midwest Air Group, Inc. from 1998 to 2006 and Badger Meter, Inc. from 2000 to 2010.

Class II Directors (term expiring in 2013)

Gina R. Boswell	48	President, Global Brands, of Alberto-Culver Company since January 2008. Senior Vice President and Chief Operating Officer — North America of Avon Products, Inc. from February 2005 to May 2007. Senior Vice President — Corporate Strategy and Business Development of Avon Products, Inc. from 2003 to February 2005. Prior thereto, an executive with Ford Motor Company, serving in various positions from 1999 to 2003. A director of Manpower since February 2007. Previously, a director of Applebee’s International, Inc. (now DineEquity) from 2005 to 2007.

Jack M. Greenberg	68	Non-Executive Chairman of The Western Union Company since 2006. Also Non-Executive Chairman of InnerWorkings, Inc. since June 2010. Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002 and Chief Executive Officer and President from August 1998 to May 1999. Director of The Allstate Corporation, InnerWorkings, Inc., Hasbro, Inc. and The Western Union Company. A director of Manpower for more than five years. Previously, a director of Abbott Laboratories from 2000 to 2007 and First Data Corporation from 2003 to 2006.

Terry A. Hueneke	68	Retired Executive Vice President of Manpower from 1996 until February 2002. Senior Vice President — Group Executive of Manpower’s former principal operating subsidiary from 1987 until 1996. A director of Manpower for more than five years. No other directorships in the past five years.

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2010. The board of directors held seven meetings during 2010. The board of directors did not take action by written consent during 2010.

Under Manpower’s by-laws, nominations, other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of Manpower. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of Manpower not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are attached to this proxy statement as Appendix A. The board of directors has determined that ten of eleven of the current directors of Manpower are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards and the following:

•	Mr. Walter is a director and shareholder of Echo Global Logistics, a public company that entered into an agreement to provide logistics support to Manpower.

•	Mr. Walter and Mr. Greenberg are directors of InnerWorkings, Inc., a public company, which provides print management services to Manpower.

•

Mr. Zore was the President and Chief Executive Officer of Northwestern Mutual until July 2010. Also, Mr. Payne is a director of Northwestern Mutual. Northwestern Mutual and certain of its affiliates have engaged Manpower, Manpower Professional, Jefferson Wells and Right Management to provide contingent staffing, accounting and other services. In addition, Manpower and certain of its affiliates have from time to time leased space from joint venture and limited liability companies in which Northwestern Mutual has an equity interest.

The independent directors are Mr. Bolland, Ms. Boswell, Ms. Dominguez, Mr. Greenberg, Mr. Hueneke, Mr. Mendoza, Mr. Payne, Ms. Sartain, Mr. Walter and Mr. Zore.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in Manpower’s Amended and Restated By-Laws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under “Board Composition and Qualifications of Board Members” below.

Manpower does not have a policy regarding board members’ attendance at the annual meeting of shareholders. Ten of the eleven directors attended the 2010 annual meeting of shareholders.

Any interested party who wishes to communicate directly with the lead director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the lead director.

Committees of the Board

The board of directors has standing audit, executive compensation and human resources, and nominating and governance committees. The board of directors has adopted written charters for the audit, executive compensation and human resources and nominating and governance committees. These charters are available on Manpower’s web site at www.investor.manpower.com.

Due to a question whether an executive committee continued to be necessary, the board of directors did not act to reappoint an executive committee when it considered reappointment of its standing committees at the February 2011 meeting. The executive committee had consisted of Messrs. Joerres and Walter and did not meet or take action by written consent during 2010.

The audit committee consists of Mr. Zore (Chairman), Ms. Boswell, Mr. Hueneke, Mr. Payne and Mr. Mendoza. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that Mr. Zore is an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission.

The functions of the audit committee include: (i) appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (v) reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002; (vi) reviewing our accounting management and controls and any significant audit adjustments proposed by the independent auditors; (vii) making a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K; (viii) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (ix) reviewing matters of disagreement, if any, between management and the independent auditors; (x) periodically reviewing our Policy Regarding the Retention of Former Employees of Independent Auditors; (xi) overseeing compliance with our Policy on Services Provided by Independent Auditors; (xii) meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls; (xiii) monitoring our internal audit department, including our internal audit plan; (xiv) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our code of business conduct and ethics; (xv) assisting the board of directors with its oversight of the performance of the Company’s risk management function; (xvi) reviewing current tax matters affecting us; (xvii) periodically discussing with management our risk management framework; (xviii) serving as our qualified legal compliance committee; and (xix) monitoring any litigation involving Manpower, which may have a material financial impact on Manpower or relate to matters entrusted to the audit committee. In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to Manpower’s financial statements or that otherwise require disclosure to Manpower’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee held five meetings during 2010. The audit committee did not take action by written consent during 2010.

The executive compensation and human resources committee consists of Mr. Greenberg (Chairman), Mr. Bolland, Ms. Dominguez, Ms. Sartain and Mr. Walter. Ms. Sartain was appointed to the committee on February 16, 2011. Each member of the executive compensation and human resources committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code. The functions of this committee are to: (i) establish the compensation of the president and chief executive officer and the chief financial officer of Manpower, subject to ratification by the board of directors; (ii) approve the compensation, based on the recommendations of the president and chief executive officer of Manpower, of certain other senior executives of Manpower and its subsidiaries; (iii) determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of Manpower’s retirement and other fringe benefit plans, with respect to the individuals listed in (i) and (ii); (iv) monitor the development of Manpower’s key executive officers; (v) administer Manpower’s equity incentive plans and employee stock purchase plans and oversee Manpower’s employee retirement and welfare plans; (vi) administer Manpower’s corporate senior management annual incentive plan; and (vii) act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code. The executive compensation and human resources committee held six meetings during 2010. The executive compensation and human resources committee did not take action by written consent during 2010.

The nominating and governance committee consists of Mr. Walter (Chairman), Ms. Boswell, Mr. Greenberg, Mr. Payne, and Mr. Zore. Ms. Boswell and Mr. Payne were appointed to the committee on August 3, 2010. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors; (ii) establish procedures and assist in identifying candidates for board membership; (iii) review the qualifications of candidates for board membership; (iv) periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate; (v) coordinate the annual self- evaluation of the performance of the board of directors and each of its committees; (vi) establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures; (vii) oversee the content and format of our code of business conduct and ethics; (vii) monitor compliance by the non-management directors with our code of business conduct and ethics; and (viii) develop and periodically review succession plans for the directors. The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met five times during 2010. The nominating and governance committee did not take action by written consent during 2010.

Board Composition and Qualifications of Board Members

The nominating and governance committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors. The guidelines call for the following with respect to the composition of the board:

•	a variety of experience and backgrounds

•	a core of business executives having substantial senior management and financial experience

•	individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies

•	the independence of at least a majority of the directors

•	individuals who represent a diversity of gender, race and age

In connection with its consideration of possible candidates for board membership, the committee also has identified areas of experience that members of the board should as a goal collectively possess. These areas include:

•	previous board experience

•	active or former CEO/COO/Chairperson

•	human resources experience

•	accounting or financial oversight experience

•	international business experience

•	sales experience

•	marketing and branding experience

•	operations experience

•	corporate governance experience

•	government relations experience

•	technology experience

The Company believes that the present composition of the board of directors satisfies the guidelines for selecting board candidates set out above; specifically, the board is composed of individuals who have a variety of experience and backgrounds, the board has a core of business executives having substantial experience in management as well as one member having government experience, board members represent the best interests of all of the shareholders rather than special interests, and ten of eleven directors are independent under the rules of the New York Stock Exchange. The composition of the board also reflects diversity of country of origin, gender, race and age, an objective that the nominating and governance committee continually strives to enhance when searching for and considering new directors.

In addition, the particular areas of desired experience identified above that are possessed by each director with significant or some experience is as follows:

M. Bolland — Active CEO/COO/Chairman, Human Resources, Financial Oversight/Accounting, International Business, Sales, Marketing/Branding, Operations and Government Relations

G. Boswell — Previous Board Experience, Active CEO/COO/Chairman, Human Resources, Financial Oversight/Accounting, International Business, Sales, Marketing/Branding, Operations, Governance and Technology

C. Dominguez — Human Resources, International Business, Operations, Governance and Government Relations

J. Greenberg — Previous Board Experience, Active CEO/COO/Chairman, Former CEO, Human Resources, Financial Oversight/Accounting, International Business, Marketing/Branding, Operations, Governance, Government Relations and Technology

T. Hueneke — Human Resources, Financial Oversight/Accounting, International Business, Sales, Marketing/Branding and Operations

R. Mendoza — Previous Board Experience, Human Resources, Financial Oversight/Accounting, International Business, Sales, Operations and Governance

U. Payne — Previous Board Experience, Active CEO/COO/Chairman, Former CEO, Human Resources, Financial Oversight/Accounting, International Business, Sales, Marketing/Branding, Operations, Governance and Government Relations

E. Sartain — Previous Board Experience, Human Resources, International Business, Marketing/Branding and Operations

J. Walter — Previous Board Experience, Active CEO/COO/Chairman, Former CEO, Human Resources, Financial Oversight/Accounting, International Business, Sales, Marketing/Branding, Operations, Governance, Government Relations and Technology

E. Zore — Previous Board Experience, Active CEO/COO/Chairman, Human Resources, Financial Oversight/Accounting, Sales, Marketing/Branding, Operations, Governance, Government Relations and Technology

Mr. Joerres has experience in many of these areas as well, however his position on the board is due to his position as CEO of the Company, as the board of directors has determined the CEO should also be chairman of the board of directors. For more information on how each of the board of directors meets these objectives, see their occupations and directorships disclosed previously under “Election of Directors”.

Manpower’s corporate governance guidelines state that it is the policy of the board of directors that no individual who would be age 70 or older at the time of his or her election will be eligible to stand for election to the board of directors.

Board Leadership Structure

The board of directors has appointed the chief executive officer of the Company to the position of chairman of the board. Combining the roles of chairman of the board and chief executive officer (1) enhances alignment between the board of directors and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the board needs to address. At the same time, the combination of a completely independent board (except for the chairman of the board) and the lead director arrangement maintained by the board facilitate effective oversight of the performance of senior management.

The board of directors has established an arrangement under which the chairman of one of the principal board committees serves as lead director on a rotating basis for each calendar year in the following order: executive compensation and human resources committee, audit committee, and nominating and governance committee. The lead director’s duties as specified in the Company’s corporate governance guidelines are as follows:

•	Preside at executive sessions of the non-employee directors and all other meetings of directors where the chairman of the board is not present;

•	Serve as liaison between the chairman of the board and the non-employee directors;

•	Approve what information is sent to the board;

•	Approve the meeting agendas for the board;

•	Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;

•	Have the authority to call meetings of the non-employee directors; and

•	If requested by major shareholders, ensure that he or she is available for consultation and direct communication.

Mr. Walter, the chairman of the nominating and governance committee, will serve as lead director in 2011.

Board Oversight of Risk

The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•	Periodically reviewing and discussing with management the Company’s policies, practices and procedures regarding risk assessment and management;

•	Periodically receiving, reviewing and discussing with management reports on selected risk topics as the committee or management deems appropriate from time to time; and

•	Periodically reporting to the board of directors on its activities in this oversight role.

In this oversight capacity, the committee’s role is one of informed oversight rather than direct management of risk. In addition, it is not intended that the committee be involved in the day-to-day risk management activities. Instead, the committee is expected to engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and the committee.

Compensation Consultant

The executive compensation and human resources committee directly retains Mercer (US) Inc. to advise it on executive compensation matters. Mercer reports to the chairman of the committee. On an annual basis, the Company and Mercer enter into an engagement letter, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2010 were $202,987.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating Manpower’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer was engaged by the committee to perform the following services for the period from June 1, 2010 through May 31, 2011:

•

Evaluate the competitiveness of our total executive compensation and benefits program for the CEO, CFO and senior management team, including base salary, annual incentive, total cash compensation, long-term incentive awards, total direct compensation, retirement benefits and total remuneration against the market;

•

Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;

•	Review the companies included in our industry peer group;

•	Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;

•

Brief the executive compensation and human resources committee on executive compensation trends in executive compensation and benefits among large public companies and on regulatory, legislative and other developments;

•	Advise the executive compensation and human resources committee on salary, target incentive opportunities and equity grants; and

•	Assist with the preparation of the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

In connection with the engagement, Manpower and Mercer have agreed on written guidelines for minimizing potential conflicts of interest. These guidelines are as follows:

•	The committee has the authority to retain and dismiss Mercer at any time;

•	Mercer reports directly to the committee and has direct access to the committee through the chairman;

•

Mercer does not consult with or otherwise interact with our executives except to discuss our business and compensation strategies and culture, obtain compensation and benefits data along with financial projections and operational data, consult about the nature and scope of the various executive jobs for benchmarking purposes, confirm factual and data analyses to ensure accuracy, and consult with the CEO about the compensation of the other executives of Manpower;

•	Mercer’s main contacts with management are the CFO and executive vice president, global strategy and talent;

•

Mercer’s written reports may be distributed to committee members as part of the committee meeting mailings, except any findings and recommendation regarding the CEO are sent in a separate document directly to committee members;

•	Each engagement of Mercer by the committee is documented in an engagement letter that includes a description of the agreed upon services, fees and other matters considered appropriate; and

•

Prior to the Mercer consultant performing any services, whether related to compensation or other consulting services, for Manpower in addition to those performed for the committee, the consultant must inform the committee chairman and obtain approval.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay at our company.

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. The total amount paid for these other services provided in 2010 was $553,063.

The committee believes the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with us because of the procedures Mercer and the committee have in place, including the following:

•	The consultant receives no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;

•	The consultant is not responsible for selling other Mercer or affiliate services to us;

•

Mercer’s professional standards prohibit the individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and

•	The committee evaluates the quality and objectivity of the services provided by the consultant each year and determines whether to continue to retain the consultant.

2.  RATIFACTION OF THE APPOINTMENT OF WILLIAM DOWNE TO BOARD OF DIRECTORS

The nominating and governance committee has recommended and the board of directors has appointed, William Downe to the board of directors to serve as a Class II director effective at the close of the annual meeting. Mr. Downe was recommended for appointment to the board of directors by an independent director search firm. The appointment of Mr. Downe to the board of directors is subject to ratification by the shareholders.

Our board of directors believes that it is good practice to provide shareholders an opportunity to vote on the election of a newly appointed board member at the earliest possible time. However, our by-laws provide that if the number of directors is changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as equal as possible. Given the current make-up of the classes and taking into account the age limitation in the retirement policy for board members, the board of directors believes Mr. Downe’s appointment to Class II is most appropriate.

Class II directors do not stand for election until 2013. In order to provide shareholders an opportunity to vote on Mr. Downe’s appointment to the board of directors consistent with the practice above, our board of directors has decided to submit Mr. Downe’s appointment to the board of directors for ratification by the shareholders at the annual meeting. If the shareholders do not ratify the appointment, the appointment will not take effect. If the appointment is approved by shareholders, the appointment will take effect at the close of the annual meeting and Mr. Downe will serve as a Class II director. Mr. Downe will be appointed to any committees of the board of directors at a later date. The board of directors has determined that Mr. Downe is independent under the listing standards of the New York Stock Exchange.

Name	Age	Principal Occupation and Directorships
William Downe	58	President and Chief Executive Officer of BMO Financial Group since March 2007. Chief Operating Officer of BMO Financial Group from 2006 to March 2007. Deputy Chair of BMO Financial Group and Chief Executive Officer, BMO Nesbitt Burns and Head of Investment Banking Group from 2001 to 2006. Vice Chair of Bank of Montreal, 1999 to 2001. Prior thereto, held various senior management positions at Bank of Montreal in Canada and the U.S. A Director of BMO Financial Group.

The nominating and governance committee believes Mr. Downe’s qualifications to serve on our board of directors include his experience as a current CEO, as a director of other companies, as well as his experience in international business and operations.

The affirmative vote of a majority of votes cast on the proposal shall constitute the ratification of the appointment of Mr. Downe to the board of directors.

The board of directors recommends that you vote FOR the ratification of the appointment of William Downe to the board of directors and your proxy will be so voted unless you specify otherwise.

3.  RATIFACTION OF THE APPOINTMENT OF PATRICIA A. HEMINGWAY HALL TO BOARD OF DIRECTORS

The nominating and governance committee has recommended and the board of directors has appointed, Patricia Hemingway Hall to the board of directors to serve as a Class II director. The appointment of Ms. Hemingway Hall will be effective at the close of the board of directors meeting being held on May 3, 2011. Ms. Hemingway Hall was recommended for appointment to the board of directors by an independent director search firm. The appointment of Ms. Hemingway Hall to the board of directors is subject to ratification by the shareholders.

Our board of directors believes that it is good practice to provide shareholders an opportunity to vote on the election of a newly appointed board member at the earliest possible time. However, our by-laws provide that if the number of directors is changed, any increase or decrease must be apportioned among the classes so as to maintain the number of directors in each class as equal as possible. Given the current make-up of the classes and taking into account the age limitation in the retirement policy for board members, the board of directors believes Ms. Hemingway Hall’s appointment to Class II is most appropriate.

Class II directors do not stand for election until 2013. In order to provide shareholders an opportunity to vote on Ms. Hemingway Hall’s appointment to the board of directors consistent with the practice above, our board of directors has decided to submit Ms. Hemingway Hall’s appointment to the board of directors for ratification by the shareholders at the annual meeting. If the shareholders do not ratify the appointment, the appointment will not take effect. If the appointment is approved by shareholders, the appointment will take effect at the close of the board of directors meeting being held on May 3, 2011 and Ms. Hemingway Hall will serve as a Class II director. Ms. Hemingway Hall will be appointed to any committees of the board of directors at a later date. The board of directors has determined that Ms. Hemingway Hall is independent under the listing standards of the New York Stock Exchange.

Name	Age	Principal Occupation and Directorships
Patricia A. Hemingway Hall	58	President and Chief Executive Officer of Health Care Service Corporation since November 2008. President and Chief Operating Officer of Health Care Service Corporation from November 2007 to November 2008. Executive Vice President of Internal Operations of Health Care Service Corporation from 2006 to 2007. Prior thereto held other senior management positions within Health Care Service Corporation since 1998. No other public directorships in the past five years.

The nominating and governance committee believes Ms. Hemingway Hall’s qualifications to serve on our board of directors include her experience as a current CEO as well as her experience in human resources, sales, marketing and branding, operations and government relations.

The affirmative vote of a majority of votes cast on the proposal shall constitute the ratification of the appointment of Ms. Hemingway Hall to the board of directors.

The board of directors recommends that you vote FOR the ratification of the appointment of Patricia A. Hemingway Hall to the board of directors and your proxy will be so voted unless you specific otherwise.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of February 22, 2011, are the shares of Manpower common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Executive and Director Compensation — Summary Compensation Table,” who we refer to as the named executive officers, and all directors and executive officers of Manpower as a group and the shares of Manpower common stock that could be acquired within 60 days of February 22, 2011 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class(3)
Jeffrey A. Joerres	1,297,938	(4)(5)	1,029,500	1.6%
Michael J. Van Handel	322,961	(5)	240,000	*
Barbara J. Beck	159,137		157,419	*
Marc J. Bolland	16,832	(5)	6,250	*
Gina R. Boswell	9,361	(5)	0	*
Cari M. Dominguez	6,194	(5)	0	*
Darryl Green	65,438		59,750	*
Jack M. Greenberg	22,189	(5)	10,000	*
Françoise Gri	75,341		67,500	*
Terry A. Hueneke	21,727	(5)	8,750	*
Roberto Mendoza	0		0	*
Ulice Payne, Jr	3,944		0	*
Jonas Prising	101,331	(5)	80,750	*
Elizabeth P. Sartain	2,517		0	*
Owen J. Sullivan	137,501	(5)	133,020	*
John R. Walter	46,569		28,028	*
Edward J. Zore	76,288	(5)	45,000	*
All directors and executive officers as a group (20 persons)	2,551,598		2,041,263	3.1%

(1)	Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

The table does not include vested shares of deferred stock, which will be settled in shares of Manpower common stock on a one-for-one basis, held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan:

Director	Vested Deferred Stock
Marc J. Bolland	2,024
Cari M. Dominguez	3,030
Jack M. Greenberg	1,559
Terry A. Hueneke	4,478
Roberto Mendoza	4,404
Ulice Payne, Jr.	3,030
Elizabeth P. Sartain	328
John R. Walter	10,817
Edward J. Zore	4,864

The table does not include 1,663 unvested shares of deferred stock, which will be settled in shares of Manpower common stock on a one-for-one basis, held by each of Mr. Mendoza, Mr. Payne, Ms. Sartain and Mr. Walter that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2011. These shares of deferred stock vest in equal quarterly installments during 2011.

Finally, the table does not include unvested restricted stock units, which will be settled in shares of Manpower common stock on a one-for-one basis, held by the following executive officers that were issued under the 2003 Plan:

Officer	Unvested Restricted Stock Units
Jeffrey A. Joerres	38,029
Michael J. Van Handel	14,318
Darryl Green	25,322
Francoise Gri	12,080
Jonas Prising	23.031
Owen J. Sullivan	20,971

Of these amounts, (i) 10,560 restricted stock units held by Mr. Green vest on May 28, 2011, (ii) the following restricted stock units vest on February 17, 2012: Mr. Joerres — 17,170; Mr. Van Handel — 6,868; Mr. Green — 3,950; Ms. Gri — 3,950; Mr. Prising — 3,092; and Mr. Sullivan — 3,092, (iii) the following restricted stock units vest on February 17, 2013: Mr. Green — 5,150, Ms. Gri — 5,150 and Mr. Prising — 2,060, (iv) the following restricted stock units vest on February 16, 2014: Mr. Joerres — 20,859; Mr. Van Handel — 7,450; Mr. Green — 5,662; Ms. Gri — 2,980; Mr. Prising — 2,980; and Mr. Sullivan – 2,980, and (v) 14,899 shares of restricted stock held by each of Mr. Prising and Mr. Sullivan will vest on February 16, 2016 , except as otherwise provided in the 2003 Plan.

(2)	Common stock that may be acquired within 60 days of the record date through the exercise of stock options and the settlement of restricted stock units.

(3)	No person named in the table, other than Mr. Joerres, beneficially owns more than 1% of the outstanding shares of common stock. The percentage is based on the column entitled Common Stock Beneficially Owned.

(4)	Includes 300 shares held by Mr. Joerres’ spouse.

(5)	Includes the following number of shares of unvested restricted stock as of the record date:

Officer or Director	Unvested Restricted Stock
Jeffrey A. Joerres	75,000
Michael J. Van Handel	6,000
Jonas Prising	2,500
Owen J. Sullivan	2,500
Marc J. Bolland	1,663
Gina R. Boswell	1,663
Cari M. Dominguez	1,663
Jack M. Greenberg	1,663
Terry A. Hueneke	1,663
Edward J. Zore	1,663

The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Background

This compensation discussion and analysis provides information about Manpower’s compensation policies and decisions regarding the company’s CEO, CFO and the five executive officers who are the leaders of the company’s business operating units. In the discussion below, we refer to this group of executives as the named executive officers (“NEOs”). This group includes the executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission.

The executive compensation and human resources committee of the board of directors oversees the design and administration of Manpower’s compensation programs for executive officers and certain other officers who, together with the Company’s executive officers, comprise Manpower’s executive management team. A discussion of the committee’s structure, roles and responsibilities and related matters can be found under the heading “Meetings and Committees of the Board.”

Summary

Manpower is the world leader in innovative workforce solutions and services with over 84% percent of its revenues coming from outside the United States. The company does business in 82 countries, has nearly 3,900 offices and over 30,000 staff employees globally, and placed 3.5 million people in jobs in 2010. The variations in laws around the world, the variety of services offered, and the increasing multiregional solutions that clients are requesting make the business increasingly complex. None of the company’s competitors can match its global reach or breadth of service offerings.

To be successful, Manpower needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the NEOs that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Components of Compensation and Award Targets

Compensation packages for NEOs generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, stock options, performance share units (PSUs), and in more recent years, restricted stock units. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, performance share units represent a right to receive shares of Company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

The Company structures the compensation packages of the NEOs so that the overall outcomes fall generally between the median of the competitive market and the 75th percentile of that market. For the annual incentive and the PSU components of the package, award levels for achievement of the applicable goals generally are set at the median of the competitive market for target results and the 75th percentile for outstanding results. However, actual outcomes may vary among NEOs due to experience and other individual factors. In addition, because of the cyclical nature of the Company’s business and the resulting impact on our stock price, actual outcomes may significantly exceed or fall short of this range after taking into account performance factors.

Alignment with Shareholder Interests and Pay for Performance

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on operating profit margin percentage goals, an incentive closely correlated with growth in shareholder value. A substantial portion of the annual incentive awards paid to the CEO and CFO, for example, are based on achievement of earnings per share and economic profit goals for the year, two metrics that are aligned with shareholder interests.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. NEO base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of financial goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated. For 2009, for example, when financial results were down significantly, the CEO had a target incentive opportunity that was 150 percent of his base salary, but he actually received an award that was only 20 percent of base salary.

As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. This point is vividly illustrated by the substantial decline in value experienced by the CEO of the stock and options he has accumulated from compensatory grants in connection with the recent recessionary period. For example, for the stock options exercisable as of January 1, 2008 for the CEO, the net value of these awards declined from $14.8 million on January 1, 2008, to $1.5 million on January 1, 2009, as a result of the decline in the company’s stock value. In addition, a significant component of the long-term compensation package consists of performance share units which are earned only to the extent the company achieves a pre-established level of performance tied to a designated financial metric, in this instance operating profit margin. To illustrate, the performance share units issued to NEOs in 2008 for the 2008 to 2010 period, which accounted for approximately 28% percent of the target value of the long-term compensation awarded that year, turned out to be worth nothing because of the weak financial performance of the company during that period.

The Competitive Market

Identifying the competitive market for the company has been a challenge over the past few years. Most recently the company has turned to certain index and survey data which are described below. The size, global reach, breadth, international scope, and complexity of Manpower’s business make it difficult to put together a comparable peer group. Besides Manpower, there are two other large companies in the staffing industry, Adecco and Ranstad, which ordinarily would be considered as good comparables. However, both are headquartered in Europe and as a result, the relevant compensation data for their executives is not readily available due to differences in disclosure laws, and pay practices in Europe are somewhat different than in the United States. The other companies in the industry are significantly smaller and far less complex than Manpower.

Identification of a comparable peer group for the company for purposes of assessing the company’s compensation program also has been a problem in the context of the evaluations of our executive compensation program by shareholder advisory groups, including ISS and Glass, Lewis &Co. We believe that, generally speaking, the peer groups used by these firms to evaluate our program are not really comparable, leading to results which we believe are flawed. Representatives of the company have spoken to both ISS and Glass Lewis about the issue. Both use GICs codes as a primary basis for the selection of the peer group, along with various other criteria. However, the companies that fall within the same GICs Code as the Company, generally, are far smaller and lack the global reach and complexity of the Company. The GICs group companies range from about 5 percent to about 25 percent of our size based on revenue and, while the Company does business in 82 countries, the next largest company in terms of global reach does business in 35 countries with a majority of the GICs group companies operating in less than 10 countries.

2010 Overview

During 2010, Manpower saw improvement in most of its markets, which allowed the company to utilize its operating leverage and significantly improve its operating results during the year compared to the prior year. These strong financial results were a significant factor in the amounts earned by NEOs for the year.

The 2010 compensation of the CEO and the CFO can be found in the Summary Compensation Table on page 39. These amounts reflect substantial increases over prior years but are driven by the strong financial results for the year. The compensation of the other NEO’s for 2010 also increased significantly over 2009 levels, again reflecting the improvement in results for the segments of the business for which they were responsible during 2010.

During 2010, only Mr. Prising received an increase in base salary. This was due to Mr. Prising’s increased responsibilities as President of the Americas. None of the CEO, the CFO, or any of the other NEOs received an increase in base salary, in part due to the economic conditions at the time. However, again as a result of Manpower’s strong financial performance in 2010 within the context of its pay for performance objective, all of the NEO’s received bonuses for 2010 based on achievement of a portion of his or her financial objectives. Similarly, in regard to the performance share units granted in 2010 as a component of Manpower’s long-term incentive program, which, as explained further below, are earned based on achievement of a pre-established goal for improving operating margin in 2010, and maintaining at least the threshold operating margin level in 2011, the NEO’s are currently expected to receive an award level between the target and outstanding level, as long as the threshold level operating margin can be maintained in 2011. However, as noted above, none of the NEO’s will receive anything from the performance share units granted in 2008, which were based on achievement of average operating profit margin over a three-year period, due to the weak financial performance in 2008 and 2009.

Manpower Inc. and Barbara Beck, Executive Vice President, President — EMEA, mutually agreed that her employment with the Company would end on March 1, 2011. She and the Company entered into an agreement containing the terms of her departure based on her existing severance agreement with the Company. For further details regarding this agreement, see the Company’s Current Report on Form 8-K filed December 29, 2010.

Changes for 2011

The committee is continually looking to enhance and refine the Company’s executive compensation program to align the program with best governance practices within the committee’s philosophy. As a result, when conducting the review of the severance agreements entered into between the Company and each of the CEO and CFO in February 2011, the committee eliminated any tax gross up payments for any amounts considered excess parachute payments under Section 280G of the Internal Revenue Code and subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code. None of the other NEO’s severance agreements contained this feature.

The committee has also changed the structure of the executive compensation program for 2011 to include restricted stock units in addition to stock options and performance share units. In 2010, performance share units and stock options were weighted approximately 40% and 60%, respectively. Beginning in 2011, performance share units will comprise approximately 50% of the long-term compensation grant for the NEOs, while stock options will comprise approximately 30% and restricted stock units will comprise approximately 20% of the long-term compensation grant for each of the NEOs. The committee believes performance shares should represent a significant portion of the NEOs equity compensation in view of the Company’s pay-for-performance objective. The committee has chosen to include restricted stock units to add balance to the package in view of the impact of economic cycles on the Company’s financial results and the resulting impact on our stock price. The committee believes restricted stock units directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk in our stock price and add an additional retention incentive. In addition, restricted stock units allow us to maintain a lower dilution rate than if the same value was granted as stock options. The grant date fair value of each restricted stock unit that we grant is greater than the grant date fair value of each stock option that we grant. Therefore, for the same value, employees would receive fewer restricted stock units than stock options.

Objectives of Compensation Program

In making decisions regarding compensation elements, program features and compensation award levels, Manpower is guided by a series of principles, listed below. Within the framework of these principles, Manpower considers the competitive market, corporate, business unit and individual results, and various individual factors. Although certain elements of compensation are tied to objective, predetermined goals, compensation decisions are not strictly formulaic but reflect subjective judgments as well.

Manpower’s executive compensation guiding principles are to:

•	pay for results,

•	not pay for failure,

•	align compensation with shareholder interests,

•	pay competitively,

•	balance cash and equity,

•	use internal and external performance reference points,

•	recognize the global and cyclical nature of our business,

•	retain executives,

•	assure total compensation is affordable, and

•	clearly communicate plans so that they are understood.

Compensation Elements

Manpower’s guiding principles for the compensation of the Company’s executive management team are implemented using various elements. The range of elements used is intended to provide a compensation and benefits package that addresses the competitive market for executive talent with the broad competencies and skills described earlier, creates a strong incentive to maximize shareholder value, produces outcomes that increase and decrease commensurate with Manpower’s results, and is aligned with Manpower’s business strategies.

The following are the main elements used by Manpower in its compensation program:

•	Base salary

•	Annual incentive award paid in cash for achieving pre-determined objective and subjective goals

•	Long-term incentive awards

–	Stock options,

–

Performance share units, which give the holder the right to receive a certain number shares of stock at the end of a specified period based on achievement of a pre-established performance metric for that period, and

–	Restricted stock or restricted stock units, which give the holder the right to receive shares of stock at the end of a specified vesting period.

Other elements of Manpower’s compensation program for the NEO’s include:

•	Career shares in very few select circumstances, which in contrast to restricted stock or restricted stock units generally vest completely on a single date several years into the future

•	Availability of a nonqualified savings plan

•	Other benefits

–	Financial planning reimbursement and broad-based automobile benefits,

–	Selected benefits for expatriate executives,

–	Participation in broad-based employee benefit plans, and

–	Other benefits required by local law or driven by local market practice.

Manpower does not offer a pension plan benefit to its senior executives in the United States, having frozen the company’s qualified, noncontributory defined benefit pension plan, as well as it’s nonqualified, noncontributory, defined benefit deferred compensation plan as of February 29, 2000. It also does not offer a qualified defined contribution plan (a “401(k) plan”) to its senior executives because of the limitations on participation applicable to highly compensated employees under the rules governing such plans. Although, as indicated above, the Company does offer the nonqualified savings plan which provides a benefit somewhat similar to that provided in a 401(k) plan, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of payouts of the retirement benefits for nonqualified plans.

Positioning compensation against the market.    The Company’s practice is to manage compensation generally to the median of compensation paid in the competitive market for target results and to provide maximum remuneration opportunities that approximate the 75th percentile of the competitive market for outstanding results. The Company’s approach to market positioning is not strictly formulaic; some compensation levels or award opportunities may be above or below these reference points. This approach is embodied in the design of the annual incentive plan and the program of equity-based awards, as described below. In setting each component of compensation, the Company takes into consideration the allocation of awards in the competitive market between current cash compensation and non-cash compensation including stock options, performance share units and restricted stock or restricted stock units.

Determining the competitive market.    In determining the competitive market, Manpower employs three main sources: (1) an index of companies developed by Mercer for its compensation research, (2) an industry-specific peer group, and (3) position-specific published surveys.

Manpower’s size and global reach relative to other companies in its industry make it difficult to find relevant comparative data on performance and compensation. Because the size and scope of their operations are smaller, the public companies in the industry are not comparable to Manpower.

This industry-specific peer group is as follows:

Insperity (f/k/a Administaff, Inc.)	Robert Half International Inc.
CDI Corp.	SFN Group, Inc. (f/k/a Spherion Corporation)
Kelly Services, Inc.	TrueBlue, Inc.
Kforce Inc.

Manpower considers the compensation practices of these staffing industry competitors in formulating the compensation packages for the NEOs. However, the committee believes that the executive positions at these companies are not comparable in scope and complexity to the NEO positions at Manpower. Based on size alone, the average annual revenues of these companies in 2010 was $2.1 billion, with the largest having annual revenues of $5.0 billion, compared to the Company’s annual revenues of $18.9 billion in 2010. For this reason, the committee does not believe that the compensation levels paid to executives at these companies provide a fair indicator of the competitive market for Manpower’s NEOs.

As was the case for 2009, for 2010 Manpower used Mercer’s core research group of companies as the source of competitive compensation data for executives with responsibilities comparable to those at Manpower. Mercer recommends using this core research group because it offers competitive executive compensation data that is better than the alternatives.

This research group has 150 companies with industry representation that mirrors the Fortune 1000. It includes companies with a minimum of approximately $6 billion and a maximum of approximately $36 billion in revenues, with median revenue of $15 billion. Manpower believes that using this index provides a robust basis for assessing the competitive range of compensation for senior executives of companies of Manpower’s size, which approximates the median of the research group, and complexity and represents a better approach for this assessment than an approach based on the broad market peer group previously used. A list of the companies that made up this core research group in 2010 is attached as Appendix B.

In addition to the above peer group data, Manpower considers data from compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as appropriate and credible sources of compensation data for each NEO’s position. For the CEO and CFO, their positions were typically compared to companies with revenues between $6 billion and $36 billion. For the executives who are the leaders of Manpower’s business operating units, their positions are compared with U.S. compensation survey data of similar sized groups and divisions. For executive positions located outside of the U.S., Manpower also takes into account international (regional and local) compensation survey data as a secondary source in an effort to set compensation that is not only equitable among the members of a global team but also competitive within the global markets where Manpower competes for talent. However, this international data is not included in the composite percentages shown below for these positions.

The following table illustrates how the total opportunity at target performance for total direct compensation for the CEO and CFO for 2010 compared to the median compensation of executives in similar positions taken from the core research group and from the U.S. survey detail considered.

	% In Relation to Median of Competitive Market
NEO	Core Research Group	U.S. Survey Data	Composite
CEO	88%	121%	102%
CFO	110%	148%	126%

For the other NEOs, the following table illustrates how the total opportunity at target performance for total direct compensation for 2010 compared to the median compensation of executives in similar positions taken from the composite of the core research group and U.S. survey data considered.

% In Relation to Median of Competitive Market
NEO	Core Research Group/ U.S. Survey Data Composite
Barbara J. Beck	88%
Darryl Green(1)	91%
Françoise Gri(1)	105%
Jonas Prising	90%
Owen J. Sullivan	94%

(1)	International survey data is also used for these NEOs as a secondary source but not included in the compensation composite. U.S. market data is considered the primary source. This approach takes into consideration the job’s replacement value and that the market for talent for these executives is primarily global, with a secondary consideration given to local cost of labor.

For the CEO, the reason the target total compensation falls below the median of the Core Research Group is because the target total cash compensation is below the median. The target long-term incentive compensation for the CEO is above the median of the group. The committee believes that although the target cash compensation is below the median, combined with the target long-term incentive compensation, the total package for the CEO was within a suitable range of the median. For the CFO, the committee determined that his long tenure with the Company, coupled with his significant financial role and broader management role were reasons for which his target compensation was set above the median compensation for the competitive market. Ms. Gri’s total compensation is slightly above the median of the competitive market due to currency exchange rate conversions. In addition to the above, other than Mr. Prising, none of the NEO’s received an increase in base salary for 2010 due to the economic conditions at the time. This is one of the reasons most of the NEO’s total compensation fell below the median of the competitive market data, which the committee determined to be reasonable given the economic circumstances.

Assessing individual factors.    An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), internal equity (which means that comparably positioned executives within Manpower should have comparable award opportunities), the NEO’s historical compensation, and any retention concerns. The committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

Pay for Performance.    Consistent with Manpower’s pay for results philosophy, our executive compensation program is designed to motivate our NEOs to contribute to the Company’s long-term performance and success. As such, our annual incentive program and long-term incentive program represent a significant portion of our executive compensation program. This compensation is directly dependent upon the achievement of pre-established corporate goals and stock price performance. These incentives are designed to motivate and reward our NEOs for achieving long-term corporate financial performance goals and maximizing long-term shareholder value.

The following chart illustrates for each of the NEOs the composition of his or her target total compensation among the various compensation elements:

We use target compensation for the incentive portions of the NEOs compensation to be consistent with the valuation used in the market data used by Mercer. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels because the compensation under the annual incentive and performance share units under our long-term incentive programs are performance-based, the outcome of which is dependent on the level of achievement by each NEO of his or her pre-established financial and operating goals set by the committee. In general, when the Company has strong financial results, our NEOs are awarded accordingly under these programs. Conversely, when the Company has weak financial results or falls short of its business objectives, the NEO’s payments under these programs decline.

The chart below demonstrates the actual 2010 compensation of our NEOs for the annual incentive and performance share units compared to the 2010 target compensation under these programs.

(1)	The actual compensation for the performance share units granted in 2010 represents what was earned in 2010 based on the achievement of the operating profit margin goal in 2010. However, under the terms of the awards, these awards will not vest unless at least the threshold margin is maintained in 2011.

Annual objective financial goals and operating objectives.    All of the NEOs participate in the corporate senior management annual incentive plan, which provides for annual incentive compensation awards that are tied to Manpower’s financial results. Specifically, the plan provides for a variety of financial metrics that are used in the determination of the amount of any annual incentives earned by the NEOs. The incentive amounts are based on achievement of pre-established goals using these metrics. The metrics include diluted earnings per share (“EPS”) and economic profit (net operating profit after taxes less a capital charge, referred to as “EP”) as well as other metrics as described below.

In addition, a portion of each NEO’s annual incentive award is based on achievement, as approved by the committee, of operating objectives for the NEO for the year. These objectives are typically tied to broad strategic or operational initiatives.

For each NEO, an award opportunity is assigned for achievement of each objective financial goal applicable to the NEO and for achievement of the NEO’s operating objectives, including the weighting of each such opportunity toward a total award opportunity for the NEO. The annual incentive is calculated based on actual results compared to the goals for results set forth for each measure.

Each goal has a performance range built around it with a commensurate increase or decrease in the associated award opportunity as outcomes vary upwards or downwards. The range of goals for results and associated award opportunities under the program are expressed as “threshold,” “target” and “outstanding.” If results are below threshold, no annual incentive is paid. If results exceed outstanding, the annual incentive is capped at the outstanding award opportunity. A cap reduces the likelihood of windfalls, makes the maximum cost of the plan predictable, and helps ensure the plan is affordable.

The financial metric of EPS is used in the determination of annual incentive awards under the plan for all of the NEOs, as described below. The financial metric of EP is used in addition to EPS in the determination of annual incentive awards for the CEO and CFO. The Company fixes the target outcome for each of these metrics at a number that reflects an annual growth target. This target is generally based on the Company’s targeted long-term growth rate for EPS, but may be adjusted year-by-year based on economic conditions and the Company’s expected financial performance for the year. The target growth rate is then adjusted, to set the threshold growth rate, for a level of performance that is below target performance but still appropriate for some award to be earned, and, to set the outstanding growth rate, to establish a level of performance at which it is appropriate for the maximum incentive to be earned. So the comparisons are valid between the two years, the growth rates are based on growth over results of the previous year excluding non-recurring items, rather than actual growth. The EP target amount is then determined based on the earnings growth reflected by the EPS target and consideration of factors relating to the Company’s cost of capital. The other financial metrics under the plan used in the determination of annual incentives earned by the NEOs other than the CEO and the CFO, which are described below, are determined in a similar way, taking into consideration the economic conditions and expected financial performance of each individual region, as well as the overall EPS and EP targets. To be clear, these targets are not based on the Company’s financial plan for the year, but instead are determined based on the separate methodology described above. As a result, target performance for purposes of entitlement to an incentive award will not be the same as performance at plan, which may be higher or lower than target performance generally depending on economic conditions and trends at the time.

In December 2010, the committee approved the Manpower Corporate Senior Management Annual Incentive Pool Plan, which is subject to shareholder approval at the 2011 Annual Meeting of Shareholders. Under this plan, the Committee will establish a performance goal using a financial measure as defined in the plan. Based on the attainment of the performance goal, a maximum amount (either a pool or individual maximum amounts) will be established. Under the Plan, the committee has the discretion to reduce each participant’s award to an amount lower than their respective share of the bonus pool (or lower than their individual amounts, if a pool is not used). The committee intends to exercise such discretion based on company-wide performance goals, division or business unit performance goals and participants’ individual performance. While the committee has the ability to exercise such negative discretion in any manner it deems appropriate, it is initially anticipated that the committee will continue to use the goals of EPS, economic profit, adjusted unit operating profit, and various operational objectives to determine the amount payable to each participant (where such amount shall be equal to or less than the amount of award determined under the performance goal(s) under the Plan). The design of the incentive pool plan enables the committee to use negative discretion to establish bonuses for our NEOs based on a subjective assessment of the individual’s achievements and the feedback from our chief executive officer about the individual’s performance and overall contribution to the company, while maintaining the ability to deduct the bonuses to the greatest extent permitted under Section 162(m) of the Internal Revenue Code. If the Manpower Corporate Senior Management Annual Incentive Pool Plan is approved at the 2011 Annual Meeting of Shareholders, the committee will begin to use this plan in 2012.

Long-term equity incentive awards.    Long-term compensation is an important part of our executive compensation program and therefore represents a large portion of the NEOs compensation. Equity-based awards are used to focus NEOs on long-term results and, together with deferred vesting of the right to receive the award, as a retention incentive. The types of awards used by the committee primarily have included stock options (generally vesting over a four-year period) and performance share units (generally vesting over a two to three year performance period). The committee believes that stock option grants provide an important overall long-term incentive to NEOs to maximize the value of Manpower’s stock. The committee uses performance share units to provide a more targeted incentive, specifically using operating profit margin. The committee believes that emphasizing operating profit margin in particular, among other possible metrics, captures a key incentive to promote long-term shareholder value. The number of units that vest and are then delivered in shares to the individual executive varies depending on actual results against the operating profit margin goal.

The following chart illustrates for each NEO the composition of 2010 total target compensation between long-term incentives (stock options and performance share units) and short-term components (base salary and annual cash incentive).

Long-term compensation represents approximately 80% of total compensation for the CEO and CFO and approximately 67% for all other NEOs. The committee believes this is the appropriate balance of short term and long term compensation to create a strong incentive to maximize shareholder value.

Beginning in 2011, the committee has changed the structure of the executive compensation program to include restricted stock units in addition to stock options and performance share units. In 2010, performance share units and stock options were weighted approximately 40% and 60%, respectively. Beginning in 2011, performance share units will comprise approximately 50% of the long-term compensation grant for the NEOs, while stock options will comprise approximately 30% and restricted stock units will comprise approximately 20% of the long-term compensation grant for each of the NEOs. The committee believes performance shares should represent a significant portion of the NEOs equity compensation since pay for performance is a significant component of the Company’s compensation philosophy. The committee has chosen to include restricted stock units to add balance to the package in view of the impact of economic cycles on our financial results and the resulting impact on the Company’s stock price. The committee believes restricted stock units directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk in our stock price and add an additional retention incentive. In addition, restricted stock units allow us to maintain a lower dilution rate than if the same value was granted as stock options. The grant date fair value of each restricted stock unit that we grant is greater than the grant date fair value of each stock option that we grant. Therefore, for the same value, employees would receive fewer restricted stock units than stock options.

Process for compensation determinations.    Compensation determinations for the CEO and the CFO are made by the committee, subject to ratification by the board of directors. These include determinations regarding the establishment and achievement of the annual financial goals and operating objectives for the annual incentives described above, any salary adjustments, and any equity-based compensation awards. For the other NEOs, compensation determinations regarding the establishment and achievement of the goals and objectives for the annual incentive plan generally have been recommended by the CEO, with the final determinations made by the committee. Salary determinations and equity-based awards for the other NEOs are also made by the committee based on the recommendations of the CEO.

CEO and CFO determinations

The annual financial goals for the CEO and the CFO are based on the Company’s EPS and EP for the year. The process for setting these goals for the CEO and CFO begins with the collaboration between the CFO and Mercer. Mercer reviews the outcome of this collaboration with the chairman of the committee and the chairman makes a preliminary decision about the goals. The proposed goals applicable to the CEO and the CFO are then reviewed by the full committee. In connection with its review, the committee considers financial information including historical and projected earnings growth, the prior year financial results, and the Company’s expected financial performance for the current year, and consults with management, including financial personnel, and Mercer. Based on this process, the committee ultimately determines the goals and the range of award opportunities for achievement of the goals, including the weighting of each goal, for the CEO and the CFO, subject to ratification by the board of directors.

The process for setting the annual operating objectives for the CEO and CFO begins with the CEO, who recommends to the committee at the beginning of each year the objectives for both himself and the CFO for the year. The committee then reviews these operating objectives in the context of Manpower’s strategic and financial plans, and subject to any further adjustments, approves them.

Throughout the year, the committee reviews the progress the CEO and CFO are making towards the achievement of their goals and objectives for the year. After the close of each year, the committee reviews and approves a determination of the amount of the annual incentive award based on achievement of the objective financial goals established by the committee for each at the beginning of the year. The committee also reviews the CEO and CFO’s performance and the achievement of the operating objectives for the year. Based on this review, the committee makes a determination as to the amount of any award for the year tied to achievement of these objectives for the CEO and CFO, subject to ratification by the board of directors.

Equity awards to the CEO and CFO, including applicable vesting schedules, are determined by the committee and usually approved by the committee at its regularly scheduled meeting in February of each year. The grant date of such awards is the date the committee approves the grant. The exercise price of any options granted is the closing price on the date of grant. The board of directors must approve any grants to the CEO and the CFO.

As part of the decision-making process on compensation matters affecting the CEO, the committee meets in executive session without the CEO or other management present. Likewise, when considering ratification of compensation matters for the CEO, the board of directors meets in executive session.

Determinations for NEOs other than the CEO and CFO

The process for setting the annual financial goals for the other NEOs begins with the selection of the objective financial metrics to be used for a particular NEO and the establishment by the CEO and the CFO of proposed goals for the NEOs based on the selected metrics. The EPS metric is used for each NEO and the EPS goals are the same as those used for the CEO and the CFO. The CEO and the CFO determine the proposed goals and award opportunities for the NEO’s other objective financial metrics. The committee then reviews the recommended financial goals and makes any adjustments it deems appropriate, and then approves the financial goals and the range of award opportunities for achievement of the goals, including the weighting of each goal.

The operating objectives for the other NEOs are established by the CEO at the beginning of each year.

After the close of each year, the committee reviews and approves a determination of the amount of the annual incentive to each NEO for achievement of the NEO’s objective financial goals. The CEO also makes a determination as to the amount of any annual award based on achievement of the operating objectives for each NEO and presents a recommended award for each NEO to the committee for its review and approval.

Equity awards to NEOs, including applicable vesting schedules, are determined by the committee and usually approved by the committee at its regularly scheduled meeting in February of each year. The CEO recommends to the committee the individual grants for all NEOs other than himself. The committee reviews the recommendations, makes any adjustments it deems appropriate, and makes the grants. The committee may make grants to NEOs at other times during the year, as it deems appropriate. The grant date of such awards is the date the committee approves the grant, except the grant date for a new hire ordinarily is the date of hire if such hire date is after the date of committee approval. The exercise price of any options granted is the closing price on the date of grant.

Components of the 2010 Executive Compensation Program

The main elements of the compensation program for 2010 for the Company’s NEOs were a base salary, an annual incentive award that varies in amount depending on the level of achievement of pre-determined goals established for the executive, a stock option grant, and a grant of performance share units.

Base salary.    Generally, base salaries for NEOs are set near the median of base salaries paid in the relevant competitive market for the particular position, subject to adjustment in each case, based on individual factors as described above. As a result of the competitive market, the complexity of the role, his level of responsibility, the flat organizational structure of the company and his overall impact on Manpower, the CEO’s base salary is materially larger than the next highest paid NEO. Because of the depressed economic conditions in 2009 and the uncertainty in the global economic conditions in 2010 the committee did not increase base salaries for the NEO’s in 2010, other than Mr. Prising, who received an increase due to his increased responsibilities as President of the Americas.

For 2011, the committee increased the base salary paid to the CEO and CFO to $1,200,000 and $600,000, respectively. The committee also increased the base salary of each of the other NEOs, except Ms. Beck who left the Company on March 1, 2011, to the following: Mr. Green, $475,000; Ms. Gri, €424,000 ($556,373 using an exchange rate of 1.3122 (in U.S. Dollars), the rate in effect on March 12, 2007, the date Ms. Gri joined Manpower); Mr. Prising, $475,000; and Mr. Sullivan, $475,000.

Base salary levels affect the value of other compensation and benefit elements. Specifically, because the annual incentive is awarded as a percentage of base salary, a higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The value of the long-term incentive awards is not determined as a multiple of base salary. Instead, such awards are determined based on competitive market data, individual performance, and other factors (see below). Therefore, an increase in base salary does not result in an increase in long-term incentive award levels. Finally, the level of severance benefit each NEO may receive is increased if his or her base salary is increased.

Annual incentives for 2010 — CEO and CFO.    As explained above, EPS and EP are the financial metrics under the corporate senior management annual incentive plan that have been used, and which were used again for 2010, for the annual incentive component of the compensation arrangements for the CEO and the CFO.

The Company believes that using EPS as a performance goal keeps the CEO and the CFO focused on producing financial results that align with the interests of shareholders. In this regard, Manpower is in a cyclical business, which is influenced by economic and labor market cycles that are outside of Manpower’s control, and it is important that the senior executives manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. The Company uses EP as a performance goal for the CEO and CFO to provide an incentive for them to manage the business to produce returns in excess of the Company’s cost of capital.

As explained above, Manpower uses a methodology in setting the goal for target performance under the annual plan that is based on the Company’s targeted long-term growth rate, which is set at a goal that is reasonably likely to be achieved by the NEOs. Accordingly, EPS and EP were set based upon an EPS growth target of 52%, which reflects an improvement in the global economic conditions from those of 2009. Corresponding to this growth rate, the growth target for outstanding performance level was set at 200% based on an assessment ultimately made by the committee of what an appropriate growth-rate target would be for outstanding performance should the global economic conditions continue to improve throughout the year and which the committee believed was a a goal that was difficult to achieve. However, because of the uncertainty in the global economic conditions at the time when setting the targets, the committee set the threshold target at a growth rate of -22%, which the committee believed was the minimum level at which it was appropriate to earn an incentive.

The following table shows the EPS and EP goals established by the committee for 2010:

Goal	Threshold		Target		Outstanding
EPS	$.53		$1.03		$2.03
EP	$(223	)MM	$(192	)MM	$(121	)MM

As explained above, the operating objectives are tied to specific business strategic goals. For 2010, the CEO and CFO had three operating objectives: (1) implement Manpower Business Solutions as a global solution; (2) develop a stronger platform for the professional staffing business; and (3) continue to implement new technologies across the Company. These particular objectives were established by the committee based on the recommendation of the CEO and the committee’s judgment that they were appropriate in the context of the strategic and financial plan of Manpower.

The CEO’s and CFO’s total annual incentive award opportunity for 2010 was weighted 40% to EPS, 40% to EP and 20% to the operating objectives, which was the historical weighting prior to 2009. In 2009 the weighting was 37.5% to EPS, 37.5% to EP and 25% to the operating objectives because the committee wanted to increase the amount of the overall incentive opportunity tied to operating objectives in an effort to increase focus on those specific goals due to the economic environment existing during 2009. In establishing the weighting for 2010, committee members made the judgment to go back to the 20% weighting of the operating objectives component that had been normal practice in an effort to focus on improving the financial results in 2010 from those in 2009. In addition, as expressed above, the committee believes pay should be aligned with results and therefore the weighting of 80% to the two financial objective goals is appropriate and the goals largely provide the appropriate incentive for management. Between the two objective financial metrics of EPS and EP, the committee believes that both are equally important so both are equally weighted. In addition, the committee set the award opportunities for the CEO and the CFO for 2010 as follows: for the CEO, the incentive award payable for target performance was 150% of base salary, for outstanding performance was 300% of base salary, and for threshold performance was 37.5% of base salary, and for the CFO, the incentive award payable for target performance was 100% of base salary, for outstanding performance was 200% of base salary, and for threshold performance was 25% of base salary.

Accordingly, the annual incentive payable to the CEO as a percentage of 2010 base salary for achieving threshold, target or outstanding results for each measure was as follows:

	Threshold	Target	Outstanding
EPS goal	15.0%	60.0%	120.0%
EP goal	15.0%	60.0%	120.0%
Operating Objectives	7.5%	30.0%	60.0%
Total	37.5%	150%	300%

For the CFO, the annual incentive payable as a percentage of base salary at threshold, target or outstanding results for each measure was as follows:

	Threshold	Target	Outstanding
EPS goal	10.0%	40.0%	80.0%
EP goal	10.0%	40.0%	80.0%
Operating Objectives	5.0%	20.0%	40.0%
Total	25%	100%	200%

The committee considers the competitive market in designing its incentive award levels in the manner described above. The committee also took into account the committee’s objective of emphasizing results-based pay rather than fixed salary in the Manpower compensation program. The CEO’s award opportunities are higher than the opportunities for the CFO and other NEOs. In setting the CEO’s compensation, the committee also took into account his broad role with final accountability for Manpower’s global results.

The determination of the extent to which the operating objectives have been achieved is based on the committee’s subjective judgment regarding achievement and, where applicable, on achievement of quantitative measures associated with an operating objective. While the CEO provides the committee with his assessment of the achievement of the operating objectives for the CEO and the CFO, the committee makes its own assessment of the extent to which each operating objective was achieved.

The CEO and CFO both earned an incentive award for 2010 based on Manpower’s EPS and EP for the year and the specified award opportunities for EPS and EP applicable at those levels. In addition, the committee approved an incentive award to each of the CEO and CFO at levels determined in the committee’s judgment to be appropriate based on their achievement of the operational objectives that were set forth for them at the beginning of the year. These awards are shown in the Summary Compensation Table and are described in detail in the narrative following the Grants of Plan-Based Awards Table below.

For 2011, EPS and EP have again been selected for the CEO and the CFO as the financial metrics for the annual incentive component of their compensation arrangements under the corporate senior management annual incentive plan. The reasons for using these particular metrics, which again are equally weighted, are as explained previously. In setting the EPS and EP performance goals for the year, the same methodology based on Manpower’s targeted long-term growth rate was used.

Annual incentive awards for 2010 — other NEOs.    The performance metrics used under the corporate senior management annual incentive plan for the other NEOs for 2010 were EPS and Adjusted Operating Unit Profit (AOUP), which is defined as operating unit profit less a capital charge for outstanding accounts receivable. As stated above with respect to the CEO and the CFO, using EPS as a performance goal is believed to keep the NEOs focused on producing financial results that align with the interests of shareholders. On the other hand, Adjusted Operating Unit Profit was selected as the other metric for NEOs under the annual plan to encourage the other NEOs to increase profitability in their respective business units while also considering the cost of capital for carrying accounts receivable.

The AOUP goals for the NEOs for 2010 were as follows (in 000’s of USD):

		Threshold	Target	Outstanding
Barbara J. Beck	– AOUP of EMEA	$(70,000)	$(40,000)	$10,000
Darryl Green	– AOUP of Asia Pacific region and the Middle East	$0	$8,000	$21,000
Françoise Gri	– AOUP of France	$2,000	$24,000	$47,000
Jonas Prising	– AOUP of the Americas	$(70,000)	$(42,000)	$(13,000)
Owen J. Sullivan	– AOUP of Jefferson Wells	$(5,000)	$5,000	$20,000
	– AOUP of Right Management	$35,000	$60,000	$90,000

The target level for each goal was determined based on the same methodology as is described above, under which the goal for target performance reflects the company’s long-term growth targets and the committee believed was reasonably likely to be achieved, with the outstanding level based on an assessment of what would constitute an appropriate outstanding growth target that was difficult to achieve, and with the threshold adjusted downward to a minimum level at which the committee believed was an appropriate level to earn an incentive.

The operating objectives for the other NEOs for 2010 are summarized as follows:

Barbara J. Beck	–	Grow the professional staffing business in EMEA, grow new service lines within the EMEA region, lead the Gross Profit recovery effort in EMEA and achieve certain goals relating to diversity.
Darryl Green	–

Achieve certain goals in a company global initiative, reduce ongoing costs of operations, actively participate in a company global initiative to ensure success and align regional Manpower business offerings with the global model.

Françoise Gri	–	Grow the professional staffing business in France, drive a country specific project to increase its contribution to operating unit profit, establish a Manpower Business Solutions presence and improve efficiencies in France.
Jonas Prising	–	Successfully integrate the Comsys acquisition into the professional staffing business, look to improve back-office efficiency, deploy new technologies in the Americas Branches to improve front office efficiencies and enhance candidate experience.
Owen J. Sullivan	–	Participate in a company global initiative, ensure new technologies are built and implemented to enhance client experience, ensure Jefferson Wells is well positioned to execute a strategy in line within the professional staffing business and achieve certain objectives relating to talent development.

These particular objectives were selected by the CEO based on his judgment that they promoted the strategic plan of Manpower on a company-wide basis and relative to each NEO’s business unit.

The annual incentive payable to the NEOs as a percentage of 2010 base salary for achieving threshold, target or outstanding results for each measure of results were as follows:

Barbara J. Beck, Darryl Green, Françoise Gri, and Jonas Prising

	Annual Incentive Payment as a Percentage of 2010 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	13.75%	41.25%	82.5%
EPS Goal	5.0%	15.0%	30.0%
Operating Objectives	6.25%	18.75%	37.5%
Total	25.0%	75.0%	150.0%

Owen J. Sullivan

	Annual Incentive Payment as a Percentage of 2009 Base Salary
	Threshold	Target	Outstanding
AOUP Goal (for Jefferson Wells and Right Management allocated 50% each)	12.5%	37.5%	75.0%
EPS Goal	5.0%	15.0%	30.0%
Operating Objectives	7.5%	22.5%	45.0%
Total	25.0%	75.0%	150.0%

The committee considers the competitive market in designing its incentive award levels in the manner described above. In addition, the committee attempts to offer similar levels of annual incentive opportunities (as a percentage of salary) to NEOs with similar levels of responsibility at the company.

All of the NEOs earned an incentive between the target and outstanding award for the EPS financial goal for 2010. For the AOUP financial goal for each of the NEO’s, Ms. Beck and Mr. Prising received an incentive at the outstanding award level, Mr. Green between the target and outstanding award level and Ms. Gri between the threshold and target award level. Mr. Sullivan did not receive an award for his AOUP financial goal as he did not meet the threshold level. The committee, based upon the recommendation of the CEO, did approve incentive awards to each of the NEOs that were determined to be appropriate based on the achievement of each NEO’s operational objectives for the year. The total incentive awards are shown in the Summary Compensation Table below and are described in detail in the narrative following the Grants of Plan-Based Awards Table below.

Long-term incentive awards for all NEOs for 2010.

The committee awarded stock options and performance share units to the NEOs in 2010. In the past, the performance criteria for the performance share units granted to the NEO’s was average operating profit margin over a three-year period. However, the performance share units granted in 2010 are earned based on achievement of a goal for operating profit margin for 2010 and maintaining at least the threshold level of operating profit margin in 2011. The committee decided to use this approach in 2010 as it puts a heavy emphasis on the incentive for near-term improvement in profit margins reflecting the Company’s objectives as the economic recovery progresses, coupled with a retention incentive. In addition, the vesting percentage for threshold and outstanding performance has also been increased for 2010, to 50% from 25% at the threshold level and 200% from 175% at the outstanding level. In making this change, the committee determined that because Manpower’s business is cyclical, where improving economic growth typically results in increasing demand for labor and greater demand for our staffing services and weak economic growth results in lower demand for labor and our staffing services, these higher percentages are more appropriate levels of earnings at both the high and low points of the business cycles when considering all elements of compensation for the NEOs.

The following table shows the goals established by the committee in 2010 for the 2010-2011 performance period for these performance share units:

	Threshold(1)	Target	Outstanding
Operating Profit Margin in 2010	0.60%	0.95%	2.00%

(1)	The performance share units earned in 2010 based on the 2010 Operating Profit Margin will vest only if the Operating Profit Margin in 2011 is at least 0.60%.

The number of performance share units and options granted to each NEO are shown in the Grants of Plan-Based Awards table below. In making decisions about the stock options and performance share units to grant the NEOs, the committee takes into account the competitive market data and individual and corporate/business unit performance. Using these factors, a target value for incentive equity grants is determined for each NEO. The committee believes that stock options provide a strong overall incentive to maximize share price while the performance share units provide a more targeted incentive to improve operating profit margin. The allocation between the two forms of incentive for 2010 was determined based on the committee’s judgment that each should be awarded approximately equal weight to obtain the appropriate incentive mix, although putting slightly more emphasis on the overall incentive provided by stock options.

For 2011, the committee has awarded stock options, restricted stock units and performance share units to the NEOs. As stated earlier, beginning in 2011, the company has chosen to include restricted stock units to the executive compensation program because RSUs better align NEOs with the shareholders and balance the compensation program as they take into account both upside and downside risk in our stock price. The restricted stock units will have a three-year cliff vest beginning in 2011 and are earned as long as the NEO continues to be employed by the Company. The performance share units granted for 2011 have a one year performance period and a three-year vesting period. The number of performance share units are earned based on achievement of a pre-established goal for improvement of operating profit margin for the first year. 50% of the performance share units earned in 2011 would vest in 2012 and the remaining 50% would vest in 2013. This approach is intended to emphasize near-term improvement in profit margins and provide a longer term retention incentive. An operating profit dollar “gate” will also be used in 2011 for the performance share units. If operating profit in the first year does not reach at or above a pre-established value (in US Dollars), participants cannot receive more than 100% of the target payout, regardless of the improvement in operating profit margin.

Career Shares and Deferred Compensation Plans

Career shares.    Taking into consideration the lack of any active company-sponsored pension plan at Manpower for the NEOs, the committee selectively uses restricted stock that vests completely on a single date several years into the future to provide a deferred compensation benefit as well as a retention incentive. The committee considers each year whether to make any such grants, to whom to make such grants and the size of such grants. The committee makes these determinations by taking into account what is most appropriate for an NEO in view of the retention incentive provided by the award and the perceived need to supplement the NEO’s deferred compensation benefits. There were no career shares granted in 2010. In 2011, career shares were granted to Mr. Prising and Mr. Sullivan.

Non-qualified Savings Plan.    Manpower maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in Manpower’s 401(k) plans. Manpower maintains a separate non-qualified savings plan for eligible executives, which provides a benefit somewhat similar to that provided in a 401(k) plan. However, the nonqualified savings plan is a poor substitute because of the inflexibility as to the timing of the payouts of the retirement benefits for nonqualified plans. The committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

Other Benefits

NEOs participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level. The benefits are in place to attract and retain the talent needed in the business.

Manpower sponsors an employee stock purchase plan allowing employees to purchase common stock at a discount. The plan is only available to U.S. employees, including qualifying temporary employees. This plan was suspended for all employees in 2009 due to the economic conditions at the time because the cost of the plan for the Company far outweighed the benefit received by the employees. However, the plan was reinstituted in 2010 with slight changes to the plan to balance the cost to the Company with the benefit received by the employees. None of the NEOs currently participate in this plan. Manpower reimburses NEOs for financial planning assistance. This benefit is provided to ensure that executives prepare adequately for retirement, file their taxes and conduct all stock transactions appropriately. In addition, Manpower provides memberships in clubs for business entertaining to a limited number of executives. Each executive who is provided such a membership pays the expenses for any personal use of these clubs; however, none of the NEOs used these clubs for personal use in 2010. Manpower also maintains a broad-based auto program that covers approximately 247 management employees in the U.S., including the U.S.-based NEOs. Pursuant to this program, Manpower pays 75% of the cost of a leased car for the NEOs based in the U.S. Consistent with local practice in France and Japan, Manpower provides Ms. Gri with a company car and Mr. Green with a car allowance. All of these car programs are an integral part of Manpower’s benefit package and are viewed as a high value benefit by the NEOs.

Except in connection with expatriate assignments, as discussed below, Manpower does not pay tax gross ups to its NEOs on any of the above benefits.

Severance Agreements.    Manpower has entered into severance agreements (which include change of control benefits) with each of the NEOs, other than Ms. Gri. The committee believes that severance and change of control policies are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a competitive market. The committee also believes that such agreements benefit Manpower by clarifying the terms of employment and by protecting Manpower’s business through non-competition, non-solicitation and non-disclosure provisions. Furthermore, the committee believes that change of control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the organization before a transaction closes. This outcome can reduce the value of the organization to a buyer or to the shareholders if a transaction fails to close.

The severance agreements provide benefits to the NEOs in the event of certain terminations, such as involuntary terminations not for “cause” or voluntary terminations for “good reason.” Cause is defined in the severance agreements, and generally includes: performance failures, failure to follow instructions, fraudulent acts, violation of Manpower policies, acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to Manpower, chronic absences from work which are non-health related, crimes related to the NEO’s duties, or willful harmful conduct to Manpower. Good reason is also defined in each severance agreement, and generally includes: a material reduction in the NEO’s duties, a material reduction in the NEO’s base salary or incentive bonus opportunity, or relocation to a new principal office that is in excess of 50 miles from the NEO’s prior principal office. The amount of the benefits under the agreements is enhanced if the termination is associated with a change of control. However, there also must be a termination of the NEO’s employment (a “double trigger”) in order for the NEO to receive the enhanced benefits upon a change of control. Each NEO’s potential severance benefit is affected by the level of his or her base salary and annual incentive opportunity.

The committee has chosen these events as triggering a payment because they involve an involuntary termination or constructive termination that did not arise from a failure to perform or misconduct and that, in the absence of the agreement, could result in the loss of substantial benefits that the NEO would otherwise have earned. Furthermore, the committee recognizes that even in a competitive market for executive talent, the number of comparable positions at comparable companies is limited and finding a replacement position following an involuntary termination may take a substantial amount of time.

The committee believes it is appropriate to have such agreements, provided the agreements have a limited term and are periodically subject to renewal and approval by the committee and the board of directors. The committee periodically reviews the benefits provided under the agreements to ensure that they serve Manpower’s interests in retaining key executives, are consistent with market practice and are reasonable. When conducting this review, the committee includes an assessment of the total value of benefits that would accrue to each executive under the various applicable severance scenarios. In February 2011, Manpower entered into severance agreements with the CEO and CFO. These new severance agreements expire in February 2014. These severance agreements were revised to remove the tax gross up payment if any of the payments are characterized as excess parachute payments under Section 280G of the Internal Revenue Code and are subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code. Instead, like the severance agreements for the other NEOs, the revised severance agreements provide that if any payments to be made under the agreements, when added to any other payment or benefit to be received by the CEO or CFO in connection with a change of control or termination of employment, would be characterized as excess parachute payments under Section 280G of the Internal Revenue Code and would be subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, where such a reduction would benefit the CEO or CFO on an after-tax basis, the amount of the severance payment under the revised severance agreements will be reduced to the maximum amount to which excise tax would not apply. In addition, these severance agreements were revised to provide that the calculation of the bonus payment for the year of termination in connection with a change of control would be only a prorated portion. Otherwise, the revised severance agreements are in substantially the same form as the severance agreements that were replaced. Mr. Green’s severance agreement expired in August 2010 and Manpower entered into a revised severance agreement with him in March 2011, which is in substantially the same form as the agreement that was replaced. Ms. Gri’s severance agreement expired in February 2010. At present, Ms. Gri is entitled to certain severance protections under French law, however, Manpower is not currently a party to a contractual severance arrangement with her.

Additional Executive Compensation Policies

Stock ownership guidelines.    The committee believes that NEOs and other senior executives should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To that end, the committee adopted stock ownership guidelines that are based on the stock price and base salary in effect on December 31, 2005. The committee has set a goal of five years for these senior executives to attain the targeted ownership levels. In determining whether targeted ownership levels have been met, the committee only takes into account actual shares owned and vested stock options and does not consider any unvested restricted stock, unvested stock options, outstanding performance share units or unvested restricted stock units held by the NEOs. The committee reviewed these guidelines in 2010 and did not make any changes to the guidelines. As indicated in the following table, as of December 31, 2010, each of the NEOs had met these guidelines.

NEO	Target as a multiple of salary	Target value($)		Target number of shares(#)	Number of shares held as of December 31, 2010(#)	Status as of December 31, 2010
Jeffrey A. Joerres	5	5,000,000		107,526	1,010,864	Guideline Met
Michael J. Van Handel	3	1,500,000		32,258	255,105	Guideline Met
Barbara J. Beck	2	840,000		18,064	132,169	Guideline Met
Darryl Green	2	850,000	(1)	18,279	40,564	Guideline Met
Françoise Gri	2	1,049,760	(1)	22,575	42,643	Guideline Met
Jonas Prising	2	700,000		15,053	80,600	Guideline Met
Owen J. Sullivan	2	800,000		17,204	106,770	Guideline Met

(1)	For NEOs that became NEOs after 2005, the target values are based on their respective salaries in effect at the time each became an NEO.

Hedging Policy.    Manpower has also adopted a policy to prohibit designated individuals, including the NEOs, from engaging in short-selling of Manpower securities and buying and selling puts and calls on Manpower securities without advance approval. To date, no designated individual has requested approval to engage in such a transaction.

Expatriate policies.    As a result of being a global company, Manpower may need at times to assign its executives outside of their home country. Also, Manpower’s executive development strategy includes providing its executives the opportunity to acquire management experience outside of their home country. This experience is essential to developing executives who can lead within a global company. To facilitate this strategy and to induce the executives to make such a change, Manpower provides expatriate benefits, which eliminate any tax disadvantages caused by relocation and compensate them for the disruption it causes to them and to their families.

Mr. Prising is provided certain benefits in connection with his assignment to the U.S. to lead Manpower’s American operations. The assignment agreement provides for benefits related to Mr. Prising’s relocation, including eligibility to participate in an automobile program, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, and tax equalization and tax gross up payments. The initial term of Mr. Prising’s assignment was three years, but the term was extended for an additional two years in December of 2008 and then for one more year in March 2011, extending the benefits until December 31, 2011. Mr. Green also has similar benefits associated with his position leading Manpower’s Asia-Pacific operations, although there is no fixed term for Mr. Green’s agreement.

Other Material Tax Implications of the Executive Compensation Program

Tax implications for Manpower.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s CEO and three most highly compensated executive officers (other than the CEO and CFO) in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the committee has taken steps to qualify the stock option awards, performance share unit awards and certain awards under the Corporate Senior Management Annual Incentive Plan as performance-based compensation for this purpose. However, the committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot assure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax implications for NEOs.    The committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The committee has structured the elements of Manpower’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

REPORT OF THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The executive compensation and human resources committee of the board of directors of Manpower has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the executive compensation and human resources committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation and Human Resources Committee

Jack M. Greenberg, Chairman

Marc J. Bolland

Cari M. Dominguez

Elizabeth P. Sartain

John R. Walter

EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No member of the executive compensation and human resources committee has ever been an officer or employee of Manpower or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on Manpower. Management has also discussed this issue with the executive compensation and human resources committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on Manpower.

As Manpower is located in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive driving behavior. We also have controls in place that mitigate any impact these plans might have on us. In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics. In addition, there is an approval process of the various incentive plans in each country, which are approved by the country manager and financial manager in the respective country to ensure the growth metrics are based on company performance. In addition, incentives are generally not a major portion of an individual’s salary, other than for our executives officers, who participate in the Corporate Senior Management Annual Incentive Plan described below.

Our largest and most significant incentive plan is the Corporate Senior Management Annual Incentive Plan, which is the plan in which our executive officers participate. The executive compensation and human resources committee has general oversight of this plan and has capped the incentive payouts at an outstanding level to ensure that no employee receives a bonus that is significant enough to create a significant risk to the Company. In addition, the financial metrics, which focus on company-wide and segment-wide goals and objectives, and the results of those metrics used in this plan, are reviewed and approved at multiple levels in the Company.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Manpower.

The following table summarizes compensation information for Manpower’s CEO, CFO, the three most highly compensated executive officers, and the two other executive officers who are business unit leaders. For purposes of providing consistent compensation disclosure year to year, we have included summary compensation information for our CEO and CFO and for all of our executive officers who are business unit leaders (rather than the three most highly compensated executive officers other than the CEO and CFO), as the individuals comprising such group may change from year to year based on changes in total compensation. We refer to this group of seven executive officers as the named executive officers (“NEOs”).

Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffrey A. Joerres	2010	1,000,000	0	2,173,410	3,184,268	2,305,521	9,982	68,517	8,741,698
CEO	2009	980,769	0	1,548,000	2,547,675	200,000	11,208	70,916	5,358,568
	2008	1,000,000	0	5,947,200	3,078,774	300,000	6,482	69,082	10,401,538

Michael J. Van Handel	2010	550,000	0	795,150	1,027,834	845,358	11,134	46,456	3,275,932
CFO	2009	539,423	0	619,200	815,256	125,000	12,529	52,135	2,163,543
	2008	550,000	0	1,416,000	769,694	110,000	7,407	49,194	2,902,295

Barbara J. Beck	2010	460,000	0	318,060	443,379	625,485	0	34,456	1,881,380
EVP and President, EMEA	2009	460,000	0	464,400	356,675	87,000	0	277,981	1,646,056
	2008	460,000	0	396,480	513,129	86,250	0	415,446	1,871,305

Darryl Green	2010	425,000	0	318,060	443,379	477,700	0	530,593	2,194,732
EVP and President, Asia Pacific and Middle East	2009	425,000	0	510,840	417,819	183,218	0	286,065	1,397,942
	2008	425,000	0	339,840	427,608	63,750	0	337,324	1,593,522

Françoise Gri(6)	2010	524,880	0	318,060	565,394	501,943	0	10,680	1,798,942
EVP and President, France	2009	524,880	0	510,840	376,380	104,976	0	17,423	1,534,499
	2008	524,880	0	396,480	449,258	98,415	0	13,732	1,482,765

Jonas Prising	2010	425,000	0	318,060	443,379	585,863	0	258,127	2,030,429
EVP and President, The Americas	2009	384,615	0	340,560	356,675	75,000	0	236,163	1,393,013
	2008	400,000	0	339,840	513,129	52,500	0	238,388	1,543, 857

Owen J. Sullivan	2010	420,000	0	318,060	443,379	251,370	0	49,759	1,482,568
EVP and CEO, Right Management	2009	420,000	0	278,640	356,675	236,250	0	55,503	1,347,068
	2008	420,000	0	311,520	410,503	252,000	0	40,795	1,434,818

(1)	Mr. Joerres, Mr. Van Handel and Mr. Prising participated in the voluntary unpaid leave program in 2009 that was implemented by the company during the year as a cost-saving measure during the global economic downturn, which reduced their base compensation.

(2)	The value of stock awards in this table for 2010 includes the grant date fair value for performance share units granted in 2010 as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” The value of stock awards in the table for 2009 includes the grant date fair value of restricted stock units (including career shares) granted in 2009. The value of stock awards in the table for 2008 includes the grant date fair value for performance share units for all NEOs. For Mr. Joerres in 2008, in addition to the grant date fair value for performance share units of $3,681,000, the amount also includes the grant date fair value of career shares in the form of restricted stock of $2,265,600.

The performance share units in both 2010 and 2008 are reported at the target level, which we believe was the probable outcome of the performance conditions at the time of grant. The grant date fair value of these awards at the outstanding level for each NEO was:

Name	2010	2008
Jeffrey A. Joerres	$4,346,820	$6,442,800
Michael J. Van Handel	1,590,300	2,478,000
Barbara J. Beck	636,120	693,840
Darryl Green	636,120	594,720
Francoise Gri	636,120	693,840
Jonas Prising	636,120	594,720
Owen J. Sullivan	636,120	545,160

The performance share units granted in 2008 ultimately did not vest because the performance target had not been achieved and therefore, no performance shares were issued.

(3)	The value of options in this table represents the grant date fair value of the stock options granted in 2010, 2009 and 2008, respectively, as computed in accordance with FASB ASC Topic 718.

(4)	Although the amount of benefits for each NEO under the U.S. pension plans was frozen in 2000, the change in actuarial value is due to the change in actuarial assumptions from year to year, as calculated under the rules governing financial reporting for U.S. pension plans.

(5)	These amounts are described in further detail in the All Other Compensation Table.

(6)	Ms. Gri’s annual salary is €400,000. Ms. Gri’s salary and incentive payment are paid in Euros and have been translated at an exchange rate of 1.3122 (in U.S. Dollars), which was the exchange rate on March 12, 2007, the date Ms. Gri joined Manpower. The amount of all other compensation has been translated at an exchange rate of 1.3384 (in U.S. Dollars), the rate in effect on December 31, 2010. Based on the exchange rate of 1.3384 (in U.S. Dollars), as of December 31, 2010, Ms. Gri’s salary was $535,360 and incentive compensation was $511,965.

All Other Compensation in 2010

Name & Principal Position	Perquisites & Other Personal Benefits ($)(1)		Tax Reimbursements ($)(2)		Payments/ Accruals on Termination Plans ($)	Company Contributions to Defined Contribution Plans ($)(3)	Total Other Compensation ($)
Jeffrey A. Joerres	32,517		0		0	36,000	68,517
CEO
Michael J. Van Handel	26,206		0		0	20,250	46,456
CFO
Barbara J. Beck	34,456		0		0	0	34,456
EVP and President, EMEA
Darryl Green	210,636	(4)	319,957	(5)	0	0	530,593
EVP and President, Asia Pacific and Middle East
Françoise Gri	10,680	(6)	0		0	0	10,680
EVP and President, France
Jonas Prising	151,109	(7)	92,142	(8)	0	14,876	258,127
EVP and President, The Americas
Owen J. Sullivan	30,072		0		0	19,687	49,759
EVP and CEO, Right Management

(1)	Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in Manpower’s company car program, auto insurance, life insurance premiums paid and/or the value of financial services paid for by Manpower.

(2)	Due to the complex nature of calculating these tax reimbursements, in certain cases the amounts are often paid to the NEOs one or more years after the income to which they relate was earned by the NEO.

(3)	These contributions were made by Manpower on behalf of the NEOs under the terms of the Nonqualified Savings Plan. Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(4)	In addition to the amounts described above in footnote (1), this amount reflects tax compliance services, a housing allowance of $90,000, a tuition allowance of $40,000 for Mr. Green’s children, and a car allowance of $26,275. These benefits are paid to Mr. Green in connection with his assignment to Japan and have been translated at an exchange rate for Japanese Yen of .008415454 (in U.S. Dollars), which was the average exchange rate in effect between the date he received his offer letter from Manpower on April 4, 2007 and the date he signed it on April 10, 2007. Based on the exchange rate of .012327 (in U.S. Dollars) as of December 31, 2010, the specific conversions of the amounts mentioned above paid in Japanese Yen included a housing allowance of $131,833, a tuition allowance of $58,586, and a car allowance of $38,494. Also included in this column is airfare for one return trip for his family members to the U.S. of $26,688 translated at the exchange rate for Japanese Yen of .012327 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2010.

(5)	$291,271 of this amount reflects the value of the gross up and tax equalization payments paid in 2010 to Mr. Green attributable to compensation he received during 2007 to 2009. The remaining $28,678 reflects the value of the gross up payments Mr. Green received for taxes on housing and tuition payments during 2010 and has been translated at an exchange rate for Japanese Yen of .012327 (in U.S. Dollars) which was the exchange rate in effect on December 31, 2010.

(6)	In accordance with her employment agreement, Ms. Gri is provided with an automobile and this amount reflects the lease and maintenance payments associated with the automobile. Amounts paid in Euros in this column have been translated at an exchange rate of 1.3384 (in U.S. Dollars), which was the exchange rate in effect on December 31, 2010.

(7)	In addition to the amounts described above in footnote (1), included in this amount are housing costs of $72,627, tuition payments of $37,928 for Mr. Prising’s children and tax compliance services. These benefits are paid to Mr. Prising in connection with his assignment to the U.S. Also included in this column is airfare for a return trip for his family members to Sweden of $12,311.

(8)	This amount reflects tax gross up and tax equalization payments paid in 2010 to Mr. Prising in connection with his assignment to the U.S. attributable to compensation and benefits received by him in 2010.

Grants of Plan-Based Awards in 2010

	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name & Principal Position			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jeffrey A. Joerres CEO	Corporate Senior	—	375,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	Management Annual Incentive Plan (CSMAIP)
	2003 Equity Incentive Plan	2/18/2010	—	—	—	20,500	41,000	82,000	—	—	—	2,173,410
		2/18/2010	—	—	—	—	—	—	—	158,000	53.01	3,184,269

Michael J. Van Handel CFO	CSMAIP	—	137,500	550,000	1,100,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/18/2010	—	—	—	7,500	15,000	30,000	—	—	—	795,150
		2/18/2010	—	—	—	—	—	—	—	51,000	53.01	1,027,834

Barbara J. Beck EVP and President, EMEA	CSMAIP	—	115,000	345,000	690,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/18/2010	—	—	—	3,000	6,000	12,000	—	—	—	318,060
		2/18/2010	—	—	—	—	—	—	—	22,000	53.01	443,379

Darryl Green EVP and President, Asia Pacific and Middle East	CSMAIP	—	106,250	318,750	637,500	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/18/2010	—	—	—	3,000	6,000	12,000	—	—	—	318,060
		2/18/2010	—	—	—	—	—	—	—	22,000	53.01	443,379

Françoise Gri	CSMAIP	—	131,220	393,660	787,320	—	—	—	—	—	—	—
EVP and President, France	2003 Equity Incentive Plan	2/18/2010	—	—	—	3,000	6,000	12,000	—	—	—	318,060
		3/8/2010	—	—	—	—	—	—	—	27,000	55.33	565,394

Jonas Prising	CSMAIP	—	106,250	318,750	637,500	—	—	—	—	—	—	—
EVP and President, The Americas	2003 Equity Incentive Plan	2/18/2010	—	—	—	3,000	6,000	12,000	—	—	—	318,060
		2/18/2010	—	—	—	—	—	—	—	22,000	53.01	443,379

Owen J. Sullivan	CSMAIP	—	105,000	315,000	630,000	—	—	—	—	—	—	—
EVP and CEO, Right Management	2003 Equity Incentive Plan	2/18/2010	—	—	—	3,000	6,000	12,000	—	—	—	318,060
		2/18/2010	—	—	—	—	—	—	—	22,000	53.01	443,379

(1)	These amounts represent the 2010 incentive amounts established under the Corporate Senior Annual Management Incentive Plan.

(2)	These amounts represent the number of performance share units for the two-year period from 2010-2011.

(3)	These amounts represent the number of shares underlying stock options that were granted in 2010.

(4)	The grant date fair value of stock and option awards granted in 2010 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

Compensation Agreements and Arrangements

Manpower entered into compensation agreements and severance agreements with the CEO and the CFO in February 2011 that replaced their prior agreements, which were set to expire on February 20, 2011. The term under each of the compensation agreements and severance agreements expires on the first to occur of (1) the date two years after the occurrence of a change of control of Manpower or (2) February 16, 2014, if no such change of control occurs before February 16, 2014. The severance agreements with the CEO and the CFO are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table. Under the compensation agreements, the CEO and the CFO are entitled to receive a base salary, as may be increased from time to time by Manpower and each is entitled to receive incentive compensation in accordance with an annual incentive plan approved and administered by the executive compensation and human resources committee. The CEO is entitled to receive an annual base salary of at least $1,200,000 per year, and the CFO is entitled to receive an annual base salary of at least $600,000 per year. These amounts represent an increase to their base salary beginning in 2011. The annual incentive plan for the CEO and the CFO is described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

In addition, the CEO and CFO are eligible for all benefits generally available to the senior executives of Manpower, subject to and on a basis consistent with the terms, conditions and overall administration of such benefits. The compensation agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with Manpower and during the two-year period following the termination of the executive’s employment with Manpower, and nonsolicitation provisions that are effective during the term of the executive’s employment with Manpower and during the one-year period following the termination of the executive’s employment with Manpower.

Ms. Beck, Mr. Sullivan, Mr. Prising, Mr. Green and Ms. Gri currently receive an annual incentive bonus determined pursuant to an incentive arrangement with Manpower and all but Ms. Gri have entered into severance agreements with Manpower. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement and the severance agreements for each NEO are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

During 2010, Mr. Prising received expatriate benefits in connection with his assignment to Milwaukee, Wisconsin. This arrangement is described in further detail in the Compensation Discussion and Analysis included in this proxy statement.

In connection with his employment as President, Asia Pacific Operations, Manpower entered into an agreement with Mr. Green to provide for benefits related to Mr. Green’s appointment in Japan, including a car allowance, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, tax gross ups on these expenses and tax equalization payments.

In connection with her appointment as President of Manpower France SAS, Ms. Gri entered into a compensation agreement with Manpower France Holdings SAS. Under her compensation agreement, she is entitled to receive an annual base salary of €400,000, as may be increased from time to time, and she is entitled to receive annual incentive compensation. In addition, under her employment contract, Ms. Gri is entitled to reimbursement of her business expenses, a company car, and a limited number of vacation days. Her employment agreement also contains nondisclosure provisions that are effective during the term of her employment with Manpower and following the termination of her employment with Manpower.

2010 Annual Incentive Awards

The following tables illustrate the achievement of the performance targets in relation to the payment of the 2010 Annual Incentive Awards.

For 2010, Manpower’s EPS was $1.47 (compared to $0.53 at threshold, $1.03 at target and $2.03 at outstanding) and EP was -$147 MM (compared to -$223 MM at threshold, -$192 MM at target and -$121 MM at outstanding).

Jeffrey A. Joerres — 2010 Annual Incentive Calculation

	Performance Level	Percentage of 2010 Salary	Amount Earned
EPS Goal	Above Target	86.40%		$864,000
EP Goal	Above Target	97.77%		$977,747
Operating Objectives	Above Target	48.00%		$480,000
Adjustment Related to 2009 Restatement(1)		-1.62%	-$	16,226
Total Incentive		230.55%		$2,305,521

(1)	Mr. Joerres’ 2010 incentive was reduced by $16,226 related to our 2009 restatement of earnings for a workforce solutions contract in which the Company prematurely recorded revenues. This adjustment reflects the earnings earned in 2010 related to this contract in which an incentive had previously been paid to Mr. Joerres.

Michael J. Van Handel — 2010 Annual Incentive Calculation
	Performance Level	Percentage of 2010 Salary	Amount Earned
EPS Goal	Above Target	57.60%		$316,800
EP Goal	Above Target	65.18%		$358,507
Operating Objectives	Above Target	32.00%		$176,000
Adjustment Related to 2009 Restatement(1)		-1.08%	-$	5,949
Total Incentive		153.7%		$845,358

(1)	Mr. Van Handel’s 2010 incentive was reduced by $5,949 related to our 2009 restatement of earnings for a workforce solutions contract in which the Company prematurely recorded revenues. This adjustment reflects the earnings earned in 2010 related to this contract in which an incentive had previously been paid to Mr. Van Handel.

Barbara J. Beck — 2010 Annual Incentive Calculation
	Performance Level	Percentage of 2010 Salary	Amount Earned
AOUP of EMEA Goal	At Outstanding	82.50%	$379,500
EPS Goal	Above Target	21.60%	$99,360
Operating Objectives	Above Target	31.88%	$146,625
Total Incentive	Above Target	135.98%	$625,485

Darryl Green — 2010 Annual Incentive Calculation
	Performance Level	Percentage of 2010 Salary	Amount Earned
AOUP of Asia Pacific Goal	Above Target	53.30%	$226,525
EPS Goal	Above Target	21.60%	$91,800
Operating Objectives	At Outstanding	37.50%	$159,375
Total Incentive	Above Target	112.40%	$477,700

Francoise Gri — 2010 Annual Incentive Calculation(1)
	Performance Level	Percentage of 2010 Salary	Amount Earned
AOUP of France Goal	Above Threshold	36.53%	$191,739
EPS Goal	Above Target	21.60%	$113,374
Operating Objectives	At Outstanding	37.50%	$196,830
Total Incentive	Above Target	95.63%	$501,943
(1) Ms. Gri’s incentive is paid in Euros and has been translated above at an exchange rate of 1.3122 (in U.S. Dollars), which was the exchange rate on March 12, 2007.

Jonas Prising — 2010 Annual Incentive Calculation
	Performance Level	Percentage of 2010 Salary	Amount Earned
AOUP of America’s Goal	At Outstanding	82.50%	$350,625
EPS Goal	Above Target	21.60%	$91,800
Operating Objectives	Above Target	33.75%	$143,438
Total Incentive	Above Target	137.85%	$585,863

Owen J. Sullivan — 2010 Annual Incentive Calculation
	Performance Level	Percentage of 2010 Salary	Amount Earned
AOUP of Jefferson Wells Goal	Below Threshold	0%	$0
AOUP of Right Management Goal	Below Threshold	0%	$0
EPS Goal	Above Target	21.60%	$90,720
Operating Objectives	Above Target	38.25%	$160,650
Total Incentive	Above Threshold	59.85%	$251,370

Grants Under the 2003 Equity Incentive Plan

Stock options.    Manpower made grants of stock options to all of the NEOs (other than Ms. Gri) under the 2003 Equity Incentive Plan in February 2010. To comply with certain French laws, Manpower made a stock option grant to Ms. Gri in March 2010. The stock options granted in 2010 vest 25% per year over a four-year period and if they are not exercised, they expire in ten years (or earlier following a termination of employment). Additional vesting terms applicable to these options are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Performance share units.    Manpower made grants of performance share units to all of the NEOs under the 2003 Equity Incentive Plan in February of 2010. Each NEO received a performance share unit grant that will vest if the relevant performance goal of Operating Profit Margin Percentage is met in 2010 and at least the threshold Operating Profit Margin Percentage is maintained in 2011.

The following table shows the goals established by the committee in 2010 for the 2010-2011 performance period for these performance share units:

	Threshold(1)	Target	Outstanding
Operating Profit Margin in 2010	0.60%	0.95%	2.00%

(1)	The performance share units earned in 2010 based on the 2010 Operating Profit Margin will vest only if the Operating Profit Margin in 2011 is at least 0.60%.

No dividends are paid on the performance share units unless and until actual shares are issued to the NEO upon the vesting of the performance share units. Additional vesting terms applicable to these grants are described in further detail in the section entitle “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Restricted stock units.    Manpower did not make any grants of restricted stock units in 2010.

Career shares.    Manpower did not make any grants of career shares in 2010.

Outstanding Equity Awards at December 31, 2010

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jeffrey A. Joerres	250,000	—		—	$33.96	02/19/2012	—		—	—		—
CEO	35,000	—		—	$31.16	02/18/2013	—		—	—		—
	50,000	—		—	$44.08	02/18/2014	—		—	—		—
	150,000	—		—	$44.37	02/16/2015	—		—	—		—
	130,000	—		—	$52.78	02/14/2016	—		—	—		—
	86,250	28,750	(4)	—	$76.30	02/14/2017	—		—	—		—
	90,000	90,000	(5)	—	$56.64	02/20/2018	—		—	—		—
	62,500	187,500	(6)	—	$30.96	02/17/2019	—		—	—		—
	—	158,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	45,000	(8)	$2,824,200	—		—
	—	—		—	—	—	35,000	(9)	$2,196,600	—		—
	—	—		—	—	—	40,000	(10)	$2,510,400	—		—
	—	—		—	—	—	34,334	(11)	$2,154,802	—		—
	—	—		—	—	—	—		—	65,000	(15)	$4,079,400
	—	—		—	—	—	—		—	41,000	(16)	$2,573,160

Michael J. Van Handel	13,500	—		—	$31.16	02/18/2013	—		—	—		—
CFO	15,000	—		—	$44.08	02/18/2014	—		—	—		—
	50,000	—		—	$44.37	02/16/2015	—		—	—		—
	45,000	—		—	$52.78	02/14/2016	—		—	—		—
	22,500	7,500	(4)	—	$76.30	02/14/2017	—		—	—		—
	22,500	22,500	(5)	—	$56.64	02/20/2018	—		—	—		—
	20,000	60,000	(6)	—	$30.96	02/17/2019	—		—	—		—
	—	51,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	9,000	(8)	$564,840	—		—
	—	—		—	—	—	6,000	(9)	$376,560	—		—
	—	—		—	—	—	13,734	(11)	$861,946	—		—
	—	—		—	—	—	—		—	25,000	(15)	$1,569,000
	—	—		—	—	—	—		—	15,000	(16)	$941,400

Barbara J. Beck(23)	15,000	—		—	$44.08	02/18/2014	—		—	—		—
EVP and President,	41,438	—		—	$44.37	02/16/2015	—		—	—		—
EMEA	50,231	—		—	$52.78	02/14/2016	—		—	—		—
	10,500	3,500	(4)	—	$76.30	02/14/2017	—		—	—		—
	15,000	15,000	(5)	—	$56.64	02/20/2018	—		—	—		—
	—	26,250	(6)	—	$30.96	02/17/2019	—		—	—		—
	—	22,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	6,182	(11)	$387,982	—		—
	—	—		—	—	—	6,180	(12)	$376,856	—		—
	—	—		—	—	—	—		—	7,000	(15)	$439,320
	—	—		—	—	—	—		—	6,000	(16)	$376,560

Darryl Green	15,000	5,000	(18)	—	$93.24	05/28/2017	—		—	—		—
EVP and President,	12,500	12,500	(5)	—	$56.64	02/20/2018	—		—	—		—
Asia Pacific and	10,250	30,750	(6)	—	$30.96	02/17/2019	—		—	—		—
Middle East	—	22,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	10,560	(14)	$662,746	—		—
	—	—		—	—	—	7,898	(11)	$495,678	—		—
	—	—		—	—	—	5,150	(12)	$323,214	—		—
	—	—		—	—	—	—		—	7,500	(15)	$470,700
	—	—		—	—	—	—		—	6.000	(16)	$376,560
	—	—		—	—	—	—		—	6,000	(17)	$376,560

Françoise Gri	15,000	5,000	(19)	—	$73.86	03/12/2017	—		—	—		—
EVP and President,	13,500	13,500	(20)	—	$55.10	03/11/2018	—		—	—		—
France	10,250	30,750	(21)	—	$27.99	03/09/2019	—		—	—		—
	—	27,000	(22)	—	$55.33	03/08/2020	—		—	—		—
	—	—		—	—	—	7,898	(11)	$495,678	—		—
	—	—		—	—	—	5,150	(12)	$323,214	—		—
	—	—		—	—	—	—		—	7,000	(15)	$439,320
	—	—		—	—	—	—		—	6,000	(16)	$376,560

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Jonas Prising	6,300	—		—	$44.95	02/24/2014	—		—	—		—
EVP and President,	5,250	—		—	$45.57	02/16/2015	—		—	—		—
The Americas	20,000	—		—	$52.78	02/14/2016	—		—	—		—
	18,000	6,000	(4)	—	$76.30	02/14/2017	—		—	—		—
	15,000	15,000	(5)	—	$56.64	02/20/2018	—		—	—		—
	—	26,250	(6)	—	$30.96	02/19/2019	—		—	—		—
	—	22,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	2,500	(13)	$156,900	—		—
	—	—		—	—	—	6,182	(11)	$387,982	—		—
	—	—		—	—	—	2,060	(12)	$129,286	—		—
	—	—		—	—	—	—		—	6,000	(15)	$376,560
										6,000	(16)	$376,560

Owen J. Sullivan	10,000	—		—	$42.00	02/24/2014	—		—	—		—
EVP and CEO, Right	32,000	—		—	$44.37	02/16/2015	—		—	—		—
Management and	26,020	—		—	$52.78	02/14/2016	—		—	—		—
Jefferson Wells	18,000	6,000	(4)	—	$76.30	02/14/2017	—		—	—		—
	12,000	12,000	(5)	—	$56.64	02/20/2018	—		—	—		—
	8,750	26,250	(6)	—	$30.96	02/17/2019	—		—	—		—
	—	22,000	(7)	—	$53.01	02/18/2020	—		—	—		—
	—	—		—	—	—	2,500	(13)	$156,900	—		—
	—	—		—	—	—	6,182	(11)	$387,982	—		—
	—	—		—	—	—	—		—	5,500	(15)	$345,180
	—	—		—	—	—	—		—	6,000	(16)	$376,560

(1)	Represents outstanding grants of restricted stock, restricted stock units or career shares.

(2)	Value based on the closing price of $62.76 on December 31, 2010.

(3)	Represents outstanding grants of performance share units, measured at target levels, except as otherwise provided herein.

(4)	The remaining unvested options vested on February 14, 2011.

(5)	50% of the remaining unvested options vested on February 20, 2011 and 50% of the remaining unvested options are scheduled to vest on February 20, 2012.

(6)	33% of the remaining unvested options vested on February 17, 2011 and 33% of the remaining unvested options are scheduled to vest on each of February 17, 2012 and 2013.

(7)	25% of the remaining unvested options vested on February 17, 2011 and 25% of the remaining unvested options are scheduled to vest on each of February 17, 2012, 2013 and 2014.

(8)	Shares vested on February 16, 2011.

(9)	Shares scheduled to vest on February 14, 2012.

(10)	Shares scheduled to vest on February 20, 2013.

(11)	50% of the restricted stock units vested on February 17, 2011 and 50% of the remaining restricted stock units are scheduled to vest on February 17, 2012.

(12)	Restricted stock units scheduled to vest on February 17, 2013.

(13)	Shares or restricted stock units scheduled to vest on February 14, 2013.

(14)	Restricted stock units scheduled to vest on May 28, 2011.

(15)	Performance share units scheduled to vest in February 2011, had the performance targets been achieved as of December 31, 2010 and service requirements were met as of December 31, 2010. However, the committee certified the performance target had not been achieved and therefore, no performance share units were issued.

(16)	Performance share units scheduled to vest in February 2012 if the committee certifies that the performance targets are achieved as of December 31, 2011 and service requirements are met as of December 31, 2011.

(17)	Performance share units scheduled to vest in February 2011 had the performance targets been achieved as of December 31, 2010 and the service requirement met as of December 31, 2010. However, the committee certified the performance target had not been achieved and therefore, no performance share units were issued. This award is disclosed at the maximum level.

(18)	The remaining unvested options are scheduled to vest on May 28, 2011.

(19)	The remaining unvested options vested on March 12, 2011.

(20)	50% of the remaining unvested options vested on March 11, 2011 and 50% of the remaining unvested options are scheduled to vest on March 11, 2012.

(21)	33% of the remaining unvested options vested on March 9, 2011 and 33% of the remaining unvested options are scheduled to vest on each of March 9, 2012 and 2013.

(22)	25% of the remaining unvested options vested on March 8, 2011 and 25% of the remaining unvested options are scheduled to vest on each of March 8, 2012, 2013 and 2014.

(23)	Pursuant to Ms. Beck’s departure on March 1, 2011, all unvested options and restricted stock units outstanding at that time were forfeited at such time. All options vested as of March 1, 2011 have 18 months to be exercised or they will be forfeited.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Joerres CEO	130,800	2,683,488	16,931	895,819
Michael J. Van Handel CFO	120,000	3,229,362	6,772	358,307
Barbara J. Beck EVP and President, EMEA	48,750	1,098,380	8,046	422,864
Darryl Green EVP and President, Asia Pacific and Middle East	0	0	3,893	205,979
Françoise Gri EVP and President, France	0	0	3,893	205,979
Jonas Prising EVP and President, The Americas	14,750	444,827	5,701	300,127
Owen J. Sullivan EVP and CEO, Right Management	0	0	8,046	422,864

Pension Benefits in 2010

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Jeffrey A. Joerres CEO	U.S. Pension Plans	7	69,839	0
Michael J. Van Handel CFO	U.S. Pension Plans	11	79,253	0
Barbara J. Beck EVP and President, EMEA	N/A	—	—	—
Darryl Green EVP and President, Asia Pacific and Middle East	N/A	—	—	—
Françoise Gri EVP and President, France	N/A	—	—	—
Jonas Prising EVP and President, The Americas	N/A	—	—	—
Owen J. Sullivan EVP and CEO, Right Management	N/A	—	—	—

(1)	Present value has been calculated as of December 31, 2010 assuming a 5.25% discount rate and retirement occurring at age 65, as well as applying the 2010 Static Mortality Table for Annuitants and Non-Annuitants, as required for plan financial reporting purposes.

U.S. pension plans.    Manpower maintains both a qualified, noncontributory defined benefit pension plan for U.S. employees, as well as a nonqualified, noncontributory, defined benefit deferred compensation plan for management and other highly compensated employees in the U.S. who are ineligible to participate in the qualified plan. Together, both plans are referred to collectively as the “U.S. pension plans.” The U.S. pension plans were frozen as of February 29, 2000 and all benefits under the U.S. pension plans became fully vested. The CEO and CFO are each entitled to pension benefits under the U.S. pension plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65 (with five years of service), or earlier upon termination if the participant has reached age 55 and has had 20 years of service with Manpower. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years as of February 29, 2000, for employees who had not retired as of February 29, 2000 or (ii) $261,664. Compensation covered by the U.S. pension plans is base salary.

Currently, none of the NEOs are eligible for early retirement under the U.S. pension plans. The early retirement benefit under the U.S. pension plans is the normal retirement benefit, reduced by 5/12 of 1% for each month that the participant retired prior to his normal retirement age.

Nonqualified Deferred Compensation in 2010

Name & Principal Position	Plan	Executive Contributions in 2010 ($)(1)	Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2010 ($)(2)
Jeffrey A. Joerres	NQSP	72,000	36,000	354,900	0	2,783,260
CEO	PBDC	0	0	50,980	0	1,104,940
Michael J. Van Handel	NQSP	40,500	20,250	146,711	0	1,086,142
CFO	PBDC	0	0	26,719	0	579,097
Barbara J. Beck	NQSP	0	0	3,174	0	26,142
EVP and President, EMEA	PBDC	0	0	21,436	0	464,608
Darryl Green	NQSP	0	0	0	0	0
EVP and President, Asia Pacific and Middle East
Françoise Gri	N/A	0	0	0	0	0
EVP and President, France
Jonas Prising	NQSP	70,630	14,876	80,136	0	540,572
EVP and President, The Americas
Owen J. Sullivan	NQSP	39,375	19,688	67,576	0	539,131
EVP and CEO, Right Management	PBDC	0	0	20,361	0	441,310

(1)	These amounts reflect contributions made by the NEOs from their 2010 salary, which amounts were also included in the salary column for each NEO in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2009 annual incentive, which was disclosed in the 2009 Summary Compensation Table: Mr. Joerres — $12,000; Mr. Van Handel — $7,500; Mr. Sullivan — $14,175; and Mr. Prising — $7,500.

(2)	Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2010 or prior to 2010: Mr. Joerres — $2,005,779; Mr. Van Handel — $812,768; Ms. Beck — $11,507; Mr. Sullivan — $404,628; and Mr. Prising — $456,869. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming a NEO, and any company contributions prior to the executive becoming an NEO. Of the amounts disclosed in this column for the Performance-Based Deferred Compensation Plan, the following amounts were previously reported in the Summary Compensation Table in either 2004 or 2005: Mr. Joerres — $873,190; Mr. Van Handel — $457,638; and Ms. Beck — $367,162. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Performance-Based Deferred Compensation Plan reflect earnings on the contributions and, with regard to Mr. Sullivan, company contributions prior to Mr. Sullivan becoming an NEO.

Nonqualified Deferred Compensation in 2010

Nonqualified Savings Plan.    Pursuant to the Nonqualified Savings Plan, certain executives, including the CEO, CFO, Ms. Beck, Mr. Sullivan, Mr. Prising, and Mr. Green may defer a portion of their salary and incentive awards. Salary deferral elections must be made by the NEOs before December 31 of the year prior to the year in which it will be earned. Incentive deferral elections are made by the NEOs in June of each year for the incentive they will earn during such year. The NEOs are permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan. Pursuant to the plan, the NEOs, as well as all other plan participants, may receive a matching amount of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. In addition, pursuant to the plan, Manpower may make a discretionary profit sharing contribution to participants in the plan. During 2010, Manpower did not make a profit sharing contribution under the plan. Manpower’s contributions to a participant’s account under the plan (both matching contributions and profit sharing contributions) are not fully vested until a participant has at least five years of credited service with Manpower. All of the NEOs who participate in the plan were fully vested in their matching contributions and profit sharing contributions as of December 31, 2010.

The investment alternatives available to the NEOs under the Nonqualified Savings Plan are selected by Manpower and may be changed from time to time. The NEOs are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2010.

Name of Fund	Annual Return
Fidelity Contrafund	16.93%
Fidelity Spartan U.S. Equity Index	14.98%
T. Rowe Price Institutional Large Cap Value	13.27%
Fidelity Spartan Extended Market Index	28.58%
Lord Abbott Small Cap Value	26.62%
TimesSquare Small Cap Growth	27.20%
Dodge & Cox International Stock	13.69%
Fidelity Freedom 2000 Fund	7.86%
Fidelity Freedom 2005 Fund	10.57%
Fidelity Freedom 2010 Fund	11.65%
Fidelity Freedom 2015 Fund	11.75%
Fidelity Freedom 2020 Fund	12.93%
Fidelity Freedom 2025 Fund	13.82%
Fidelity Freedom 2030 Fund	14.04%
Fidelity Freedom 2035 Fund	14.46%
Fidelity Freedom 2040 Fund	14.62%
Fidelity Freedom 2045 Fund	14.72%
Fidelity Freedom 2050 Fund	14.90%
Fidelity Freedom Income Fund	7.63%
Fidelity Short Term Bond	3.79%
Vanguard Total Bond Market Index Fund	6.42%
Fidelity Retirement Money Market	.02%

Benefits paid under the Nonqualified Savings Plan will be paid to the NEOs upon their termination of employment, either in a lump sum, in five annual installments or in ten annual installments, as elected by the NEOs in accordance with the plan rules.

Performance-Based Deferred Compensation Plan.    The CEO, CFO, Ms. Beck and Mr. Sullivan each have participated in the Performance-Based Deferred Compensation Plan, earning deferred compensation upon the achievement of earnings per share and economic profit goals in 2004 and 2005. Though the plan was frozen in February 2006, the executives will continue to accrue earnings on such amounts in accordance with the plan.

Specifically, the plan allows the executive compensation and human resources committee to determine the rate of return from time to time. Currently, the rate of return is equal to the effective yield on ten-year Treasury notes plus 100 basis points at the beginning of each year. A detailed discussion regarding the vesting conditions that will entitle an executive to benefits under this plan can be found in the narrative accompanying the Post-Termination Benefits and Change of Control Tables below. Participants will receive any vested benefits under this plan upon their termination of employment, payable in cash or shares of Manpower’s common stock (in Manpower’s sole discretion), in a lump sum or in such number of annual installments (between five and fifteen) as elected by the participant in accordance with the plan rules. Upon a change of control, the participants receive a distribution of such benefits in a lump sum at such time.

Termination of Employment and Change of Control Arrangements

Manpower has entered into severance agreements (which include change of control benefits) with the CEO and CFO and other NEOs. Each agreement has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of Manpower within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, a number of the equity grants and benefit plans in which the CEO and CFO and other NEOs are participants contain vesting provisions that are triggered upon a change of control of Manpower and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon the voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The tables which follow the descriptions of these arrangements illustrate the amount of enhanced benefits the CEO and CFO and other NEOs would receive under all such arrangements if their employment had been terminated on December 31, 2010 for the reasons specified within the tables or upon a change of control of Manpower on such date.

Severance agreements.    Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as defined in the agreements and described in the Compensation Discussion and Analysis included in this proxy statement) or upon the voluntary termination of employment by the NEO for good reason (as defined in the agreements and described in the Compensation Discussion and Analysis included in this proxy statement), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2-1/2 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs. In the event an NEO’s termination occurs in the two-year period following a change of control of Manpower or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of his base salary and annual incentive, while the severance payment to all of the other NEOs is equal to two times the sum of his or her salary and annual incentive. The cap described above for the CEO and the CFO does not apply in the event of a change of control. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative tables below.

All severance payments under the NEOs’ agreements will be paid in a lump sum within 30 days following the date of termination.

Under the severance agreements, the are bound by non-competition agreements in favor of Manpower for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason. For the CEO and CFO, under the severance agreements entered into in February 2011, as described further below, the non-competition agreements have been revised to remove this exception. Therefore, the CEO and CFO are bound for the one-year period following the termination of their employment for any reason.

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability of the NEO, the NEOs are entitled to receive a prorated incentive for the year in which termination occurs or, if such a termination occurs within the two-year period following a change of control or during a protected period, a target incentive for the full year in which termination occurs (or a prorated portion of such year for any agreement entered into in February 2011 or later). In addition, Manpower has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then Manpower has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, Manpower will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the CEO’s and CFO’s agreements.

In February 2011, Manpower entered into severance agreements with the CEO and CFO which replaced their prior severance agreements that expired in February 2011. These new severance agreements expire in February 2014. The new agreements do not provide a tax gross up payment if any of the payments are characterized as excess parachute payments under Section 280G of the Internal Revenue Code and are subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code. Instead, like the severance agreements for the other NEOs, these new severance agreements provide that if any payments to be made under the agreements, when added to any other payment or benefit to be received by the CEO or CFO in connection with a change of control or termination of employment, would be characterized as excess parachute payments under Section 280G of the Internal Revenue Code and would be subject to the 20% excise tax under Section 4999 of the Internal Revenue Code, where such a reduction would benefit the CEO or CFO on an after-tax basis, the amount of the severance payment under the revised severance agreements will be reduced to the maximum amount to which excise tax would not apply. In addition, these new severance agreements provide that the bonus payment for the year of termination in connection with a change of control would be pro-rated. Otherwise, the revised severance agreements for the CEO and CFO are in substantially the same form as the severance agreements that were replaced. Manpower also entered into a severance agreement with Mr. Green in March 2011 which replaced the prior severance agreement he had that expired in August 2010. The new severance agreement for Mr. Green is in substantially the same for as the severance agreement it replaced. Ms. Gri’s severance agreement with Manpower expired in February 2010. While Ms. Gri is entitled to certain severance protections afforded her as an employee under French law, Manpower is, at present, not a party to a contractual severance arrangement with Ms. Gri.

Ms. Beck entered into a previously disclosed separation agreement in conjunction with her departure from Manpower effective as of March 1, 2011. The separation agreement provided that Ms. Beck would receive certain compensation and benefits based upon her severance agreement dated November 10, 2009. The separation agreement addressed matters regarding her prorated bonus for 2011, her account balance under the Senior Management Performance-Based Deferred Compensation Plan, the treatment of her 2010 grant of performance share units and the final settlement of her tax equalization program while she was employed in the United Kingdom. All of the benefits described in this paragraph were contingent upon Ms. Beck signing a complete release of claims in favor of Manpower.

Stock options.    Each of the NEOs holds unvested stock options granted under the 2003 Equity Incentive Plan. Upon the termination of an NEO’s employment due to a death or disability, any unvested stock options shall fully vest. Unvested stock options granted to the NEOs in 2007 (which recently vested in February 2011) would have immediately vested upon a change of control of Manpower or upon the NEO’s involuntary termination of employment during a protected period (generally, the six-month period prior to a change of control). Under the terms of the stock option agreements that Manpower entered into with each of the NEOs for grants in 2008 or later, unvested options immediately vest upon the NEO’s death or disability. For such grants, upon a change of control where the options are converted on a tax free basis or where Manpower’s shares remain publicly traded, the options only accelerate vesting in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of Manpower where Manpower’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the options into options over the acquirer’s shares on a tax free basis, such options immediately vest upon the change of control. For purposes of these stock option agreements, the definitions of cause and good reason are the same as those used in the NEO’s severance agreements.

Restricted stock / career shares / restricted stock units.    The CEO and certain other NEOs currently hold unvested restricted stock, restricted stock units or career shares (restricted stock or restricted stock units that vest completely on a single date several years into the future, for example, four, five or six years) granted under the 2003 Equity Incentive Plan. Under the terms of the plan, an NEO will become fully vested in the shares of restricted stock or restricted stock units upon a termination of their employment due to death or disability.

Under the terms of the plan, as well as the award agreements Manpower has entered into with the CEO and the other NEOs, for the career shares granted to the CEO and CFO in 2005 (which recently vested in February 2011), as well as the restricted stock unit award granted to Mr. Green in 2007, the NEO becomes fully vested in the shares upon (i) a change of control of Manpower, (ii) the involuntary termination of executive’s employment (other than for cause) during a protected period or (iii) the termination of the NEO’s employment due to “retirement.” Here, “retirement” means a termination of employment after the NEO has reached age 65 and has completed 20 years of service with Manpower.

For the career shares granted to the CEO and CFO in 2005 (which recently vested in February 2011), in addition to the above terms, all unvested shares would have become fully vested upon the NEO’s involuntary termination of employment (other than for cause) or voluntary termination of employment for good reason. Cause and good reason have the same meaning as in the NEO’s severance agreements.

For grants of career shares made to the CEO and CFO in 2006, as well as to Messrs. Sullivan and Prising in 2007, any unvested shares will become fully vested upon the NEO’s termination of employment due to “retirement.” Here, “retirement” means the termination of the NEO’s employment on or after he has reached age 55 and has completed ten years of service with Manpower. In addition, in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination for good reason, the NEO will become vested in a pro rata number of shares based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. Cause and good reason have the same meaning as in the NEO’s severance agreements. The grant of career shares made to the CEO in 2008 has similar terms, except that upon a change of control, the shares shall vest according to the same terms as described above for recent grants of stock options.

In 2009, grants of restricted stock units were made to all NEOs and grants of career shares (in the form of restricted stock units) were made to Mses. Beck and Gri and Messrs. Prising and Green. Under these grants, any unvested units will become fully vested upon the NEO’s termination of employment due to death, disability, or “retirement.” Here, “retirement” means the termination of the NEO’s employment on or after the NEO has reached age 55 and has completed ten years of service with Manpower. Upon a change of control, the units shall vest according to the same terms as described above for recent grants of stock options. In addition, for the grants of career shares made in 2009, in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination for good reason, the NEO will become vested in a pro rata number of units based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. Cause and good reason have the same meaning as in the NEO’s severance agreements.

Performance share units.    All NEOs received grants of performance share units in 2008 and 2010 which were unvested at the end of 2010.

For grants of performance share units made in 2008 (which recently expired in February 2011), upon an NEO’s termination of employment due to death or disability, the NEO would have received a pro rata number of shares based on the target amount and the number of days that have elapsed during the performance period as of the date of termination. Upon an NEO’s termination of employment due to “retirement,” the NEO would have received a pro rata number of shares based on the actual results at the end of the performance period and the number of days that have elapsed during the performance period as of the date of termination. Here, “retirement” means the termination of the NEO’s employment after he has reached age 55 and has completed ten years of service with Manpower. Upon a change of control of Manpower, the NEO would have become vested in a pro rata number of shares based both on the actual results as of the date of the change of control and the number of days that had elapsed during the performance period as of the date of the change of control. Note that while the 2008 grants were outstanding as of December 31, 2010, as discussed previously, the performance goals for these awards were not achieved, the awards were not earned and have since expired.

The performance share unit grants made in 2010 have similar terms, except that upon an NEO’s termination of employment due to death or disability, the NEO is entitled to receive the target amount if the death or disability occurred during 2010 and the number of shares based on actual results at the end of the 2010 if the death or disability occurs during 2011. Upon an NEO’s termination of employment due to “retirement,” as defined in the paragraph above, the NEO will receive a pro rata number of shares based on the actual results at the end of 2011. In addition, upon a change of control of Manpower, the NEO is entitled to receive the target amount if a change of control occurred during 2010 or, if a change of control occurs during 2011, the number of shares based on actual results at the end of 2010.

Performance-Based Deferred Compensation Plan.    The benefits payable to the CEO and certain other NEOs under the Senior Management Performance-Based Deferred Compensation Plan that was frozen in February 2006 vest upon a change of control, upon an NEO’s “retirement” or early retirement, as determined by the Committee, or upon an NEO’s termination of employment due to his or her death or disability. For purposes of this plan, “retirement” means an NEO has reached age 62 or has reached age 50 and has completed 15 years of service with Manpower. The CEO and CFO are fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon a change of control or their death, disability or retirement. In addition, the Committee determined that Ms. Beck’s recent departure was an early retirement for purpose of this plan such that she became fully vested in her benefits upon her termination.

Nonqualified Savings Plan.    The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means an NEO terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with Manpower or (iii) has reached age 55, and Manpower determines that the retirement is bona fide and that the NEO will not perform services for any competitor of Manpower. The CEO and each of the other NEOs that participate in this plan are already fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon their death, disability or retirement.

Post-Termination and Change of Control Benefits

Jeffrey A. Joerres, CEO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination) ($)
Severance Payment(3)	n/a	n/a	3,000,000	n/a	9,000,000	n/a	n/a	n/a
Prorated Incentive(4)	1,800,000	1,800,000	2,553,814	n/a	1,800,000	n/a	n/a	n/a
Options(5)	8,053,800	8,053,800	0	0	8,053,800	n/a	n/a	n/a
Performance Share Units(6)	6,652,560	6,652,560	n/a	2,573,160	n/a	n/a	n/a	2,205,455
Restricted Stock/ Restricted Stock Units/Career Shares(7)	9,686,002	9,686,002	6,044,855	2,824,200	4,665,202	n/a	n/a	9,686,002
Health Benefits	n/a	n/a	12,882	n/a	19,720	n/a	n/a	n/a

Totals	26,192,362	26,192,362	11,611,551	5,397,360	23,538,722	n/a	n/a	11,891,457

(1)	The term of the CEO’s current severance agreement expires on February 16, 2014. For any payments that are tied to the CEO’s salary, the table reflects the CEO’s current base salary of $1,200,000.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $28,936,082.

(3)	The amount of the severance payment under the CEO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $1,200,000) and his target bonus for the year of the termination (here, $1,800,000). In a double trigger scenario, the amount of his severance payment is multiplied by three.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to the CEO under his severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for the CEO in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by the CEO on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009 and career shares granted in 2008, as described above, depending on the circumstances surrounding a change of control event, the shares or units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such shares or units is disclosed in the double trigger column only.

Post-Termination and Change of Control Benefits

Michael J. Van Handel, CFO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	1,200,000	n/a	3,600,000	n/a	n/a	n/a
Prorated Incentive(4)	600,000	600,000	850,731	n/a	600,000	n/a	n/a	n/a
Options(5)	2,542,950	2,542,950	0	0	2,542,950	n/a	n/a	n/a
Performance Share Units(6)	2,510,400	2,510,400	n/a	941,400	n/a	n/a	n/a	806,874
Restricted Stock/ Restricted Stock Units/ Career Shares(7)	1,803,346	1,803,346	870,935	564,840	861,946	n/a	n/a	1,803,346
Health Benefits	n/a	n/a	13,152	n/a	20,131	n/a	n/a	n/a

Totals	7,456,696	7,456,696	2,934,818	1,506,240	7,625,027	n/a	n/a	2,610,220

(1)	The term of the CFO’s current severance agreement expires on February 16, 2014. For any payments that are tied to the CFO’s salary, the table reflects the CFO’s current base salary of $600,000.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $9,131,267.

(3)	The amount of the severance payment under the CFO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $600,000) and his target incentive (here, $600,000). In a double trigger scenario, the amount of his severance payment is multiplied by three.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to the CFO under his severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for the CFO in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by the CFO on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009, as described above, depending on the circumstances surrounding a change of control event, the units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such units is disclosed in the double trigger column only.

Post-Termination and Change of Control Benefits

Barbara J. Beck, EVP and President, EMEA(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	805,000	n/a	1,610,000	n/a	n/a	n/a
Prorated Incentive(4)	345,000	345,000	565,110	n/a	345,000	n/a	n/a	n/a
Options(5)	1,141,050	1,141,050	n/a	0	1,141,050	n/a	n/a	n/a
Performance Share Units(6)	815,880	815,880	n/a	376,560	n/a	n/a	n/a	322,750
Restricted Stock/ Restricted Stock Units/ Career Shares(7)	775,839	775,839	181,318	n/a	775,839	n/a	n/a	775,839
Health Benefits	n/a	n/a	10,600	n/a	16,226	n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000	n/a	n/a	n/a
Performance Based Deferred Compensation	464,608	464,608	n/a	464,608	n/a	n/a	n/a	464,608

Totals	3,542,377	3,542,377	1,587,028	841,168	3,913,115	n/a	n/a	1,563,197

(1)	Had Ms. Beck remained employed, the term of her severance agreement would have expired on May 12, 2012. This table illustrates the benefits Ms. Beck would have received if her employment had been terminated and/or a change of control had occurred on December 31, 2010. This table does not take into account the terms of the previously disclosed separation agreement between Ms. Beck and Manpower, as such agreement was contingent on her departure date occurring on March 1, 2011.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $4,754,283.

(3)	The amount of the severance payment under Ms. Beck’s severance agreement is equal to her annual base salary at the highest rate in effect during the term of the agreement (here, $460,000) and her target annual incentive for the fiscal year in which the termination occurs (here, $345,000). In a double trigger scenario, the amount of her severance payment is multiplied by two.

(4)	In the case of her involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to her under her severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for her in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by Ms. Beck on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009, as described above, depending on the circumstances surrounding a change of control event, the units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such units is disclosed in the double trigger column only.

Post-Termination and Change of Control Benefits

Darryl Green, EVP and President, Asia Pacific and Middle East(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	831,250	n/a	1,662,500	n/a	n/a	n/a
Prorated Incentive(4)	356,250	356,250	444,838	n/a	356,250	n/a	n/a	n/a
Options(5)	1,268,850	1,268,850	n/a	0	1,268,850	n/a	n/a	n/a
Performance Share Units(6)	1,223,820	1,223,820	n/a	376,560	470,700	n/a	n/a	793,450
Restricted Stock/ Restricted Stock Units/ Career Shares(7)	1,481,638	1,481,638	151,099	662,746	818,892	n/a	n/a	1,481,638
Health Benefits	n/a	n/a	12,655	n/a	19,371	n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000	n/a	n/a	n/a

Totals	4,330,558	4,330,558	1,464,842	1,039,306	4,621,563	n/a	n/a	2,275,088

(1)	The term of Mr. Green’s severance agreement expires on August 1, 2013. While Mr. Green was not technically covered by a severance agreement on December 31, 2010, this table illustrates the benefits that Mr. Green would have be entitled to under his current severance agreement if such agreement were in place on December 31, 2010. For any payments that are tied to Mr. Green’s salary, the table reflects Mr. Green’s current base salary of $475,000.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $5,660,869.

(3)	The amount of the severance payment under Mr. Green’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $475,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $356,250). In a double trigger scenario, the amount of his severance payment is multiplied by two.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by Mr. Green on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009, as described above, depending on the circumstances surrounding a change of control event, the units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such units is disclosed in the double trigger column only.

Post-Termination and Change of Control Benefits

Jonas Prising, EVP and President, The Americas(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	831,250	n/a	1,662,500	n/a	n/a	n/a
Prorated Incentive(4)	356,250	356,250	583,538	n/a	356,250	n/a	n/a	n/a
Options(5)	1,141,050	1,141,050	n/a	0	1,141,050	n/a	n/a	n/a
Performance Share Units(6)	753,120	753,120	n/a	376,560	n/a	n/a	n/a	322,750
Restricted Stock/ Restricted Stock Units/ Career Shares(7)	674,168	674,168	161,841	n/a	618,669	n/a	n/a	674,168
Health Benefits	n/a	n/a	11,012	n/a	16,856	n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000	n/a	n/a	n/a

Totals	2,924,588	2,924,588	1,612,641	376,560	3,820,325	n/a	n/a	996,917

(1)	The term of Mr. Prising’s severance agreement expires on May 11, 2012. For any payments that are tied to Mr. Prising’s salary, the table reflects Mr. Prising’s current base salary of $475,000.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $4,196,885.

(3)	The amount of the severance payment under Mr. Prising’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $475,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $356,250). In a double trigger scenario, the amount of his severance payment is multiplied by two.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by Mr. Prising on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009, as described above, depending on the circumstances surrounding a change of control event, the units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such units is disclosed in the double trigger column only.

Post-Termination and Change of Control Benefits

Owen J. Sullivan, EVP and CEO, Right Management and Jefferson Wells(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no COC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (COC only)($)	Double Trigger (COC + Termination)($)
Severance Payment(3)	n/a	n/a	831,250	n/a	1,662,500	n/a	n/a	n/a
Prorated Incentive(4)	356,250	356,250	209,475	n/a	356,250	n/a	n/a	n/a
Options(5)	1,122,690	1,122,690	n/a	0	1,122,690	n/a	n/a	n/a
Performance Share Units(6)	721,740	721,740	n/a	376,560	n/a	n/a	n/a	322,750
Restricted Stock/ Restricted Stock Units/ Career Shares(7)	544,882	544,882	101,401	n/a	489,384	n/a	n/a	544,882
Health Benefits	n/a	n/a	13,850	n/a	21,199	n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000	n/a	n/a	n/a
Performance Based Deferred Compensation	441,311	441,311	n/a	441,311	n/a	n/a	n/a	441,311

Totals	3,186,873	3,186,873	1,180,976	817,871	3,677,023	n/a	n/a	1,308,943

(1)	The term of Mr. Sullivan’s severance agreement expires on September 6, 2012. For any payments that are tied to Mr. Sullivan’s salary, the table reflects Mr. Sullivan’s current base salary of $475,000.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned. This combined amount would be $4,494,894.

(3)	The amount of the severance payment under Mr. Sullivan’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $475,000) and his target annual incentive for the fiscal year in which the termination occurs (here, $356,250). In a double trigger scenario, the amount of his severance payment is multiplied by two.

(4)	In the case of his involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable to him under his severance agreement is based on the actual incentive earned for 2010 for the financial objectives and the target amount for the operating objectives. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2010. Note that an incentive amount has also been reported as 2010 compensation for him in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on December 31, 2010 ($62.76) and the exercise price of each unvested stock option held by Mr. Sullivan on such date. For stock options granted in 2008 and later, as described above, depending on the circumstances surrounding a change of control event, the options may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such stock options is disclosed in the double trigger column only.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards (both 2008 and 2010 grants) using the closing stock price on December 31, 2010 ($62.76). In the case of retirement, for the performance share units granted in 2010, the payout is shown based on actual 2010 performance, but would only be paid in the event the 2011 threshold performance goals are achieved.

(7)	The value of unvested restricted stock, restricted stock units and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2010 ($62.76). For restricted stock units granted in 2009, as described above, depending on the circumstances surrounding a change of control event, the units may vest upon a double trigger scenario or upon a single trigger scenario. In order to avoid duplication of the values in this illustration, the value of such units is disclosed in the double trigger column only.

Director Compensation for 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Marc J. Bolland	17,000	162,099	0	179,099
Gina R. Boswell	82,000	100,000	0	182,000
J. Thomas Bouchard	37,692	25,000	0	62,692
Cari M. Dominguez	83,000	103,552	0	186,552
Jack M. Greenberg	98,786	101,130	0	199,916
Terry A. Hueneke	81,000	103,283	0	184,283
Roberto Mendoza	82,000	103,175	0	185,175
Ulice Payne, Jr.	82,000	103,552	0	185,552
Elizabeth P. Sartain(1).	34,620	41,187	0	75,807
John R. Walter	103,000	107,857	0	210,857
Edward J. Zore	107,000	105,651	0	212,651

(1)	Ms. Sartain was appointed to the board of directors on August 3, 2010.

(2)	Reflects deferred stock and restricted stock granted under our 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Mr. Bolland, $100,000 attributable to the annual grant of restricted stock (1,832 shares), $60,000 attributable to deferred stock granted in lieu of 100% of the annual retainer (1,115 shares) and $2,099 attributable to deferred stock issued in lieu of dividends (39 shares) in 2010.

For Ms. Boswell, $100,000 attributable to the annual grant of restricted stock (1,832 shares) in 2010.

For Mr. Bouchard, $25,000 attributable to the prorated annual grant of deferred stock (458) shares he received in 2010.

For Ms. Dominguez, $100,000 attributable to the annual grant of restricted stock (1,832 shares) and $3,552 attributable to deferred stock issued in lieu of dividends (66 shares) in 2010.

For Mr. Greenberg, $100,000 attributable to the annual grant of restricted stock (1,832 shares) and $1,130 attributable to deferred stock issued in lieu of dividends (21 shares) in 2010.

For Mr. Hueneke, $100,000 attributable to the annual grant of restricted stock (1,832 shares), and $3,283 attributable to deferred stock issued in lieu of dividends (61 shares) in 2010.

For Mr. Mendoza, $100,000 attributable to the annual grant of deferred stock (1,832 shares), and $3,175 attributable to deferred stock issued in lieu of dividends (59 shares) in 2010.

For Mr. Payne, $100,000 attributable to the annual grant of restricted stock (1,832 shares) and $3,552 attributable to deferred stock issued in lieu of dividends (66 shares) in 2010.

For Ms. Sartain, $16,078 attributable to the annual grant of deferred stock (326 shares) elected for the period August 3, 2010 to September 30, 2010, $25,000 attributable to the annual grant of restricted stock (517 shares) elected for the period October 1, 2010 to December 31, 2010 and $108 attributable to deferred stock issued in lieu of dividends (2 shares) in 2010.

For Mr. Walter, $100,000 attributable to the annual grant of deferred stock (1,832 shares) and $7,857 attributable to deferred stock issued in lieu of dividends (146 shares) in 2010.

For Mr. Zore, $100,000 attributable to the annual grant of restricted stock (1,832 shares) and $5,651 attributable to deferred stock issued in lieu of dividends (105 shares) in 2010.

As of December 31, 2010, the aggregate number of shares of deferred stock held by the non-employee directors was as follows: Mr. Bolland — 2,859; Ms. Boswell — 0; Mr. Bouchard — 0; Ms. Dominguez — 4,802; Mr. Greenberg — 1,538; Mr. Hueneke — 4,417; Mr. Payne — 4,802; Mr. Walter — 10,671; and

Mr. Zore — 7,689. All such shares of deferred stock were fully vested as of December 31, 2010. All shares of restricted stock granted to the non-employee directors in 2010 were fully vested as of December 31, 2010.

(3)	In 2010, there was no compensation expense for stock options and all such options previously granted under our 1994 Executive Stock Option and Restricted Stock Plan between 2001 and 2005, as described below, were fully vested and exercisable as of December 31, 2010. As of December 31, 2010, the aggregate number of shares subject to stock options held by the non-employee directors was as follows: Mr. Bolland — 6,250; Mr. Greenberg — 10,000; Mr. Hueneke — 8,750; Mr. Walter — 28,028; and Mr. Zore — 45,000.

The board of directors has approved the compensation arrangement for non-employee directors described below. Non-employee directors are paid a cash retainer equal to $60,000 per year. Non-employee directors also are paid $2,000 per board or committee meeting attended in person, and $1,000 per board or committee meeting attended telephonically. The chairman of the audit committee is paid an additional annual retainer of $15,000 per year and the other committee chairmen are paid an additional annual retainer of $10,000 per year. In addition, each director is reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2003 Equity Incentive Plan in lieu of their annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of Manpower common stock on the last trading day of each full or partial calendar quarter covered by the election period. For the election period that ended on December 31, 2010, Mr. Bolland elected to accept deferred stock in lieu of 100% of the annual cash retainer to which he was otherwise entitled.

Shares of common stock represented by deferred stock granted to a director prior to January 1, 2007 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. Shares of common stock represented by deferred stock granted to a director on or after January 1, 2007 will be distributed to the director on the earliest of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director will receive an annual grant of deferred stock. The grant will be effective on the first day of each year, and the number of shares granted will equal $100,000 divided by the closing sale price of a share of Manpower’s common stock on the last business day of the preceding year, or 1,832 shares of deferred stock for 2010. Such deferred stock will vest in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earliest of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

The board of directors has approved an amendment to the compensation program for non-employee directors effective as of February 16, 2011 to be more comparable to compensation packages offered to non-employee directors of peer-group companies. The annual cash Board retainer will be increased to $75,000 per year from $60,000 per year and board members will no longer receive a fee for attending board meetings either in person or telephonically, however they will continue to receive a fee for attending committee meetings of $2,000 attended in person or $1,000 telephonically. The annual retainer for the chairman of the executive compensation and human resources committee will increase to $15,000 per year from $10,000 per year, the same as the chairman of the audit committee. The annual retainer for the chairman of the nominating and governance committee will increase to $12,500 per year from $10,000 per year. In addition, the annual grant of deferred or restricted stock, whichever the non-employee director chooses, will increase to $105,000 per year from $100,000 per year.

Non-Employee Director Stock Ownership Guidelines

The nominating and governance committee believes that non-employee directors should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To that end, the committee recommended and the board of directors approved stock ownership guidelines for the non-employee directors effective on January 1, 2006. Non-employee directors are expected to own shares or hold vested deferred stock or vested restricted stock equal in value to five times the annual cash retainer ($60,000 at January 1, 2006, for a total guideline of $300,000) by January 1, 2009 for directors in office as of January 1, 2006, and by the third anniversary of the date of appointment for directors appointed after January 1, 2006. In determining whether targeted ownership levels have been met, the committee will not take into account unexercised options. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines.

Director	Number of shares held as of January 1, 2011(#)		Value of shares held as of January 1, 2011(1)	Target Date to Satisfy Guidelines
Marc J. Bolland	12,058	(2)	$756,760	1/1/09 — Guidelines Satisfied
Gina R. Boswell	7,698	(3)	$483,126	2/14/10 — Guidelines Satisfied
Cari M. Dominguez	7,561	(4)	$474,528	5/2/10 — Guidelines Satisfied
Jack M. Greenberg	12,085	(5)	$758,455	1/1/09 — Guidelines Satisfied
Terry A. Hueneke	15,792	(6)	$991,106	1/1/09 — Guidelines Satisfied
Roberto Mendoza	4,404	(7)	$276,395	4/28/12
Ulice Payne, Jr.	6,974	(8)	$437,688	10/23/10 — Guidelines Satisfied
Elizabeth P. Sartain	845	(9)	$53,032	8/03/13
John R. Walter	29,358	(10)	$1,842,508	1/1/09 — Guidelines Satisfied
Edward J. Zore	34,489	(11)	$2,164,529	1/1/09 — Guidelines Satisfied

(1)	Price per share of Manpower common stock on January 1, 2011 was $62.76.

(2)	Includes 8,919 shares of common stock and 3,139 vested shares of deferred stock.

(3)	Consists of common stock.

(4)	Includes 4,531 shares of common stock and 3,030 vested shares of deferred stock.

(5)	Includes 10,526 shares of common stock and 1,559 vested shares of deferred stock.

(6)	Includes 11,314 shares of common stock and 4,478 vested shares of deferred stock

(7)	Consists of vested deferred stock.

(8)	Includes 3,944 shares of common stock and 3,030 vested shares of deferred stock.

(9)	Includes 517 shares of common stock and 328 vested shares of deferred stock.

(10)	Includes 18,541 shares of common stock and 10,817 vested shares of deferred stock.

(11)	Includes 29,625 shares of common stock and 4,864 vested shares of deferred stock.

AUDIT COMMITTEE REPORT

We have an audit committee consisting of five directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.investor.manpower.com. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee.

In 2010, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief executive officer, our chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2010, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operational risks,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	litigation matters,

•	our compliance with the Foreign Corrupt Practices Act and our code of business conduct and ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met five times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

In addition to the meetings discussed above, the chairman of the audit committee, and any other audit committee member who desired or was requested to participate, reviewed with management and our independent auditors our financial results for each quarter of 2010 prior to the quarterly release of earnings.

In February 2011, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2010 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2010 and 2009, which consist of the following:

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2009 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2009 approved by the audit committee were $5,000,000.

The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2010 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2010 approved by the audit committee were $5,429,000.

Audit-Related Fees.    The aggregate fees billed by Deloitte for audit-related services were $55,200 in 2009. These services consisted of assistance related to comment letters from the Securities and Exchange Commission as well as consents for filings with the Securities and Exchange Commission.

The aggregate fees billed by Deloitte for audit-related services were $38,000 in 2010. These services consisted of reviewing our filings with the Securities and Exchange Commission and providing consents for our filings with the Securities and Exchange Commission.

Tax Fees.    The aggregate fees billed by Deloitte for tax services were $448,675 in 2009. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and advice and assistance with respect to transfer pricing matters.

The aggregate fees billed by Deloitte for tax services were $531,100 in 2010. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT and wage tax matters, advice regarding tax issues relating to our internal reorganizations and a transfer pricing study.

All Other Fees.    The aggregate fees and expenses billed by Deloitte for all other services were $201,400 in 2009 for due diligence work on a potential acquisition, analyzing financial impacts of internal reorganizations and training.

The aggregate fees and expenses billed by Deloitte for all other services were $55,700 in 2010 for due diligence work on a potential acquisition and training.

Our policy on services provided by the independent auditors was initially adopted by the audit committee in March 2002 and has since been revised several times in response to regulatory requirements. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.investor.manpower.com. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2009 and 2010 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2010 and at the meeting in February 2011 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2010 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

The Audit Committee

Edward J. Zore, Chairman

Gina R. Boswell

Terry A. Hueneke

Roberto Mendoza

Ulice Payne, Jr.

4.  RATIFICATION OF INDEPENDENT AUDITORS

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2011 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2011.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011, and your proxy will be so voted unless you specify otherwise.

5.  APPROVAL OF THE MANPOWER INC. CORPORATE SENIOR MANAGEMENT ANNUAL INCENTIVE POOL PLAN

Upon the recommendation of the executive compensation and human resources committee, the board of directors has approved the Corporate Senior Management Annual Incentive Pool Plan (the “Plan”) for consideration and approval by the shareholders. If approved by the shareholders, the Plan will become effective on January 1, 2012 and will replace the Corporate Senior Management Annual Incentive Plan.

The purpose of the Plan is to provide designated senior executives of Manpower Inc. an annual cash incentive award upon attainment of goals relating to our financial performance as determined or established by the executive compensation and human resources committee.

In order to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and thereby avoid the potential nondeductibility of the compensation paid under the annual incentive arrangement to these senior executives, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and subsequently approved by the shareholders of Manpower. Accordingly, the plan is being submitted for shareholder approval. Participation by the senior executives of Manpower will take effect only if shareholder approval is obtained.

The following is a brief description of the Plan. The full text of the Plan is attached as Appendix C and the following description is qualified in its entirety by reference to Appendix C.

Administration of the Plan

The executive compensation and human resources committee administers the Plan and is authorized to interpret and construe it as it deems necessary for the effective operation of the Plan. Any determination, interpretation, construction or other action made by the executive compensation and human resources committee with respect to the Plan is final and binding. Any payment or distribution under the plan is subject to the prior certification by the executive compensation and human resources committee that the relevant performance goals have been achieved.

Eligibility

The executive compensation and human resources committee will designate the executive officers eligible to participate in the Plan. As of the date of this proxy, Manpower has approximately 13 senior executives who would be eligible to participate in the Plan.

Performance Goals and Measures

The executive compensation and human resources committee will establish written objective performance goals for the year and will be comprised of specified annual levels of one or more performance measures, which, where applicable, (i) may be applied on an absolute or relative basis, (ii) may be valued on a growth or fixed basis, and (iii) may be applied on a company-wide, business segment, or individual basis. The performance measures are as follows:

(a)	Net Income
(b)	Revenue
(c)	Earnings per share diluted
(d)	Return on investment
(e)	Return on invested capital
(f)	Return on equity
(g)	Return on net assets

(h)	Shareholder returns (either including or excluding dividends) over a specified period of time
(i)	Financial return ratios
(j)	Cash flow
(k)	Amount of expense
(l)	Economic profit
(m)	Gross profit
(n)	Gross profit margin percentage
(o)	Amount of indebtedness
(p)	Debt ratios
(q)	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
(r)	Attainment by a share of a specified market price for a specified period of time
(s)	Customer satisfaction survey results
(t)	Employee satisfaction survey results
(u)	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The executive compensation and human resources committee may specify any reasonable definition of the performance measures it uses at the time the performance goal is set. These definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: extraordinary, unusual or non-recurring gains; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items.

Awards

Bonus awards can be expressed as an individual award amount for each participant of the Plan or as a percentage of one or more bonus pools. At the time the performance goals are established, the executive compensation and human resources committee will establish an objective formula or standard for computing the amount of the bonus payable to each participant.

Following the completion of each performance period, the executive compensation and human resources committee must certify in writing as to whether the performance goal(s) has been attained. Based on the attainment of the performance goal, a maximum amount (either a pool or individual maximum amounts) will be established. Under the Plan, the committee has the discretion to reduce each participant’s award to an amount lower than their respective share of the bonus pool (or lower than their individual amounts, if a pool is not used). The committee intends to exercise such discretion based on company-wide performance goals, division or business unit performance goals and participants’ individual performance. While the committee has the ability to exercise such negative discretion in any manner it deems appropriate, it is initially anticipated that the committee will continue to use the goals of EPS, economic profit, adjusted unit operating profit, and various operational objectives to determine the amount payable to each participant (where such amount shall be equal to or less than the amount of award determined under the performance goal(s) under the Plan). Similar to the attainment of the performance goal, the committee will need to certify at the end of each performance period the amount of the award payable to each participant under the Plan. The maximum award any participant is entitled to receive for any performance period is limited to $5,000,000.

Awards earned will be paid in cash on or before March 15 of the year following the year with respect to which it was earned. Participants may elect to defer a portion of any award in accordance with the terms of the Company’s Nonqualified Savings Plan.

Termination of Employment

Unless otherwise agreed upon, if a participant terminates employment for any reason during a performance period, he or she will not receive any bonus award for the performance period. In the event of death or disability, unless otherwise agreed upon, the participant will receive a prorated award for the actual number of days the participant was employed by the Company during the performance period.

Forfeiture of Amounts Paid

The Company has the right to require a participant to forfeit and return to the Company any amounts paid to the participant consistent with any clawback policy maintained by the Company.

Amendment or Termination of the Plan

The executive compensation and human resources committee may terminate or amend the Plan at any time.

The amounts, if any, which may be received by Manpower’s senior executives under the plan are not yet determinable. The amounts which would have been received for 2010 under the plan if it had been effective for that year and if the amount payable to each participating executive from the pool was determined on the same basis by the executive compensation and human resources committee as the awards payable in respect of 2010 are as follows:

New Plan Benefits

Corporate Senior Management Annual Incentive Pool Plan

Name and Position	Dollar Value
Jeffrey A. Joerres	$2,305,521
CEO
Michael J. Van Handel	$845,358
CFO
Barbara J. Beck	$625,485
EVP and President, EMEA
Darryl Green	$477,700
EVP and President, Asia Pacific and Middle East
Françoise Gri	$501,943
EVP and President, France
Jonas Prising	$585,863
EVP and President, The Americas
Owen J. Sullivan	$251,370
EVP and CEO, Right Management and Jefferson Wells
Executive Group	$6,469,720
Non-Executive Director Group	—
Non-Executive Officer Employee Group	$1,473,846

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and therefore, will have no impact on the approval of the proposal.

The Board of Directors recommends you vote FOR approval of the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan, and your proxy will be so voted unless you specify otherwise.

6.  APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN OF MANPOWER INC.

The following discussion is qualified in its entirety by the text of the 2011 Equity Incentive Plan which is attached to this proxy statement as Appendix D.

General

Upon the recommendation of the executive compensation and human resources committee, the board of directors has approved the 2011 Equity Incentive Plan for consideration and approval by the shareholders. The plan is being proposed for shareholder approval in order for us to make options, stock appreciation rights, restricted stock, restricted stock units, performance shares and deferred stock available for grants to our employees and directors. The plan will not be implemented unless shareholder approval is received.

The plan includes a special Section A which applies to U.K. employees. We plan to submit Section A to the HM Revenue & Customs in the United Kingdom for approval. Section A incorporates specific provisions of the main plan relating to stock options, subject to variations required by HM Revenue & Customs to confer beneficial tax treatment for U.K. participants.

The purpose of the plan is to provide for compensation alternatives for certain employees and directors using or based on our common stock. These alternatives are intended to be used as a means to attract and retain superior employees and directors, to provide a stronger incentive for employees and directors to put forth maximum effort for our continued success and growth and in combination with these goals, to provide employees and directors with a proprietary interest in our performance and growth.

The complete text of the plan is set forth as Appendix D to this proxy statement. The following summary of the material features of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix D.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of December 31, 2010	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2010($)	Weighted-average contractual term of outstanding options, warrants and rights as of February 16, 2011(years)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2010 (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	6,337,172	48.51	5.5	4,065,827
Equity compensation plans not approved by security holders(4)	—	—	—	—
Total	6,337,172	48.51	5.5	4,065,827

Our Executive Compensation and Human Resources Committee makes the annual grant of equity awards in February of each year. The following table sets forth information about our shares of common stock outstanding and available for issuance under our existing equity compensation plans after giving effect to the grant on February 16, 2011.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of February 16, 2011(1)	Weighted-average exercise price of outstanding options, warrants and rights as of February 16, 2011($)	Weighted-average contractual term outstanding options, warrants and rights as of February 16, 2011(years)	Number of securities remaining available for future issuance under equity compensation plans as of February 16, 2011 (excluding securities reflected in the first column)(2)(3)
Equity compensation plans approved by security holders	6,950,628	50.45	5.9	3,358,909
Equity compensation plans not approved by security holders(4)	—	—	—	—
Total	6,950,628	50.45	5.9	3,358,909

(1)	Includes the following type of awards: options – 6,039,214 shares; restricted stock units – 421,317; performance share units assuming outstanding performance – 454,448; and deferred stock – 35,649. Includes the number of shares subject to options issued under the following plans: Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan – 28,584 shares; 1994 Executive Stock Option and Restricted Stock Plan – 535,692 shares; and 2003 Equity Incentive Plan – 5,474,938 shares. All of the restricted stock units, performance share units and deferred stock were issued under the 2003 Equity Incentive Plan. Includes the following number of shares authorized to be granted on or after February 16, 2011 as part of our 2011 annual grant made in February and March 2011: options – 199,030; restricted stock units – 253,733; and performance share units at the outstanding level – 265,956.

(2)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 307,888 shares; Savings Related Share Option Scheme — 809,028 shares; and 2003 Equity Incentive Plan — 2,135,817 shares. This number of shares available under the 2003 Equity Incentive Plan are after the grant of 718,719 shares in connection with our February 2011 grant, which includes performance shares units at the outstanding level. If the 2011 Equity Incentive Plan is approved, no grants will be made under the 2003 Equity Incentive Plan after February 16, 2011, except to the extent previously authorized (including the grant of dividend equivalents). The Savings Related Share Option Scheme, which is similar to an employee stock purchase plan, enables us to offer to U.K. employees with at least one year of service the opportunity to purchase a specified number of shares of our common stock at not less than 85% of its market value on the day prior to the offer to participate in the plan. Funds used to purchase the shares are accumulated through payroll deductions.

(3)	The 2003 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock. If approved, the 2011 Equity Incentive Plan will provide for these same types of awards. The maximum number of shares issuable in respect of restricted stock, restricted stock units, performance share units and deferred stock granted under the 2003 Equity Incentive Plan is 2,300,000 subject to adjustment as provided in the plan. As of February 16, 2011, there were 1,003,829 shares remaining available for future issuance as full value awards under the 2003 Equity Incentive Plan, which is after the grant of 519,689 shares of restricted stock units and performance share units (at the outstanding level) in connection with our February 2011 grant. No more grants will be made under the 2003 Equity Incentive Plan if the 2011 Equity Incentive Plan is approved.

(4)	As of December 31, 2010, we did not maintain any equity compensation plans which were not approved by shareholders.

Common Stock Subject to the Plan

The plan provides for the grant of nonstatutory stock options, incentive stock options, restricted stock, restricted stock units, performance share units, stock appreciation rights (SARs), and deferred stock to employees designated by the executive compensation and human resources committee or the board of directors. The plan also provides for the grant of nonstatutory stock options, restricted stock, restricted stock units, performance share units, SARs and deferred stock to non-employee directors designated by the board of directors. Under the plan, the maximum number of shares which may be issued, subject to adjustment as described below, is 3,000,000 shares of common stock. The maximum number of shares that may be issued under the plan pursuant to the grant of restricted stock and pursuant to the settlement of restricted stock units, performance share units or shares of deferred stock granted is 1,875,000 shares subject to adjustment as described below. No employee will be eligible to receive options and SARs for more than an aggregate of 750,000 shares during any three year period, subject to adjustment as described below. The aggregate number of shares of restricted stock and deferred stock, plus the number of restricted stock units and performance share units granted to any one employee during any fiscal year is limited to 150,000, subject to adjustment as described below and excluding any time-based vested awards. The maximum number of shares that will be delivered through the exercise of incentive stock options granted under the plan will be 1,000,000 shares, subject to adjustment as described below.

For purposes of determining the maximum number of shares which may be issued, any shares which have been issued as restricted stock which are forfeited are not considered to have been issued and, upon the exercise of a SAR or option granted under the plan, the full number of SARs or options exercised are considered to have been issued under the plan. Shares withheld to satisfy taxes, shares used to exercise an option, and the underlying shares to which the exercise of a SAR relates, reduce the number of shares available for issuance under the plan. In addition, if an option is exercised by using the net exercise method set forth in paragraph 7(f) of the plan, the gross number of shares for which the option is exercised is considered to have been issued. For purposes of determining the maximum number of shares issuable pursuant to full value awards available under the plan, any shares of restricted stock or deferred stock that are forfeited, or any restricted stock units or performance share units that are forfeited, are not considered to have been issued.

Administration

The plan will be administered by the board of directors with respect to grants to non-employee directors under the plan. The plan will be administered by the executive compensation and human resources committee or the board of directors with respect to grants to employees. The executive compensation and human resources committee will be designated from time to time by the board of directors, and it will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to permit grants of performance-based compensation under the plan to comply with Section 162(m) of the Internal Revenue Code, or any other statutory rule or regulatory requirements, unless otherwise determined by the board of directors. We refer to the board of directors and the executive compensation and human resources committee as the administrator.

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the 2011 plan. A decision of the administrator with regard to any of these matters is conclusive and binding.

Eligibility

Participants under the plan are limited to our non-employee directors and employees. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 30,000 persons are eligible to participate in the plan, which includes ten non-employee directors and nine executive officers. If proposals two and three are approved by the company’s shareholders, a total of twelve non-employee directors will be eligible to participate in the plan.

Awards Granted Under the Plan

As of the date of this proxy statement, no awards have been granted under the plan.

General Terms and Conditions of Awards

Nonstatutory Stock Options.    The administrator may grant nonstatutory stock options under the plan which do not meet the requirements of Section 422 of the Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the administrator but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term “fair market value” means the closing market price for the common stock on the date of grant. Payment of the exercise price of nonstatutory stock options may be made in cash, common stock already owned by the participant, other property, or such other consideration consistent with the plan’s purpose and applicable law as may be determined by the administrator. The administrator may permit a participant to exercise a nonstatutory stock option on a “net exercise” basis. In such case, Manpower will deliver to the participant the total number of shares equal to the number of shares for which the option was exercised, reduced by the number of whole shares (which Manpower will retain) with a value on the date of exercise equal to the exercise price and the required withholding tax at the time of exercise. Every option which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, options granted to that participant under the plan generally will be nontransferable and exercisable only by the participant. However, directors and employees subject to Section 16 of the Exchange Act may transfer options granted under the plan to immediate family members, trusts for their benefit or the benefit of their immediate family members, or partnerships in which their immediate family members are the only partners. A participant will have the right to transfer any options granted to such participant upon such participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive.

Incentive Stock Options.    The administrator may grant incentive stock options under the plan which meet the requirements of Section 422 of the Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under “General Terms and Conditions of Awards — Nonstatutory Stock Options.” Under the plan, the aggregate fair market value, determined at the time the option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under the plan and any other incentive stock option plans may not exceed $100,000, or any other limit as may be prescribed by the Code from time to time. Incentive stock options are not transferable except upon an employee’s death.

SARs.    The administrator may grant SARs under the plan. The grant value of each SAR granted under the plan will be determined by the administrator, but will not be less than 100% of the fair market value of the common stock on the date of grant. An SAR will entitle a participant to receive cash, shares of common stock or a combination of cash and shares of common stock with a value equal to the excess of the market price of one share of common stock at the time of exercise over the grant value of the SAR.

Every SAR which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, SARs granted to that participant under the plan generally will be nontransferable and exercisable only by the participant. A participant will have the right to transfer any SARs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive.

Restricted Stock/Restricted Stock Units.    The administrator may grant restricted stock or restricted stock units under the plan. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered during a restricted period determined by the administrator. If the employment of an employee holding restricted stock terminates during this restricted period, generally the stock will be forfeited.

The administrator will determine the conditions under which restricted stock or restricted stock units shall vest. Vesting may be based upon the continued employment of an employee or continued service of a director during the applicable vesting period and/or the achievement of specific performance objectives during the restricted period. For purposes of qualifying restricted stock or restricted stock units as performance-based compensation under Section 162(m) of the Code, the executive compensation and human resources committee may set performance goals based upon the business measurements described below under “Material Terms of the Performance Goals.”

Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of restricted stock units as of the vesting date. If determined by the administrator at the time of grant, restricted stock units may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, restricted stock units generally will be nontransferable. A participant will have the right to transfer any restricted stock units held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the 2011 plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding restricted stock units will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such restricted stock units until shares are distributed to the participant. Unless otherwise provided by the administrator, each participant who holds restricted stock units will be credited with a number of additional restricted stock units with a value equal to the value of any dividend paid or distribution made with respect to the common stock.

Except as otherwise determined by the administrator at the time of grant, the restrictions applicable to any restricted stock held by an employee will lapse and all restricted stock units held by an employee will vest upon the employee’s termination of employment due to retirement, disability, death, during a protected period other than for cause and upon the occurrence of a “double trigger” in which there is a triggering event and one of the following occurs: (i) if the Company’s shares remain publicly traded on a national securities exchange, the employee is terminated by the Company other than for cause, during a protected period or within two years following the triggering event, (ii) upon a triggering event where the Company’s shares do not remain publicly traded on a national securities exchange, unless the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, or (iii) if the Company’s shares do not remain publicly traded on a national securities exchange after the triggering event and the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring company that is publicly traded on a national securities exchange, the employee is terminated by the company other than for cause during a protected period or within two years following a triggering event. If an employee’s employment is terminated for any other reason, all restricted stock units held by the employee which have not vested will be forfeited.

Performance Share Units.    The administrator may grant performance share units under the plan. Performance share units will entitle a participant, upon the satisfaction of certain performance objectives, to receive a number of shares of common stock based on the achievement of performance objectives established for the participant.

The administrator will determine the terms and conditions of the performance share units, including the applicable performance objectives, the performance period, and the vesting period, which may or may not run concurrently with the performance period. For purposes of qualifying performance share units as performance-based compensation under Section 162(m) of the Code, the executive compensation and human resources committee may set performance goals based upon the business measurements described below under “Material Terms of the Performance Goals.”

The participant will be entitled to receive one share of common stock for each performance share unit earned, provided any applicable vesting period has also been satisfied. Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of performance share units as of the later of: (1) the date the administrator certifies that the performance objectives have been met; or (2) if applicable, the date any applicable vesting period is satisfied. If determined by the administrator at the time of grant, performance share units may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, performance share units generally will be nontransferable. A participant will have the right to transfer any performance share units held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding performance share units will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such performance share units until shares are distributed to the participant.

Deferred Stock.    The administrator may grant deferred stock under the plan. Deferred stock will entitle a participant to receive one share of common stock for each share of deferred stock held. Deferred stock will vest and shares of common stock will be distributed at the time or times determined by the administrator, however no common stock will be distributed in respect of deferred stock prior to the date on which the deferred stock vests. If determined by the administrator, deferred stock may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive. During the lifetime of a participant, deferred stock generally will be nontransferable. A participant will have the right to transfer any deferred stock held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributions will be subject to the terms and conditions of the plan to the same extent as such terms and conditions would apply to the participant if still alive. A participant holding deferred stock will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such deferred stock; provided, however, that each participant who holds deferred stock will be granted a number of additional shares of deferred stock with a value equal to the value of any dividend paid or distribution made with respect to the common stock.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or its other four most highly paid executive officers unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that the company must obtain shareholder approval of the material terms of the performance goals for such compensation. The material terms which the shareholders approve constitute the framework within which the actual performance goals are set by the executive compensation and human resources committee of the board of directors.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and other executive officers under grants of performance-based restricted stock, restricted stock units, and performance share units under the plan, the board of directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

The performance goals we are requesting the shareholders to approve for awards of restricted stock, restricted stock units and performance share units granted under the plan include the following business measurements:

•	Net income

•	Revenue

•	Earnings per share diluted

•	Return on investment

•	Return on invested capital

•	Return on equity

•	Return on net assets

•	Shareholder returns (either including or excluding dividends) over a specified period of time

•	Financial return ratios

•	Cash flow

•	Amount of expense

•	Economic profit

•	Gross profit

•	Gross profit margin percentage

•	Operating profit

•	Operating profit margin percentage

•	Amount of indebtedness

•	Debt ratios

•	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

•	Attainment by a share of common stock of a specified market price for a specified period of time

•	Customer satisfaction survey results

•	Employee satisfaction survey results

•

Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The performance goals based on these business measurements may be set on a pre-tax or after-tax basis, may include or exclude the impact of changes in currency exchange rates, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be applied on a company-wide, business segment, or individual basis. The goals also may be determined with or without regard to changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified at the time of grant.

If approved by the shareholders, this proposal would not limit our right to award or pay other forms of equity incentives under the plan to the company’s executive officers that are not performance-based, including restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Triggering Events

Upon the occurrence of a “double trigger” generally all outstanding options and SARS will become immediately exercisable, all restrictions applicable to all outstanding restricted stock will lapse, all restricted stock units will immediately vest and any performance conditions with respect to performance share units shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of performance share units assigned to him or her. A “double trigger” occurs when there is a triggering event and one of the following occurs:

•

if our shares remain publicly traded on a national securities exchange, the employee is terminated by us other than for cause, during a protected period or within two years following the triggering event,

•

upon a triggering event where our shares do not remain publicly traded on a national securities exchange, unless the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, or

•

If our shares do not remain publicly traded on a national securities exchange after the triggering event and the shares are converted, on a tax-free basis, into similar shares based on the shares of an acquiring company that is publicly traded on a national securities exchange, the employee is terminated by us other than for cause during a protected period or within two years following a triggering event.

In the event of accelerated vesting due to the termination of the employee’s employment during a protected period as described above, the accelerated vesting will occur as of the date of the triggering event.

The term “triggering event” means the first to occur of any of the following:

•	The acquisition of 20% or more of our then outstanding common stock;

•	The consummation of merger or consolidation to which we are a party;

•	The consummation of any liquidation or dissolution of Manpower, or a sale or disposition of all or substantially all of our assets;

•	The members of the board of directors who adopted the plan cease under certain circumstances to constitute at least a majority of the board of directors; or

•	The issuance by us of common stock representing a majority of the outstanding common stock after giving effect to such issuance.

Termination of Employment

Options and SARs.    The following will apply to employees holding options or SARs upon termination of employment unless determined otherwise by the administrator at the time of grant. Any employee whose employment is terminated due to retirement will have three years from the date of termination to exercise any option or SAR granted under the plan to the extent the employee had the right to exercise the option or SAR on the date of termination. If an employee’s employment is terminated for “cause,” any option or SAR granted to that employee under the plan that has not been exercised prior to termination will lapse immediately upon termination of employment. If an employee’s employment is terminated for any reason not described above, the employee will have 18 months from the date of such termination to exercise any option or SAR granted under the plan to the extent the employee had the right to exercise the option or SAR on the date of termination. If the employment of an employee holding options or SARs is terminated during a “protected period” other than for cause, the employee will have the right to exercise such option or SAR in full. A termination of employment for “cause” means:

- an employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by our chief executive officer,

- insubordination,

- an employee’s commission of any material act of dishonesty or disloyalty involving Manpower,

- an employee’s chronic absence from work other than by reason of a serious health condition,

- an employee’s commission of a crime which substantially relates to the circumstances of his or her position with Manpower or which has a material adverse effect on Manpower, or

- the willful engaging by an employee in conduct which is demonstrably and materially injurious to Manpower.

The term “protected period” is a period of time determined relative to the occurrence of a triggering event, as follows:

- if the triggering event is a tender offer, the protected period begins on the date of the initial tender offer and continues through the consummation of the tender offer, but will be no longer than six months prior to consummation,

- if the triggering event is a merger or consolidation, the protected period begins on the date that serious and substantial discussions take place to effect the transaction and continues through the consummation of the merger or consolidation, but will be no longer than six months prior to consummation, or

- if the triggering event is a transaction not described above, the protected period begins on the date that is six months prior to the triggering event and continues through the triggering event.

The administrator may, in its sole discretion, increase the periods permitted for exercise of an option or an SAR following termination of employment under any of the circumstances described above, if allowable under applicable law. In no event, however, will any option or SAR be exercisable more than ten years after the date of grant.

Restricted Stock, Restricted Stock Units and Deferred Stock.    Except as otherwise determined by the administrator at the time of grant, all restrictions on restricted stock held by an employee will lapse and all restricted stock units and deferred stock will immediately vest upon the employee’s termination of employment due to retirement, disability, death, or during a protected period other than for cause. If an employee’s employment is terminated for any other reason, all restricted stock and restricted stock units and deferred stock held by the employee which has not vested will be forfeited.

Performance Share Units.    Except as otherwise determined by the administrator at the time of grant, in the event of an employee’s termination of employment due to disability, death or during a protected period other than for cause, any performance conditions with respect to performance share units shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of performance share units assigned to him. If an employee’s employment is terminated for any other reason, all performance share units held by the employee which have not been earned or vested will be forfeited.

Adjustment In Event Of Capital Changes

The plan provides that the administrator may make adjustments to the total number of shares authorized for issuance under the plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of deferred stock, restricted stock or performance share unit relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of Manpower in which Manpower is not the survivor, or a sale or disposition of all or substantially all of our assets, the administrator may provide for the waiver of any restrictions or vesting requirements for awards outstanding under the plan and for the conversion of outstanding awards into cash or the right to receive securities of another person on terms determined by the administrator.

Duration And Amendment Of The Plan

No awards may be granted pursuant to the plan after February 16, 2021. Except to the extent shareholder approval or participant consent is required, the board of directors may amend, modify or terminate the plan.

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant. In addition, the administrator may not adjust or amend the exercise price of any outstanding option or SAR whether through amendment, cancellation or replacement grants, or any other means, except under the circumstances described under “Adjustment in Event of Capital Changes.”

Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Nonstatutory Stock Options.    A participant will not be deemed to have received taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a nonstatutory stock option, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise. This deduction will be available to us in the tax year in which the participant recognizes the income.

The income arising from a participant who is an employee exercising a nonstatutory stock option will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a nonstatutory stock option will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.

Incentive Stock Options.    Participants will not be deemed to recognize taxable income upon the grant or exercise of an incentive stock option. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the incentive stock option, and if the participant at all times from the date of the grant of the incentive stock option to a date three months before the date of exercise has been an employee of ours, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option or the transfer of common stock acquired upon exercise.

If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant.

SARS.    A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise.

The income arising from a participant who is an employee exercising an SAR will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock or cash to be issued or paid until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Restricted Stock.    The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.

We will be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

Restricted Stock Units.    A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Performance Share Units.    A participant will not be deemed to have received taxable income upon the grant of performance share units. The participant will be deemed to have received taxable ordinary income at such time as the shares are distributed with respect to performance share units earned by the participant. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares the participant receives. Upon the distribution of shares to a participant with respect to performance share units, we will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Deferred Stock.    A participant will not be deemed to have received taxable income upon the grant or vesting of deferred stock. Upon distribution of common stock or cash in respect of the deferred stock, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant plus the amount of any cash received. Upon the distribution of such shares of common stock or cash, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant. In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made.

The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares of common stock are distributed to the participant.

Plan Benefits

We cannot determine how many eligible employees will participate in the plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the plan.

While not necessarily indicative of the types or amounts of future awards, the following table sets forth the awards and the dollar value of the awards granted under our existing plan during 2010 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock/ RSUs	Dollar Value of Restricted Stock/ RSUs(1)	Options	Dollar Value of Options(1)	Performance Share Units(2)	Dollar Value of Performance Share Units(1)	Deferred Stock	Dollar Value of Deferred Stock(1)
Jeffrey A. Joerres	0	$0	158,000	$3,184,269	41,000	$2,173,410	0	0
Michael J. Van Handel	0	0	51,000	$1,027,834	15,000	$795,150	0	0
Barbara J. Beck	0	0	22,000	$443,379	6,000	$318,060	0	0
Françoise Gri	0	0	27,000	$565,394	6,000	$318,060	0	0
Darryl Green	0	0	22,000	$443,379	6,000	$318,060	0	0
Jonas Prising	0	0	22,000	$443,379	6,000	$318,060	0	0
Owen J. Sullivan	0	0	22,000	$443,379	6,000	$318,060	0	0
All executive officers as a group	0	0	362,500	$7,326,926	96,000	$5,088,960	0	0
All non-employee directors as a group	13,341	$725,000	0	0	0	0	8,654	$435,729
All employees other than executive officers as a group	0	0	535,000	$9,960,370	13,742	753,618	0	0

(1)	The grant date fair value of stock and option awards granted in 2010 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

(2)	These amounts represent the number of performance share units for the two-year performance period from 2010-2011 if target performance is achieved.

Market Value

On March 1, 2011 the closing sales price of the common stock on the NYSE was $62.85 per share.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal, provided that the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal. If the total number of votes cast on the proposal represents over 50% of the common stock entitled to vote on the proposal, abstentions and broker non-votes will not be counted as voting on the proposal.

The board of directors recommends that you vote FOR the approval of the 2011 Equity Incentive Plan and your proxy will be so voted unless you specify otherwise.

7.  ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Manpower is the world leader in innovative workforce solutions and services with over 84% percent of its revenues coming from outside the United States. The company does business in 82 countries, has nearly 3,900 offices and over 30,000 staff employees globally, and placed 3.5 million people in jobs in 2010. The variations in laws around the world, the variety of services offered, and the increasing multiregional solutions that clients are requesting make the business increasingly complex. None of the company’s competitors can match its global reach or breadth of service offerings.

To be successful, Manpower needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the NEOs that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for NEOs generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, stock options, performance share units (PSUs), and more recently, restricted stock units. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, performance share units represent a right to receive shares of Company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

The Company structures the compensation packages of the NEOs so that the overall outcomes fall generally between the median of the competitive market and the 75th percentile of that market. For the annual incentive and the PSU components of the package, award levels for achievement of the applicable goals generally are set at the median of the competitive market for target results and the 75th percentile for outstanding results. However, actual outcomes may vary among NEOs due to experience and other individual factors. In addition, because of the cyclical nature of the Company’s business and the resulting impact on our stock price, actual outcomes may significantly exceed or fall short of this range after taking into account performance factors.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on operating profit margin percentage goals, an incentive closely correlated with growth in shareholder value. A substantial portion of the annual incentive awards paid to the CEO and CFO, for example, are based on achievement of earnings per share and economic profit goals for the year, two metrics that are aligned with shareholder interests.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. NEO base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of financial goals for the year. If the actual results fall short of the goals, the award level is correspondingly reduced or eliminated. As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of performance share units which are earned only to the extent the company achieves a pre-established level of performance tied to a designated financial metric, in this instance operating profit margin.

The committee is continually looking to enhance and refine the Company’s executive compensation program to align the program with best governance practices within the committee’s philosophy. As a result, when conducting the review of the severance agreements entered into between the Company and each of the CEO and CFO in February 2011, the committee eliminated any tax gross up payments for any amounts considered excess parachute payments under Section 280G of the Internal Revenue Code and subject to the 20% excise tax imposed on such payments under Section 4999 of the Internal Revenue Code. None of the other NEO’s severance agreements contained this feature.

The Company has also changed the structure of the executive compensation program for 2011 to include restricted stock units in addition to stock options and performance share units. In 2010, performance share units and stock options were weighted approximately 40% and 60%, respectively. Beginning in 2011, performance share units will comprise approximately 50% of the equity grant for the NEOs, while stock options will comprise approximately 30% and restricted stock units will comprise approximately 20% of the equity grant for each of the NEOs. The committee believes performance shares should represent a significant portion of the NEOs equity compensation in view of the Company’s pay-for-performance objective. The committee has chosen to include restricted stock units to add balance to the package in view of the impact of economic cycles on the Company’s financial results and the resulting impact on the Company’s stock price. The committee believes RSUs directly align NEOs with the shareholders and add balance to the compensation program as they provide both upside potential and downside risk in our stock price and add an additional retention incentive. In addition, restricted stock units allow the Company to maintain a lower dilution rate than if the same value was granted as stock options. The grant date fair value of each restricted stock unit that we grant is greater than the grant date fair value of each stock option that we grant. Therefore, for the same value, employees would receive fewer restricted stock units than stock options.

Approval of the company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the executive compensation and human resources committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors recommends you vote FOR the proposal to approve the compensation of our named executive officers.

8.  ADVISORY VOTE ON THE FREQUENCY OF VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. Section 14A of the Securities Exchange Act requires that at least once every six years the company submit for an advisory shareholder vote a proposal on the frequency of the shareholder vote on executive compensation. Accordingly, this proposal provides shareholders with the opportunity to cast an advisory vote to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years, or to abstain from voting.

Given our understanding of the positions of a significant number of our shareholders on this matter, the Board of Directors recommends a vote for the holding of advisory votes on executive compensation every year.

The advisory vote to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years is a plurality vote. The company will consider shareholders to have expressed a non-binding preference for the frequency option that receives the most favorable votes. Because this shareholder vote is advisory, it will not be binding upon the board of directors. However, the board of directors values the opinions expressed by our shareholders and will take into account the outcome of the vote when determining how often the shareholder advisory vote on executive compensation will occur.

The proxy card provides shareholders with four choices (every one, two or three years, or abstain). Shareholders are not voting to approve or disapprove the board’s recommendation.

The board of directors recommends a vote for the advisory shareholder vote on executive compensation to occur EVERY YEAR.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2011 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2012 annual meeting of shareholders must be received by us no later than February 3, 2012. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2012 annual meeting of shareholders must be received by us at our principal executive offices by November 24, 2011. Such nominations or proposals must be submitted to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2010 all filing requirements were met except for one late Form 4 filed by Mr. Bolland due to administrative error on the withholding of 421 shares for the payment of taxes on the settlement of deferred stock.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 2, 2011. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet web site at www.investor.manpower.com or by writing to Mr. Kenneth C. Hunt, Secretary, Manpower Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

By Order of the Board of Directors,

Kenneth C. Hunt, Secretary

APPENDIX A

Manpower Inc.

Categorical Standards for Relationships Deemed

Not to Impair Independence of Non-Employee Directors

For purposes of making a determination regarding the independence of a non-employee director of Manpower Inc. (together with its subsidiaries, the “Company”) under the rules of the New York Stock Exchange, a commercial relationship between a director and the Company will not be considered to impair the director’s independence if:

1.	The director’s sole interest in the relationship is by virtue of his or her status as a director, officer or employee of, or holder of a less than 10% equity interest (other than a general partnership interest) in, an entity or an affiliate of an entity with which the Company has such relationship;

2.	Payments by the Company for property or services to, or payments to the Company for property or services by, the entity and any such affiliate accrued during any single fiscal year constitute in the aggregate less than two percent of the annual gross revenues reported for the last fiscal year of each of the Company and the entity and such affiliate. In applying this standard, both the payments and the gross revenues to be measured will be those reported in the last completed fiscal year;

3.	The director is not personally involved in the negotiation of the terms of any transaction giving rise to the relationship, or otherwise personally involved in such transaction; and

4.	Any transaction giving rise to the relationship is negotiated and conducted on an arm’s-length basis.

A-1

APPENDIX B

Core Research Peer Group Companies

3M

Abbott Laboratories

Ace Ltd

Aetna Inc

Aflac Inc

Air Products & Chemicals, Inc.

Alcoa

Allstate

Altria Group

Amazon.Com Inc

American Electric Power

American Express

Anadarko Petroleum Corp

Arrow Electronics

Ashland

Automatic Data Processing

AutoNation

Avnet

Baker Hughes Inc

Bank Of New York Mellon Corp

Baxter Int’l

BB&T Corp

Bristol-Myers Squibb

Cablevision

Campbell Soup

Capital One Financial

Caterpillar

CBS

Chubb

Cigna

Cisco Systems

Coca-Cola

Coca-Cola Enterprises

Colgate-Palmolive Co.

Comcast

Computer Sciences

Consolidated Edison

Constellation Energy

Coventry Health Care

Crown Holdings

CSX

Cummins

Deere

Dominion Resources

Duke Energy

Dupont

Eastman Kodak

Eaton

Edison Int’l

Eli Lilly

Emerson Electric

Exelon

Fifth Third Bancorp

FirstEnergy

Fluor

Gap Inc.

General Dynamics

General Mills

Goodyear Tire & Rubber

Google Inc.

Halliburton

Hartford Financial Services

Health Net

Hess

Honeywell Int’l

Humana

Illinois Tool Works

Intel

Int’l Paper

ITT

J.C. Penney

Jacobs Engineering Group

Johnson Controls

Kimberly-Clark

Kohl’s

L-3 Communications

Limited Brands

Loews

Macy’s

Marriott Int’l

Masco

McDonald’s

Medtronic

Merck

Monsanto

Morgan Stanley

Motorola

Murphy Oil

National Oilwell Varco Inc

News Corp.

Nextera Energy

Nike, Inc.

NRG Energy

Nucor

Occidental Petroleum

Office Depot

Omnicom Group

Oneok

Oracle

Owens and Minor

Paccar

Pantry Inc.

PG&E Corp.

PNC Financial Svcs Grp

PPG Industries

Praxair

Progressive

Prudential Financial

Public Service Entrp Grp

Qwest Communication Intl Inc

R.R. Donnelley & Sons

Raytheon Co

Regions Financial Corp

Rite Aid

SAIC Inc

Sara Lee

Schlumberger Ltd

Sempra Energy

Southern

Southwest Airlines

Sprint Nextel

Staples

Starbucks Corp.

State Street Corp

SUNOCO

Suntrust Banks

Sysco

Tech Data

Tesoro

Texas Instruments

Textron

Time Warner Cable

Time Warner

Travelers Cos.

TRW Automotive Holdings

Tyson Foods

U.S. Bancorp

Union Pacific

United States Steel

Viacom

Walt Disney

Waste Management

Whirlpool

Whole Foods Market

Williams

World Fuel Services Corp

Xcel Energy Inc

Xerox

Yum Brands

B-1

APPENDIX C

MANPOWER INC.

SENIOR MANAGEMENT ANNUAL INCENTIVE POOL PLAN

ARTICLE I

General Provisions

Section 2.    Overview of the Plan

The purpose of the Plan is to provide certain senior executives of the Company, as designated by the Compensation Committee (referred to below as “Participants”), an annual incentive award payable in cash, thereby promoting the growth and financial success of the Company by motivating the Participants to achieve annual performance goals and objectives consistent with the Company’s business strategy . The plan is effective January 1, 2012. The bonuses payable under the Plan are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 3.    Definitions

As used herein, the following terms shall have the following meanings:

(a)	Award — the bonus opportunity awarded to a Participant under the Plan.

(b)	Affiliate — any subsidiary or other entity that is controlled (directly or indirectly) by the Company

(c)	Bonus Pool — an amount that may be established for the Company, all or a portion of which may be allocated among the Participants in the Plan.

(d)	Compensation Committee — the Executive Compensation and Human Resources Committee of the Board of Directors of the Company.

(e)	Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

(f)	Company — Manpower Inc., a Wisconsin corporation.

(g)	Disability —permanent and total disability, as defined in the Company’s long-term disability plan, or if no such plan is in effect, as defined in Code Section 22(e)(3).

(h)	Manpower Group — the Company and its direct and indirect subsidiaries.

(i)	Market Price — the closing sale price of a Share on the New York Stock Exchange; provided however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Compensation Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(j)	Participant — any Company or Affiliate employee who is a corporate senior executive officer of the Company who is designated by the Compensation Committee (subject to Section 4 of Article I) to participate in the Plan.

(k)	Plan — the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan.

(l)	Plan Year — each yearly period commencing on January 1st of each year during the term of the Plan.

(m)	Share — the $0.01 par value common stock of the Company.

Section 4.    Plan Administration

The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Participants and their respective successors in interest. In recognition of the requirements of Section 162(m) of the Code, the payment or distribution of any amount under the annual bonus plan component shall be subject to the prior certification by the Compensation Committee that the relevant performance goals have been attained.

Section 5.    Eligibility and Participation Guidelines

(a)	Criteria for participation in the Plan:

In selecting Participants, the Compensation Committee shall take into account the degree to which the proposed Participant can have an impact on the short-term and long-term operating performance and growth of the Company and such other criteria as it deems relevant.

(b)	Renewal of participation:

The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

ARTICLE II

Awards

Section 1.    Performance Goals

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall establish written objective performance goals; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the performance goals. The performance goals will be comprised of specified annual levels of one or more of the performance measures described in Section 2 of this Article II.

Section 2.    Performance Measures

The Compensation Committee shall use one or more of the following performance measures to establish objective performance goals under Section 1 of this Article II, which, where applicable (i) may be applied on an absolute or relative basis, (ii) may be valued on a growth or fixed basis, and (iii) may be applied on a Company-wide, business segment, or individual basis:

(a)	Net Income
(b)	Revenue
(c)	Earnings per share diluted
(d)	Return on investment
(e)	Return on invested capital
(f)	Return on equity
(g)	Return on net assets
(h)	Shareholder returns (either including or excluding dividends) over a specified period of time
(i)	Financial return ratios
(j)	Cash flow
(k)	Amount of expense
(l)	Economic profit
(m)	Gross profit
(n)	Gross profit margin percentage
(o)	Amount of indebtedness
(p)	Debt ratios
(q)	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)

(r)	Attainment by a Share of a specified Market Price for a specified period of time
(s)	Customer satisfaction survey results
(t)	Employee satisfaction survey results
(u)	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing

The Compensation Committee may specify any reasonable definition of the performance measures it uses at the time the performance goal is set. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: extraordinary, unusual or non-recurring gains; gains or losses on the sale of assets; changes in accounting principles or the application thereof; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items.

Section 3.    Award Opportunities

Bonus amounts may be expressed as an individual Award amount for each Participant or as one or more Bonus Pools, all or a portion of which may be allocated to individual Participants. At the time the performance goals are established, the Compensation Committee shall establish an objective formula or standard for computing the amount of the bonus payable to each Participant if the performance goal is attained. If the bonus amount is to be derived from the amount allocated to one or more Bonus Pools, then (i) the percentage of each such Bonus Pool that may be allocated to each Participant must be stated as a specified share of such Bonus Pool or stated as a formula determining such share of the Bonus Pool(s); the total of such specified shares may not exceed 100% of the relevant Bonus Pool; and (iii) any discretion exercised by the Compensation Committee to decrease the bonus amount to any Participant under a Bonus Pool may not result in an increase of the bonus payable to any other Participant under such Bonus Pool or any other Bonus Pool that may be established for the Plan Year.

Section 4.    Determination of Awards

Following the close of the Plan Year, the Compensation Committee shall determine the bonus amount earned by each Participant, if any, under this Article II, based on its assessment of whether the performance goals have been attained and its evaluation of a Participant’s individual performance. The Compensation Committee has the sole and absolute discretion to decrease, but not increase the amount of the bonus to each Participant. The maximum bonus amount any Participant will be entitled to receive for any Plan Year resulting from achievement of the performance goals under this Article II is $5,000,000.

Section 5.    Distribution of Awards

The annual bonus amounts earned for the Plan Year under this Article II shall be distributed in cash as soon as possible after the amounts have been determined, between January 1 and March 15 of the Company’s fiscal year following the Plan Year during which the amounts were earned.

Participants may elect to defer a portion of any annual bonus amounts under this Article II in accordance with the terms of the Company’s Nonqualified Savings Plan.

ARTICLE III

Miscellaneous Provisions

Section 1.    Termination of Employment

(a)	Except as the relevant parties may otherwise agree, if a Participant’s employment terminates, the Participant will forfeit all rights to any bonus amounts under Article II of this Plan for the year in which termination occurs.

(b)	Except as the relevant parties may otherwise agree, if a Participant’s employment terminates by reason of the Participant’s Disability or death, the Participant will be entitled to receive, for the year in which termination occurs, the bonus amounts otherwise determined under Article II of the Plan, but prorated for the actual number of days the Participant was employed by the Manpower Group during the year.

Section 2.    Forfeiture of Amounts Paid Under the Plan

The Company shall have the right to require any Participant to forfeit and return to the Company any amounts paid to the Participant pursuant to this Plan consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

Section 3.    No Guarantee of Employment

Participation in the Plan shall not give any Participant any right to be retained in the employment of the Manpower Group. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant’s employment at any time.

Section 4.    Withholding Taxes

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.

Section 5.    Amendment and Discontinuance of the Plan

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant under the Plan as of the time of such action without the consent of the Participant.

Section 6.    Effective Date

Upon approval of the Plan by the Company’s shareholders, the Plan will supersede the Corporate Senior Management Annual Incentive Plan, effective for Awards beginning with the 2012 Plan Year.

APPENDIX D

2011 EQUITY INCENTIVE PLAN

OF

MANPOWER INC.

(Effective February 16, 2011)

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b) “Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c) “Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d) A termination of employment for “Cause” will mean termination upon (1) on Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Combined Credit Years” shall mean the total number of years after adding together a Participant’s age (in whole years) and years of Service (in whole years).

(g) “Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(h) “Company” shall mean Manpower Inc., a Wisconsin corporation.

(i) “Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(j) “Deferred Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Deferred Stock to a Participant is confirmed.

(k) “Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(l) “Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer.

(m) “Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p) “Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(q) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(r) “Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(s) “Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(t) “Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(u) “Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(v) “Performance Goals” shall mean the goals identified by the Committee to measure one or more business criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

1.	Net Income
2.	Revenue
3.	Earnings per share diluted
4.	Return on investment
5.	Return on invested capital
6.	Return on equity
7.	Return on net assets
8.	Shareholder returns (either including or excluding dividends) over a specified period of time
9.	Financial return ratios
10.	Cash flow
11.	Amount of expense
12.	Economic profit

13.	Gross profit
14.	Gross profit margin percentage
15.	Operating profit
16.	Operating profit margin percentage
17.	Amount of indebtedness
18.	Debt ratios
19.	Earnings before interest, taxes, depreciation or amortization (or any combination thereof)
20.	Attainment by a Share of a specified Market Price for a specified period of time
21.	Customer satisfaction survey results
22.	Employee satisfaction survey results
23.	Strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing.

The above Performance Goals may be determined with or without regard to extraordinary, unusual or nonrecurring items, including, without limitation: changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified by the Committee upon the grant of an Award.

(w) “Performance Share Unit” shall mean a right, contingent upon the attainment of specified performance objectives within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(x) “Performance Share Unit Agreement” shall mean the agreement whereby the Company’s grant of Performance Share Units to a Participant is confirmed.

(y) “Plan” shall mean the 2011 Equity Incentive Plan of the Company.

(z) “Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(aa) “Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(bb) “Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(cc) “Restricted Stock Unit” shall mean shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(dd) “Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ee) “Retirement” shall mean a Participant’s termination of employment after having attained 75 Combined Credit Years. Provided, however the committee may amend such definition on a prospective basis.

(ff) “SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(gg) “SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh) “Service” shall mean as to each Participant, the period beginning on the date he or she first becomes an Employee and ending on the date he or she ceases to be an Employee.

(ii) “Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(jj) “Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk) “Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3. AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4. SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed 3,000,000 Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) The aggregate number of Shares which may be issued under the Plan pursuant to the grant of Restricted Stock and pursuant to the settlement of Restricted Stock Units, Performance Share Units or shares of Deferred Stock granted under the Plan shall not exceed 1,875,000 (subject to adjustment as provided in Paragraph 13 hereof). For purposes of determining the maximum number of shares issuable under these types of Awards, any shares of Restricted Stock or Deferred Stock or any Restricted Stock Units or Performance Share Units which are forfeited to the Company, shall be treated, following such forfeiture, as Shares that have not been issued under the Plan.

(c) No Employee shall be eligible to receive grants of Options and SARs for more than an aggregate of 750,000 Shares during any three-year period (subject to adjustment as provided in Paragraph 13 hereof).

(d) The aggregate number of shares of Restricted Stock and Deferred Stock, plus the number of Restricted Stock Units and Performance Share Units granted to any one Employee during any fiscal year of the Company shall be limited to 150,000 (subject to adjustment as provided in Paragraph 13 hereof and excluding any such Awards which may vest based on the continued performance of services only, e.g., time-based vested Restricted Stock, Restricted Stock Units or Deferred Stock).

(e) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements. The members of the Committee shall be appointed from time to time by the Board of Directors.

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options.    An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee.    The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price.    The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.

(d) Exercise.    An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an Option shall be exercisable by a Participant’s giving written notice of exercise to the Secretary of the Company accompanied by payment of the required exercise price.

(e) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, in connection with a Triggering Event, all outstanding Options shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of the Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price.    The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued at the opening sale price per Share on the New York Stock Exchange on the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the opening sale price per Share on the New York Stock Exchange) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the opening sales price per share on the New York Stock Exchange on the day of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the participant ceases to be an Employee, he or she then has a present right to exercise such Option or would have become entitled to exercise such Option had that Participant remained an Employee during such three-year period;

(3) In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event subsequent to ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained an Employee during such three-year period.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten

(10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock.    Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions.    The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific performance objectives. Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific performance objectives, except as otherwise provided in this Section 8, the Restricted Period shall not end until the performance objectives have been achieved, as certified by the Committee or otherwise. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date, or due to early retirement with the consent of the Administrator, or due to death or Disability, all restrictions applicable to any Restricted Stock then held by the Participant shall immediately lapse and all unvested Restricted Stock Units held by the Participant shall immediately vest.

(e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse, and any Restricted Stock Units then held by all Participants shall immediately vest, upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting or a lapse of restrictions due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(f) Retention of Certificates for Restricted Stock.    The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(g) Transferability of Restricted Stock Units.    Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units.    Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units.    Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion (based on the date of distribution) of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall vest and be distributed on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest.

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value.    The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.

(c) Exercise.    An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period.    The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise.    An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the Participant ceases to be an Employee he or she then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods.    The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability.    Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable performance conditions, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions.    The Administrator shall set performance conditions based upon the achievement of specific performance objectives. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the performance objectives and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c) Award Calculation and Payment.    The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable performance goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(e) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, upon the occurrence of a Triggering Event, the Employee shall immediately earn and become vested in a prorated number of Performance Share Units. The number of Performance Share Units earned shall be the number of Performance Share Units determined by multiplying the (i) the resulting number of Performance Share Units that would have been earned at the end of the Performance Period by adjusting the Performance Goal targets on a pro rata basis for less than the entire Performance Period and then applying the actual Performance Goal achieved as of the date immediately prior to the date of the Triggering Event, by (ii) the quotient of: (x) the number of days between and including the date of grant and the date of the Triggering Event, divided by (y) the number of days in the Performance Period. In addition, except as otherwise determined by the Administrator, in the case of any individual Employee, if that person ceases to be an Employee during a Protected Period because of a termination of such person’s employment by the Company other than for Cause, any Performance Share Units then held by such Participant that have not yet been earned and/or vested shall become earned and vested on the date of the Triggering Event to the same extent they would have otherwise been earned if the Employee would have been an Employee on the date of the Triggering Event.

(f) Transferability.    Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants.    The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares.    Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant (taking into account any permissible deferral elections); provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

(c) Cessation of Employee Status.    With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (c)(2) and (d), below, all Deferred Stock held by such Participant on the date of termination that has not vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.

(d) Vesting on Triggering Event.    Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, all deferred stock then held by Participants shall immediately vest upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(e) Transferability.    Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f) No Rights as Shareholders.    No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(g) Dividends and Distributions.    Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Deferred Stock on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares of Deferred Stock equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the shares of Deferred Stock held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Deferred Stock. Where a distribution of Shares to a Participant in respect of Deferred Stock in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal year, a pro rata portion (based on the date of distribution) of any shares of Deferred Stock that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed on the same terms and in the same proportions as the shares of Deferred Stock held by a Participant as of the record date or distribution date shall vest.

(h) Accelerated Distribution.    The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments.    In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions.    In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect.    Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14. TAXES

(a) Options and SARs.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock.    The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (based on the opening sale price per Share on the New York Stock Exchange on the date the Shares are withheld) equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Company’s Executive Compensation and Human Resources Committee and Board of Directors, shall become effective as of the date of such approval, subject to ratification of the Plan by the vote of the shareholders.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after February 16, 2021. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Unit Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18. FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time.

19. NO RIGHT TO EMPLOYMENT.

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

20. LIMITATIONS ON FULL-VALUE AWARD GRANTS

Notwithstanding any other provision of this Plan, for any grant of Performance Share Units, Restricted Stock, Restricted Stock Units, or other full-value award under the plan:

(a)	that is earned based on performance, the minimum performance period will be one year; or

(b)	that is earned based on tenure (and is not covered under subparagraph (a)), the minimum restricted period will be three years, provided that such minimum three-year restriction will not apply to grants representing up to 125,000 shares.

21. GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, United States of America, without regard to its conflict of law provisions.

SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(q) of the Main Plan (save that the proviso to that Paragraph 2(q) shall not apply) on the date of grant of an Option; provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re-enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall read:

“Any person who ceases to be an Employee due to retirement on or after age 55 with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.”

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

“Any person who ceases to be an Employee due to Disability, injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have:

(A) Three (3) years from the date of such cessation due to Disability to exercise any Option granted hereunder as to all or part of the Shares subject to such Option, to the extent that such person then has a present right to exercise such Option or would have become entitled to exercise such Option had such person remained an Employee during such three-year period; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) Eighteen (18) months from the date of such cessation due to injury, Redundancy, or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to the Option, granted to such Employee shall be exercisable:

(A) For one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) Only by the personal representative, administrator or the representative of the estate of the deceased Employee; and

(C) Only to the extent that the deceased Employee would have been entitled to exercise such Option on the date of the Employee’s death or would have become entitled to exercise such Option had the deceased Employee remained employed during a period of three (3) years from the date of the Employee’s death.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Board of Inland Revenue.”

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant’s exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) The adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall apply for the purposes of this Scheme in so far as (i) Paragraph 13(a) of the Main Plan meets the provisions of Paragraph 22(3) of Schedule 4 and (ii) there is a variation of the share capital of the Company within the meaning of Paragraph 22(3) of Schedule 4, provided that no such adjustment to any Options granted under this Scheme shall be made without the prior approval of the Revenue.

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2) or 6(a)(3) of this Scheme.

(b) Exchange.    If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms.    Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(4) of Schedule 4;

(2) the new option will be equivalent to the Option that was exchanged;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(5) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment for which prior approval by the Revenue is required under the Act shall be made, so far as it relates to any “key feature” of the Scheme (as defined in paragraph 30(4) of Schedule 4), without the prior approval of the Revenue.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

MANPOWER INC.	INTERNET http://www.proxyvoting.com/man Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND FOR ONE YEAR ON PROPOSAL 8. PROPOSALS 1, 2, 3, 4, 5 6, 7 AND 8 ARE BEING PROPOSED BY MANPOWER INC.

Please mark your votes as indicated in this example	☒

1. Election of Directors Nominees:		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1	Cari M. Dominguez	☐	☐	☐	4. Ratification of Deloitte & Touche LLP as independent auditors for 2011.	☐	☐	☐
1.2 1.3 1.4 2.	Roberto Mendoza Elizabeth P. Sartain Edward J. Zore Ratification of the appointment of William Downe to serve until 2013 as a Class II director.	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐

5.   Approval of the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan.

6.    Approval of the 2011 Equity Incentive Plan of Manpower Inc.

7.   Advisory vote on compensation of our names executive officers.

						☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
3.	Ratification of the appointment of Patricia A. Hemingway Hall to serve until 2013 as a Class II director.	☐	☐	☐	1 year	2 years	3 years	Abstain
					8. Advisory vote on the frequency of the vote on compensation of our named executive officers. ☐	☐	☐	☐
9. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

					Mark Here for Address	☐
Change or Comments
SEE REVERSE

Signature	Signature	Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

MANPOWER INC.

Annual Meeting of Manpower Inc. Shareholders

Tuesday, May 3, 2011

10:00 a.m.

International Headquarters of Manpower Inc.

100 Manpower Place

Milwaukee, Wisconsin

Agenda

•      Elect four directors nominated by the Board of Directors of Manpower Inc. to serve until 2014 as Class III directors.

•      Ratification of the appointment of William Downe to serve until 2013 as a Class II director.

•      Ratification of the appointment of Patricia A. Hemingway Hall to serve until 2013 as a Class II director.

•      Ratification of Deloitte & Touche LLP as independent auditors for 2011.

•      Approval of the Manpower Inc. Corporate Senior Management Annual Incentive Pool Plan.

•      Approval of the 2011 Equity Incentive Plan of Manpower Inc.

•      Advisory vote on compensation of our named executive officers.

•      Advisory vote on the frequency of the vote on compensation of our named executive officers.

•      Transact such other business as may properly come before the meeting.

You can now access your Manpower Inc. account online.

Access your Manpower Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Manpower Inc., now makes it easy and convenient to get current information on your shareholder account.

•      View account status

•      View certificate history

•      View book-entry information

•      View payment history for dividends

•      Make address changes

•      Obtain a duplicate 1099 tax form

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

Visit us on the web at

http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between

9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLink® for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://www.manpower.com/annualmeeting

▼ FOLD AND DETACH HERE ▼

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres, Michael J. Van Handel and Kenneth C. Hunt proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of Manpower Inc. to be held May 3, 2011 or any adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued, and to be marked, dated and signed, on the other side)

Manpower 100 Manpower Place Milwaukee Wisconsin 53212 USA T: +1 414 906 7150 F: +1 414 906 7088 www.manpower.com

March 23, 2011

VIA EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:	Manpower Inc.
Definitive Proxy Material (SEC File No. 1-10686)

Ladies and Gentlemen:

In accordance with Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, transmitted herewith via EDGAR on behalf of Manpower Inc. are a Schedule 14A cover sheet, definitive proxy statement and form of proxy.

Manpower intends to mail definitive proxy material to shareholders on or about March 30, 2011.

The shares of Manpower common stock authorized for issuance under the 2011 Equity Incentive Plan will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after shareholder approval.

If you have any questions regarding this filing, please call me at (414) 906-7150.

Very truly yours,

/s/ Kenneth C. Hunt

Kenneth C. Hunt
Senior Vice President, General Counsel and Secretary